UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
 ☐ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material under §240.14a-12

Wheels Up Experience Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025

Wheels Up Notice of Annual Meeting and Proxy Statement

2135 American Way Chamblee, Georgia 30341

NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2025
To the Stockholders of Wheels Up Experience Inc.:
I am pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Wheels Up Experience Inc., a Delaware corporation (referred to herein as the “Company”, “Wheels Up”, “we”, “us” or “our”), which will be held online at www.virtualshareholdermeeting.com/UP2025, on Tuesday, June 10, 2025, at 8:00 a.m., Eastern Time. You may submit questions and vote online during the Annual Meeting. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation, and provides cost savings for our stockholders and the Company.
The Annual Meeting will be held for the following purposes, as more fully described in the accompanying Proxy Statement (“Proxy Statement”):
(1)
To elect each of the four Class I director nominees named in the Proxy Statement to serve until the 2028 annual meeting of stockholders or until the election and qualification of their respective successors (“Proposal No. 1”);

(2)	To provide a non-binding, advisory vote to approve named executive officer compensation for the fiscal year ended December 31, 2024 (“Proposal No. 2”);
(3)
To ratify, on a non-binding, advisory basis, the appointment of Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal No. 3”);

(4)
To approve an amendment (the “LTIP Amendment”) to the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan, as amended and restated April 1, 2023 (as previously amended by Amendment No. 1 thereto, the “Amended and Restated 2021 LTIP”), to increase the aggregate number of shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), available for awards made under the Amended and Restated 2021 LTIP and extend the termination date of such plan to March 26, 2035 (“Proposal No. 4”);

(5)
To approve the Wheels Up Experience Inc. Performance Award Agreement, dated as of May 20, 2024 (the “CCO Performance Plan”), granted to David Harvey, the Company’s Chief Commercial Officer, and authorize the Company to issue up to 15,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all (“Proposal No. 5”);

(6)
To approve the Wheels Up Experience Inc. Performance Award Agreement, dated as of March 31, 2025 (the “CFO Performance Plan”), granted to John Verkamp, the Company’s Chief Financial Officer, and authorize the Company to issue up to 12,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all (“Proposal No. 6”);

(7)
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, dated November 15, 2023 (the “Amended and Restated Certificate of Incorporation”), to be filed at the discretion of the Company’s board of directors (the “Board” or “Board of Directors”) at any time prior to the 2026 annual meeting of the Company’s stockholders (the “2026 Annual Meeting Date”), providing for (i) a reverse stock split of the outstanding shares of the Company’s Common Stock, at a reverse stock split ratio of not less than 1-for-5 and not greater than 1-for-20, with an exact ratio within that range as may be determined by the Board and specified in a Certificate of Amendment to Amended and Restated Certificate of Incorporation at a later date (the “Reverse Stock Split”) and (ii) contemporaneously with the Reverse Stock Split, a reduction in the number of authorized shares of Common Stock by a ratio corresponding to the reverse stock split ratio (the “Authorized Share Reduction”) (“Proposal No. 7”); and

(8)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned Common Stock of the Company at the close of the trading day on April 11, 2025 can vote at the Annual Meeting or any adjournments or postponements thereof.

Wheels Up’s Board of Directors recommends that you vote:
(1)	FOR the election of each of the four Class I director nominees named in Proposal No. 1 of the Proxy Statement;
(2)	FOR the non-binding, advisory vote to approve named executive officer compensation for the fiscal year ended December 31, 2024, as described in Proposal No. 2 of the Proxy Statement;
(3)
FOR ratification, on a non-binding, advisory basis, of the appointment of GT as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, as described in Proposal No. 3 of the Proxy Statement;

(4)
FOR approval of the LTIP Amendment to increase the aggregate number of shares of Common Stock available for awards made under the Amended and Restated 2021 LTIP and extend the termination date of such plan to March 26, 2035, as described in Proposal No. 4 of the Proxy Statement;

(5)
FOR approval of the CCO Performance Plan and authorization of the Company to issue up to 15,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all, as described in Proposal No. 5 of the Proxy Statement;

(6)
FOR approval of the CFO Performance Plan and authorization of the Company to issue up to 12,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all, as described in Proposal No. 6 of the Proxy Statement; and

(7)
FOR approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, to be filed at the discretion of the Board at any time prior to the 2026 Annual Meeting Date, the Reverse Stock Split and, contemporaneously with the Reverse Stock Split, the Authorized Share Reduction, as described in Proposal No. 7 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting online, we encourage you to read the accompanying Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and submit your proxy as soon as possible using one of the four convenient voting methods described in the “Information About the Proxy Process and Voting” section in the Proxy Statement. If you receive more than one set of proxy materials or notices of internet availability because your shares are registered in different names or addresses, each proxy card or voting instruction card should be signed and submitted to ensure that all of your shares will be voted. Please note that any stockholder attending the Annual Meeting may vote at the meeting, even if the stockholder has already returned a proxy card or voting instruction card. However, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy card or voting instruction card issued in your name from that record holder.
We appreciate your continued support of Wheels Up and look forward to receiving your proxy.
By Order of the Board of Directors

Adam Zirkin
Chairperson of the Board
April 24, 2025

Page
Information about Wheels Up	2
Information about the Proxy Process and Voting	3
Proposal No. 1 – Election of Directors	10
Composition of the Board	12
Nominees for Election	12
Directors Continuing in Office Until 2026	13
Directors Continuing in Office Until 2027	14
Proposal No. 2 – Advisory vote TO APPROVE named executive officer compensation	16
Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm	17
Principal Accountant Fees and Services	17
Pre-Approval Policies and Procedures	17
Proposal No. 4 – AMENDMENT TO AmendED and RestateD 2021 LTIP	18
Summary of Amended and Restated 2021 LTIP & LTIP Amendment	19
New Plan Benefits	22
Proposal No. 5 – CCO Performance Plan	23
Summary of the CCO Performance Plan	25
New Plan Benefits	30
Proposal No. 6 – CFO Performance Plan	31
Summary of the CFO Performance Plan	33
New Plan Benefits	38
Proposal No. 7 – reverse stock split and authorized share reduction	39
Corporate Governance	47
Certain Relationships and Related Person Transactions	54
Director Compensation	62
Director Compensation Program	62
Director Compensation Table	63
Information Regarding Executive Officers	65
Executive Compensation	67
Executive Compensation Tables	68
Summary Compensation Table	68
Outstanding Equity Awards at Fiscal Year-End	80
Pension Benefits and Nonqualified Deferred Compensation	82
Potential Payments Upon Termination or Change of Control	82
Equity Compensation Plan Information	85
Pay Versus Performance	86
Security Ownership of Certain Beneficial Owners and Management	90
Additional Information	92
Householding of Proxy Materials	92
Submission of Stockholder Proposals and Director Nominations	92
Other Matters	92

Appendix A: Proposed Text of AMENDMENT NO. 2 TO Wheels Up EXPERIENCE Inc. 2021 Long-Term Incentive Plan, as Amended and Restated April 1, 2023	A-1

Appendix B: Text of the CCO Performance Plan	B-1

Appendix C: Text of the CFO Performance Plan	C-1

Appendix D: Proposed Text of the Form of CERTIFICATE OF Amendment to AMENDED AND RESTATED Certificate of Incorporation of Wheels Up Experience Inc. (Reverse Stock Split and Authorized Share Reduction)	D-1

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders i

2135 American Way
Chamblee, Georgia 30341
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JUNE 10, 2025
The Board of Directors (the “Board” or “Board of Directors”) of Wheels Up Experience Inc. (referred to herein as the “Company”, “Wheels Up”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 10, 2025, at 8:00 a.m., Eastern Time. The Annual Meeting will be held entirely online. You can attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/UP2025.
•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•	The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
Pursuant to the rules adopted by the United States Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“2024 Form 10-K”), over the internet in lieu of mailing printed copies. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials online, and on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our Annual Meeting materials so that our record holders can supply these materials to the beneficial owners of shares of our Class A common stock, $0.0001 par value per share (“Common Stock”), at the close of the trading day on April 11, 2025 (the “Record Date”). The 2024 Form 10-K is also available free of charge on our investor relations website at https://investors.wheelsup.com/financials/sec-filings.
The only outstanding voting securities of Wheels Up are shares of our Common Stock, of which there were 698,874,225 shares issued and outstanding (excluding any treasury stock) as of the close of the trading day on the Record Date, of which 537,579,499 shares of Common Stock (excluding any treasury stock and the Excess Shares (as defined herein)) are entitled to vote at the Annual Meeting. As described under the heading “Information About Wheels Up—Investor Rights Agreement” in this Proxy Statement, certain of our stockholders have agreed to the Voting Limitations (as defined herein) with respect to the shares of Common Stock that they beneficially own. The holders of a majority in voting power of all shares of Common Stock issued and outstanding and entitled to vote, present in-person or represented by proxy, in each instance participating by means of remote communication at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Accordingly, at least 268,789,750 shares of Common Stock entitled to vote must be represented by stockholders present at the Annual Meeting online or by proxy to achieve a quorum. If a quorum is not present or represented at the Annual Meeting, then the chairperson of the Annual Meeting may adjourn the meeting, from time to time, to the same or some other place, date or time, until a quorum is in attendance.
This Proxy Statement, the Notice of Annual Meeting, the Notice of Internet Availability and accompanying proxy card or voting instruction form will be first mailed or made available for access on or about April 24, 2025 to all stockholders of record entitled to vote at the Annual Meeting. If you wish to vote by proxy, your votes must be received by 11:59 p.m., Eastern Time on June 9, 2025.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 1

Information About Wheels Up
Company Overview
Wheels Up is a leading provider of on-demand private aviation in the U.S. and one of the largest companies in the industry. Wheels Up offers a complete global private aviation solution with a large and diverse aircraft fleet, backed by an uncompromising commitment to safety and service. Our offering is delivered through a mix of our member programs and charter solutions that strategically utilize our owned and leased aircraft fleet and an “asset-light” charter model to deliver a greater range of global travel alternatives. In addition, our first-of-its-kind partnership with Delta Air Lines, Inc. (“Delta”) provides our members and customers with a seamless offering across both private and premium commercial travel.
Key Stockholder Agreements
Investor Credit Facility
On September 20, 2023, the Company entered into a Credit Agreement (the “Original Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company as guarantors (collectively with the Company, the “Loan Parties”), Delta, CK Wheels LLC (“CK Wheels”), Cox Investment Holdings LLC (“CIH” and, collectively with Delta and CK Wheels, the “Investors” and each, an “Investor”), and U.S. Bank Trust Company, N.A., as administrative agent for the Lenders (as defined herein) and as collateral agent for the secured parties (the “Agent”). The Original Credit Agreement was subsequently amended by each of (i) Amendment No. 1 to Credit Agreement, dated November 15, 2023 (“First Credit Agreement Amendment”), by and among the Company, as borrower, the other Loan Parties party thereto, as guarantors, the Investors, each of Whitebox Multi-Strategy Partners, LP, Whitebox Relative Value Partners, LP, Pandora Select Partners, LP, Whitebox GT Fund, LP (collectively, the “Whitebox Entities”) and Kore Fund Ltd. (collectively with the Whitebox Entities, the “Incremental Term Lenders” and, together with the Investors, the “Lenders”), and the Agent, and (ii) Amendment No. 2 to Credit Agreement, dated November 13, 2024, by and among the Company, as borrower, the other Loan Parties party thereto, as guarantors, the Lenders and the Agent (“Second Credit Agreement Amendment” and, collectively with the Original Credit Agreement and First Credit Agreement Amendment, the “Credit Agreement”). Pursuant to the Credit Agreement, the Lenders provided a term loan facility in the aggregate original principal amount of $390.0 million (the “Term Loan”) and Delta provided a commitment for a revolving loan facility in the aggregate original principal amount of $100.0 million that expires on September 20, 2025 (the “Revolving Credit Facility” and, together with the Term Loan, the “Credit Facility”).
Investor Rights Agreement
In connection with entering into the Credit Facility, we entered into the Investment and Investor Rights Agreement, dated as of September 20, 2023 (as amended by Amendment No. 1 thereto, dated as of November 15, 2023, and as further amended by Amendment No. 2 thereto, dated as of September 22, 2024, collectively, the “Investor Rights Agreement”), pursuant to which, among other things, the Company implemented a new structure for our Board of Directors and issued, in two separate private placements on September 20, 2023 and November 15, 2023, shares of Common Stock to the Lenders in proportion to each such Lender’s original participation in the Term Loan. Shares of Common Stock held by certain of the Lenders are subject to the Voting Limitations (as defined herein). Please see the caption titled “Information About the Proxy Process and Voting—Who can vote at the Annual Meeting, and how do I vote or submit my proxy?” below for more information about the Voting Limitations.
As of the date of this Proxy Statement, the directors serving on the Board pursuant to the terms of the Investor Rights Agreement are as follows: (i) Alain Bellemare, Dwight James, Daniel Janki and Lee Moak, each designated by Delta; (ii) Adam Cantor, Thomas Klein, Zachary Lazar and Adam Zirkin, each designated by CK Wheels; (iii) Andrew Davis, who was designated by CIH; (iv) Timothy Armstrong, as an independent director; and (v) George Mattson, the Company’s Chief Executive Officer. Pursuant to Proposal No. 1, we are asking the Company’s stockholders to vote “For” the reelection of each of Adam Zirkin, Dwight James, Daniel Janki and Thomas Klein to serve a term ending at the 2028 annual meeting of stockholders.
Forward-Looking Statements
This Proxy Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the 2024 Form 10-K and the Company’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements.

2 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why am I receiving these materials?
We have made these Annual Meeting materials available to you on the internet and/or a printed copy has been delivered to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. You are invited to attend the Annual Meeting to vote on the Proposals (as defined herein) described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy.
Who can vote at the Annual Meeting, and how do I vote or submit my proxy?
Only stockholders of record at the close of the trading day on the Record Date will be entitled to vote at the Annual Meeting. The only outstanding voting securities of Wheels Up as of the Record Date are shares of our Common Stock, of which there were 698,874,225 shares issued and outstanding (excluding any treasury stock) as of the close of the trading day on the Record Date, of which 537,579,499 shares of Common Stock (excluding any treasury stock and the Excess Shares (as defined herein)) are entitled to vote at the Annual Meeting.
As of the Record Date and after applying the Voting Limitations (as defined herein), the parties to the Investor Rights Agreement collectively were entitled to vote approximately 94.7% of the total shares of Common Stock entitled to vote at the Annual Meeting (of which any shares in excess of 29.9% of shares of Common Stock entitled to vote at the Annual Meeting that are held by Delta will be neutral shares with respect to voting rights as described below). Pursuant to restrictions on voting imposed on stockholders who may be deemed not to be a “citizen of the United States” pursuant to 49 USC § 40102(a)(15)(C) (the “Citizenship Limitation”), Article X of the Company’s Amended and Restated Certificate of Incorporation, dated as of November 13, 2023 (the “Amended and Restated Certificate of Incorporation”), and Article VIII of the Company’s Amended and Restated By-Laws, effective as of November 15, 2023 (“By-Laws” and, together with the Amended and Restated Certificate of Incorporation, our “Organizational Documents”), if a person who is not a “citizen of the United States” at any time owns or controls more than 25% of the voting power of the outstanding capital stock of the Company entitled to vote (the “Permitted Percentage”), the voting rights of such shares of capital stock in excess of the Permitted Percentage (the “Excess Shares”) will be automatically suspended until such time all such persons that are not a “citizen of the United States” own, in the aggregate, less than the Permitted Percentage. In addition, the Excess Shares, including any shares of Common Stock that may not be voted as a result of the Voting Limitations, will not be counted for the purpose of determining whether a quorum is present at the Annual Meeting.
Accordingly, certain of our stockholders that are parties to the Investor Rights Agreement have agreed to limit the number of shares of Common Stock they are entitled to vote at any meeting of the Company’s stockholders or for the purpose of consummating any consent solicitation (collectively, the “Voting Limitations”), as follows:
•
CK Wheels owned approximately 36.9% of the Company’s issued and outstanding shares of Common Stock as of the Record Date; however, it cannot vote more than 24.9%, less the Whitebox Non-U.S. Voting Percentage (as defined herein), if any, of the Company’s issued and outstanding shares of Common Stock at the Annual Meeting as a result of the Citizenship Limitation, and pursuant to the applicable provisions of our Organizational Documents and the Investor Rights Agreement. The additional shares of Common Stock owned in excess of 24.9%, less the Whitebox Non-U.S. Voting Percentage, if any, by CK Wheels will be considered Excess Shares, will not be counted as issued and outstanding for purposes of counting votes at the Annual Meeting and will not count for the purpose of determining whether a quorum is present at the Annual Meeting.

•
Each of Pandora Select Partners, L.P., Whitebox Multi-Strategy Partners, L.P. and Whitebox Relative Value Partners, L.P. (collectively, the “Whitebox Non-U.S. Entities”) owned approximately 0.2%, 3.2% and 1.9%, respectively, of the Company’s issued and outstanding shares of Common Stock as of the Record Date; however, such entities cannot vote more than 0.043%, 0.595% and 0.362% (collectively, the “Whitebox Non-U.S. Voting Percentage”), respectively, of the Company’s issued and outstanding shares of Common Stock at the Annual Meeting as a result of the Citizenship Limitation, and pursuant to the applicable provisions of our Organizational Documents and the Investor Rights Agreement. The additional shares of Common Stock owned in excess of the applicable Whitebox Non-U.S. Voting Percentage by the applicable Whitebox Non-U.S. Entity will be considered Excess Shares, will not be counted as issued and outstanding for purposes of counting votes at the Annual Meeting and will not count for the purpose of determining whether a quorum is present at the Annual Meeting.

•
Delta owned approximately 37.7% of the Company’s issued and outstanding shares of Common Stock as of the Record Date; however, by agreement with Delta, any shares of Common Stock in excess of 29.9% of the shares of Common Stock entitled to vote at the Annual Meeting that are held by Delta will be neutral shares with respect to voting rights, voted in proportion to all other votes cast (“For”, “Against” or “Abstain”) at the Annual Meeting other than by Delta.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 3

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
The shares of Common Stock held by the parties to the Investor Rights Agreement are expected to be voted on the Proposals (as defined herein) to the extent their voting rights are not otherwise limited as described in this Proxy Statement. Although there is no voting agreement in place as among any of the parties to the Investor Rights Agreement, we expect them to vote in favor of all Proposals (as defined herein) at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If, as of the Record Date, your shares were registered directly in your name with Continental Stock Transfer & Trust Company, the transfer agent for our Common Stock (the “Transfer Agent”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy via telephone, internet or mail. Whether or not you plan to attend the Annual Meeting online, please vote as soon as possible to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend and vote online at the Annual Meeting. In such case, your previously submitted proxy will be disregarded.
We encourage stockholders of record to vote your shares of Common Stock using one of the methods described below:
•
To vote by attending the Annual Meeting. You may vote your shares at www.virtualshareholdermeeting.com/UP2025 during the Annual Meeting. To log in to the Annual Meeting and to cast your vote electronically, you will need the unique 16-digit control number which appears on the proxy card (printed in the box and marked by the arrow). You will be asked to provide the 16-digit control number from your Notice of Internet Availability.

•
To vote by proxy by mail. To vote using the accompanying proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares in accordance with the proxy card.

•	To vote by proxy over the internet. To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.
•	To vote by proxy by telephone. If you receive printed proxy materials, you may also vote by telephone by following the instructions on your proxy card.
If you wish to vote by proxy, your votes must be received by 11:59 p.m., Eastern Time on June 9, 2025.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, as of the Record Date, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee (each, a “Broker”), then you are the beneficial owner of shares held in “street name,” and these Annual Meeting materials were forwarded to you by your Broker along with a voting instruction card. The Broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner of the shares in your account, you have the right to direct your Broker on how to vote your shares. Simply complete and, as instructed by your Broker, either mail or otherwise return the voting instruction card to your Broker to ensure that your vote is counted.
You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request, obtain and submit, prior to the Annual Meeting, a valid proxy from your Broker. If you wish to vote your shares at the Annual Meeting rather than submitting a voting instruction form to your Broker, follow the instructions provided by your Broker.
What am I voting on?
There are seven matters scheduled for a vote at the Annual Meeting:
•
Proposal No. 1—To elect each of the four Class I director nominees named in the Proxy Statement to serve until the 2028 annual meeting of stockholders or until the election and qualification of their respective successors (“Proposal No. 1”);

•	Proposal No. 2—To provide a non-binding, advisory vote to approve named executive officer compensation for the fiscal year ended December 31, 2024 (the “Say-on-Pay Vote” or “Proposal No. 2”);

4 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
•
Proposal No. 3—To ratify, on a non-binding, advisory basis, the appointment of Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal No. 3”);

•
Proposal No. 4—To approve an amendment (the “LTIP Amendment”) to the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan, as amended and restated April 1, 2023 (as previously amended by Amendment No. 1 thereto, the “Amended and Restated 2021 LTIP”), to increase the aggregate number of shares of Common Stock available for awards made under the Amended and Restated 2021 LTIP and extend the termination date of such plan to March 26, 2035 (“Proposal No. 4”);

•
Proposal No. 5—To approve the Wheels Up Experience Inc. Performance Award Agreement, dated as of May 20, 2024 (the “CCO Performance Plan”), granted to David Harvey, the Company’s Chief Commercial Officer, and authorize the Company to issue up to 15,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all (“Proposal No. 5”);

•
Proposal No. 6—To approve the Wheels Up Experience Inc. Performance Award Agreement, dated as of March 31, 2025 (the “CFO Performance Plan”), granted to John Verkamp, the Company’s Chief Financial Officer, and authorize the Company to issue up to 12,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all (“Proposal No. 6”); and

•
Proposal No. 7—To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, to be filed at the discretion of the Company’s board of directors (the “Board” or “Board of Directors”) at any time prior to the 2026 annual meeting of the Company’s stockholders (the “2026 Annual Meeting Date”), providing for (i) a reverse stock split of the outstanding shares of the Company’s Common Stock, at a reverse stock split ratio of not less than 1-for-5 and not greater than 1-for-20, with an exact ratio within that range as may be determined by the Board and specified in a Certificate of Amendment to Amended and Restated Certificate of Incorporation at a later date (the “Reverse Stock Split”) and (ii) contemporaneously with the Reverse Stock Split, a reduction in the number of authorized shares of Common Stock by a ratio corresponding to the reverse stock split ratio (the “Authorized Share Reduction”) (the “Reverse Stock Split Proposal” or “Proposal No. 7” and, collectively with the foregoing proposals, the “Proposals”).

For Proposal No. 1, you may either vote “For” each of the nominees to the Board of Directors or you may “Withhold” your vote. For Proposal Nos. 2 through 7 you may vote “For” or “Against” or “Abstain” with respect to each Proposal. Please note that by casting your vote by proxy you are authorizing George Mattson, our Chief Executive Officer, and Matthew Knopf, our Chief Legal Officer, or either of them, as the individuals listed on the proxy card, to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
How many votes do I have?
On each matter to be voted on at the Annual Meeting, you have one vote for each share of Common Stock that you beneficially own and are entitled to vote as of the Record Date.
Who counts the votes?
Broadridge Financial Solutions, Inc. has been engaged as our independent agent to tabulate stockholder votes (the “Inspector of Election”). If you are a stockholder of record, your executed proxy card is returned directly to Inspector of Election for tabulation. If you hold your shares through a Broker, your Broker returns one proxy card to Inspector of Election on behalf of all its clients.
How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” votes for all Proposals. In addition, the Inspector of Election will count: (i) with respect to Proposal No. 1, the number of “Withheld” votes and broker non-votes; (ii) with respect to Proposal Nos. 2, 4, 5 and 6, the number of “Against” votes, broker non-votes and abstentions; and (iii) with respect to Proposal Nos. 3 and 7, the number of “Against” votes and abstentions (but excluding broker non-votes since such matters are “routine”). If your shares are held by your Broker as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 5

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
your Broker to vote your shares. If you do not give instructions to your Broker, your Broker can vote your shares with respect to “routine” items (i.e., Proposal Nos. 3 and 7), but not with respect to “non-routine” items (i.e., Proposal Nos. 1, 2, 4, 5 and 6). See below for additional information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”
“Withhold” votes, abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting. “Withhold” votes and broker non-votes will have no effect on the outcome of the election of each of the four Class I directors in Proposal No. 1. For Proposal Nos. 2, 4, 5, and 6, which are considered “non-routine” matters, abstentions and broker non-votes will not count as votes cast and will have no effect on the voting outcome. For Proposal No. 3, which is a “routine” matter, abstentions will not count as votes cast and will have no effect on the voting outcome. For Proposal No. 7, which is a “routine” matter that requires that at least a majority of the votes cast with respect to shares of capital stock of the Company entitled to vote thereon, voting together as a single class, approve Proposal No. 7, abstentions will not count as votes cast and will have no effect on the voting outcome. Since Proposal Nos. 3 and 7 are “routine”, no broker non-votes are expected to exist in connection with Proposal Nos. 3 and 7. See “How many votes are needed to approve the proposals?” below for additional information.
Any Excess Shares, including any Excess Shares owned by CK Wheels and Whitebox Non-U.S. Entities, will not be counted as issued and outstanding for purposes of counting votes at the Annual Meeting and will not count for the purpose of determining whether a quorum is present at the Annual Meeting.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the Broker holding the shares as to how to vote on matters deemed “non-routine,” such as Proposal Nos. 1, 2, 4, 5 and 6. Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the Broker holding the shares. If the beneficial owner does not provide voting instructions, the Broker can still vote the shares with respect to matters that are considered to be “routine,” such as Proposal Nos. 3 and 7, but not with respect to “non-routine” matters. If a Broker or other record holder of Common Stock entitled to vote indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal.
Because the Proposals to be voted on at the Annual Meeting, except Proposal Nos. 3 and 7, are all considered “non-routine” and a Broker is not entitled to vote on non-routine matters without instruction from the beneficial owner, the failure to instruct your Broker how to vote your shares on Proposal Nos. 1, 2, 4, 5 and 6 will have no effect on the outcome of the applicable Proposal. Accordingly, if you own shares through a nominee, such as a Broker, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the Proposals.
Which ballot measures are considered “routine” or “non-routine”?
Proposal No. 3, the ratification, on a non-binding, advisory basis, of the appointment of GT as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and Proposal No. 7, the Reverse Stock Split Proposal, are considered “routine” under applicable rules. A Broker may generally vote on “routine” matters, and therefore, no broker non-votes are expected to exist in connection with Proposal Nos. 3 and 7.
Proposal No. 1, the election of four Class I directors, Proposal No. 2, the Say-on-Pay Vote, Proposal No. 4, the vote to approve the LTIP Amendment, Proposal No. 5, the vote to approve the CCO Performance Plan, and Proposal No. 6, the vote to approve the CFO Performance Plan, are each considered “non-routine” under applicable rules. A Broker cannot vote without instructions on “non-routine” matters, and therefore, there may be broker non-votes on Proposal Nos. 1, 2, 4, 5 and 6.

6 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
How many votes are needed to approve the Proposals?
The vote required to approve each Proposal and the Board’s recommendation with respect to each Proposal are described in the table below.

Proposal	Board’s Recommendation	Vote Required to Approve	Effect of Abstentions or Failing to Vote	Effect of Broker Non-Votes

Proposal No. 1—To elect each of the four Class I
director nominees named herein to serve for a
three-year term of office expiring at the
2028 annual meeting of stockholders or until the
election and qualification of their respective
successors.
	FOR each nominee	Plurality of votes cast by stockholders present or represented by proxy and entitled to vote thereon	None	None
Proposal No. 2—The Say-on-Pay Vote.	FOR	Majority of votes cast by stockholders present or represented by proxy and entitled to vote thereon(1)	None	None
Proposal No. 3—To ratify, on a non-binding, advisory basis, the appointment of GT as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR	Majority of votes cast by stockholders present or represented by proxy and entitled to vote thereon	None	Not applicable; proposal is a routine matter on which brokers may vote

Proposal No. 4—To approve the LTIP Amendment to increase the aggregate number of shares of Common Stock available for awards made under the Amended and Restated 2021 LTIP and extend the termination date of such plan to March 26, 2035.
	FOR	Majority of votes cast by stockholders present or represented by proxy and entitled to vote thereon	None	None

Proposal No. 5—To approve the CCO Performance Plan and authorization of the Company to issue up to 15,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all.
	FOR	Majority of votes cast by stockholders present or represented by proxy and entitled to vote thereon	None	None

Proposal No. 6—To approve the CFO Performance Plan and authorization of the Company to issue up to 12,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all.
	FOR	Majority of votes cast by stockholders present or represented by proxy and entitled to vote thereon	None	None
Proposal No. 7—The Reverse Stock Split Proposal.	FOR	Majority of votes cast by stockholders present or represented by proxy and entitled to vote thereon	None	Not applicable; proposal is a routine matter on which brokers may vote

(1)
The Board and Compensation Committee of the Board (the “Compensation Committee”) will consider the outcome of the Say-on-Pay Vote when making future decisions regarding the compensation of our named executive officers. Because your vote is advisory, it will not be binding on the Company, the Board or the Compensation Committee.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 7

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
What if I return a proxy card or vote by proxy over the internet, but do not make specific choices?
If the Company receives a signed and dated proxy card and the proxy card does not specify how your shares of Common Stock are to be voted, or if you vote by proxy over the internet but do not mark the boxes showing how you wish to vote on a particular proposal at the Annual Meeting, your shares will be voted as follows:
•
Proposal No. 1 — “FOR” the election of each of the four Class I director nominees to serve until the 2028 annual meeting of stockholders or until the election and qualification of their respective successors;

•	Proposal No. 2 — “FOR” the Say-on-Pay Vote;
•
Proposal No. 3 — “FOR” ratification, on a non-binding, advisory basis, of the appointment of GT as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

•
Proposal No. 4 — “FOR” approval of the LTIP Amendment to increase the aggregate number of shares of Common Stock available for awards made under the Amended and Restated 2021 LTIP and extend the termination date of such plan to March 26, 2035;

•
Proposal No. 5 — “FOR” approval of the CCO Performance Plan and authorization of the Company to issue up to 15,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all;

•
Proposal No. 6 — “FOR” approval of the CFO Performance Plan and authorization of the Company to issue up to 12,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all; and

•	Proposal No. 7 — “FOR” approval of the Reverse Stock Split Proposal.
If any other matter is properly presented at the Annual Meeting, George Mattson, our Chief Executive Officer, and Matthew Knopf, our Chief Legal Officer, or either of them, as the individuals named on your proxy card who are designated as a proxy for the Annual Meeting, will vote your shares in their discretion.
If you wish to vote by proxy, your votes must be received by 11:59 p.m., Eastern Time on June 9, 2025.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares of Common Stock that you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares of Common Stock, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date, but the subsequent proxy card must be completed and submitted prior to the deadline identified on the proxy card.
•	You may send a timely written notice that you are revoking your proxy to the Secretary of the Company at our headquarters located at 2135 American Way, Chamblee, Georgia 30341.
•
You may attend the Annual Meeting online and vote by following the instructions at www.virtualshareholdermeeting.com/UP2025. Simply attending the Annual Meeting online will not, by itself, revoke your proxy. You must affirmatively vote at the Annual Meeting to revoke your proxy.

If your shares are held by your Broker, you should follow the instructions provided by them.

8 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
Who is paying for this proxy solicitation?
Wheels Up will pay for the entire cost of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well, but none have been appointed in connection with the Annual Meeting as of the date of this Proxy Statement. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
How do I attend the Annual Meeting?
The webcast of the Annual Meeting will begin promptly on Tuesday, June 10, 2025, at 8:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m., Eastern Time on the meeting date, and you should allow reasonable time for the check-in procedures. To attend the Annual Meeting, stockholders will need to log in to www.virtualshareholdermeeting.com/UP2025 using the 16-digit control number on the proxy card or voting instruction form.
Can I submit questions prior to or at the Annual Meeting?
An online portal will be available to our stockholders at www.virtualshareholdermeeting.com/UP2025. Stockholders may access this portal and submit questions and vote during the Annual Meeting. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Annual Meeting. We intend to answer appropriate questions submitted during the meeting that are pertinent to the Company and the items to be voted on at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. Questions and answers will be grouped by topic, and related questions will be answered only once.
Will technical assistance be provided before and during the Annual Meeting?
Beginning 15 minutes prior to the start of and during the Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote at such meeting as of the Record Date are present in attendance online or represented by proxy at the Annual Meeting. As of the Record Date, there were 537,579,499 shares of Common Stock issued and outstanding (excluding any treasury stock and the Excess Shares) and entitled to vote at the Annual Meeting. Accordingly, at least 268,789,750 shares of Common Stock entitled to vote must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting online. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting may adjourn the Annual Meeting to another time or place.
Pursuant to the Citizenship Limitation and the applicable provisions of our Organizational Documents, if a person who is not a “citizen of the United States” at any time owns or controls more than the Permitted Percentage, the voting rights of the Excess Shares will be automatically suspended until such time any such persons that are not a “citizen of the United States” own, in the aggregate, less than the Permitted Percentage. Accordingly, any Excess Shares, including any Excess Shares owned by CK Wheels and the Whitebox Non-U.S. Entities, will not be counted as issued and outstanding for purposes of counting votes and will not count for purposes of determining whether a quorum is present at the Annual Meeting.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If we report preliminary voting results at or before that time because final voting results are unavailable, we will file an amended Current Report on Form 8-K within four business days of the day the final results are made available to the Company.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 9

PROPOSAL NO. 1—ELECTION OF DIRECTORS
The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. At each annual meeting of stockholders, the directors or the successors to directors whose terms will then expire will be reelected or elected, as applicable, to serve from the time of election by the Company’s stockholders and qualification until the third subsequent annual meeting of stockholders.
As of the Record Date, the Board consisted of 12 seated directors, divided into the following three classes:

Name	Age	Audit Committee	Compensation Committee	Nominating & ESG Committee	Safety & Security Committee
Class I Directors whose terms expire at, and who are standing for reelection at, the Annual Meeting:
Dwight James	51
Daniel Janki	56
Thomas Klein	62			C
Adam Zirkin(1)	45		C		✔
Class II Directors whose terms expire at the 2026 Annual Meeting of Stockholders:
Timothy Armstrong	54	✔		✔
Andrew Davis	47	C
George Mattson(2)	59
Gregory Summe	68	✔	✔
Class III Directors whose terms expire at the 2027 Annual Meeting of Stockholders:
Alain Bellemare	63				✔
Adam Cantor	40			✔
Zachary Lazar	34		✔
Lee Moak	68	✔			C

“C” denotes committee chairperson. “✔” denotes committee member.
(1)	Chairperson of the Board
(2)	Chief Executive Officer of the Company
At the Annual Meeting, our stockholders will vote on the election of four Class I directors. Adam Zirkin, Dwight James, Daniel Janki and Thomas Klein have been nominated by the Nominating and ESG Committee and Board to serve as Class I directors for reelection. If reelected, each of Messrs. Zirkin, James, Janki and Klein will hold office from the date of their election by our stockholders until the 2028 annual meeting of stockholders or until the election and qualification of their respective successors, subject to their earlier resignation, removal or death.
Investor Rights Agreement
Pursuant to the Investor Rights Agreement, Messrs. James and Janki were designated to serve on the Board by Delta, and Messrs. Klein and Zirkin were designated to serve on the Board by CK Wheels. The Company and each Investor agreed that pursuant to the Investor Rights Agreement, it will use its best efforts to cause the Board to be comprised of 12 directors, including certain Investor designees, as described in the Investor Rights Agreement. Each Investor will continue to have the right (as to itself only) to designate directors to the Board as specified with respect to such Investor in Section 6.01 of the Investor Rights Agreement, including the minimum ownership requirements described therein. In addition, each Investor generally has the exclusive right to remove its nominees from the Board and designate directors for election or appointment, as applicable, to the Board to fill any vacancies for its respective director designees.
The shares of Common Stock held by the Investors that have the right to designate directors pursuant to the Investor Rights Agreement are expected to be voted on the Proposals to the extent their voting rights are not subject to the Voting Limitations as described in this Proxy Statement. Although there is no voting agreement in place among the Investors that have the right to designate directors pursuant to the Investor Rights Agreement, we expect them to vote in favor of this Proposal No. 1 to reelect each of Messrs. Zirkin, James, Janki and Klein as Class I directors.

10 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Unless the Board determines that vacancies, including vacancies created by increases in the number of directors, will be filled by our stockholders or pursuant to the Investor Rights Agreement, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy, including a vacancy created by an increase in the number of directors, will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until their successor has been elected and qualified.
Vote Required
Directors are elected by a plurality of the votes cast at the Annual Meeting. Shares of Common Stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the four Class I director nominees. Any abstentions or broker non-votes, or failing to vote by ballot at the Annual Meeting or by proxy, will not have any effect on the outcome of Proposal No. 1, so long as at least one vote is cast for each director nominee.
If any nominee should be unavailable for election, such shares of Common Stock will be voted for the election of such substitute nominee as the Board may propose. Each of Messrs. Zirkin, James, Janki and Klein have agreed to serve if elected, and management has no reason to believe that they will be unable to serve.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NAMED DIRECTOR NOMINEE.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 11

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Composition of the Board
Set forth below is biographical information for each of the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.
Nominees for Election to a Three-Year Term Expiring at the 2028 Annual Meeting of Stockholders
Dwight James. Mr. James, age 51, has served as a member of the Board since February 2022 and has been designated by Delta to serve on the Board pursuant to the Investor Rights Agreement. Mr. James has served as Senior Vice President—Customer Engagement & Loyalty for Delta, and Chief Executive Officer of Delta Vacations, where he is responsible for the airline’s SkyMiles® loyalty program, Delta Sky Clubs and industry-leading partnerships, since November 2020. As Chief Executive Officer of Delta Vacations, Mr. James leads the Delta subsidiary that specializes in curated vacation packages and experiences. Since November 2009, he has held several senior executive roles at Delta, which include SVP—Pricing and Revenue Management, where he oversaw the development, planning and execution of revenue generation strategies, product strategy, and commercial delivery for Delta, as well as commercial systems development and corporate revenue forecasting. Mr. James also served as Delta’s SVP—International Pricing and Revenue Management, in which he was responsible for the company’s international revenue and profit performance. Mr. James also served as Delta’s Chief Economist and Revenue Forecaster after beginning his career at Delta as an executive in the Corporate Strategy group. Prior to joining Delta, Mr. James was a Managing Partner with James-Lewis, a management consulting and principal investment firm, and spent several years with The Home Depot, Inc. (“Home Depot”) in various roles, including Corporate Strategy, Finance-Mergers & Acquisitions and as a senior commercial executive within a Home Depot national subsidiary. Mr. James serves on the Advisory Board Council of Cool Girls, Inc., and previously served on the Board of Directors of Boys & Girls Club of Metro Atlanta. Mr. James also serves on the Board of Directors of Floor & Décor Holdings, Inc. (NYSE: FND), a leading multi-channel specialty retailer of hard surface flooring and related accessories. Mr. James earned his Bachelor of Arts degree in Business Administration from Morehouse College and MBA from Duke University—The Fuqua School of Business.
Daniel Janki. Mr. Janki, age 56, has served as a member of the Board since August 2023 and has been designated by Delta to serve on the Board pursuant to the Investor Rights Agreement. Mr. Janki currently serves as Executive Vice President and Chief Financial Officer of Delta, a position he has held since July 2021. Prior to joining Delta, he held a number of high-profile positions at General Electric Company (“GE”), including as Senior Vice President of GE and Chief Executive Officer of GE Power Portfolio from October 2020 to July 2021, Senior Vice President, Business and Portfolio Transformation of GE from 2018 to 2020, Senior Vice President, Treasurer and Global Business Operations of GE from 2014 to 2017, and Senior Vice President, CEO of GE Energy Management from 2012 to 2013. Prior to that time, he held a wide variety of senior roles at GE Energy, GE Capital, GE Global Operations and GE Corporate. Mr. Janki graduated from The Ohio State University with degrees in Finance and Accounting.
Thomas Klein. Mr. Klein, age 62, has served as a member of the Board since March 2024 and has been designated by CK Wheels to serve on the Board pursuant to the Investor Rights Agreement. Mr. Klein currently serves as Senior Managing Director of Certares Management LLC (“Certares”), a role which he has held since September 2018. Prior to joining Certares, Mr. Klein was Chief Executive Officer and President of Sabre Corporation (NASDAQ: SABR) (“Sabre”), the parent company of Travelocity.com, from August 2013 until June 2016, and previously held various executive positions at Sabre, including as President, Executive Vice President and both domestic and international Senior Vice President. Mr. Klein led the initial public offering of Sabre in 2014. Prior to joining Sabre, he held various management positions at American Airlines and Consolidated Freightways, and has spent 29 years as an operator in the travel sector. Mr. Klein was also appointed by the U.S. Secretary of Commerce to serve on the Board of Directors of Brand USA in 2010 and continued his service, including as Chairman, until 2017. He also served on President Barack Obama’s President’s Advisory Council on Doing Business in Africa. Mr. Klein has served on the Board of Directors of Global Blue Group Holding AG (NYSE: GB) since June 2022 and Avia Solutions Group (ASG) PLC, a privately held company, since December 2021. He previously served on the Boards of Directors of Cedar Fair, L.P. (NYSE: FUN) from January 2012 to April 2019, Playa Hotels & Resorts N.V. (NASDAQ: PLYA) from March 2017 to March 2020, and Nirvana Travel & Tourism L.L.C. from July 2019 to December 2021. Mr. Klein received his Bachelor of Science degree in Business Administration from Villanova University, where he serves on the Board of Trustees.

12 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Adam Zirkin. Mr. Zirkin, age 45, has served as Chairperson of the Board since September 2023 and has been designated by CK Wheels to serve on the Board pursuant to the Investor Rights Agreement. Mr. Zirkin is a Partner and Senior Credit Analyst at Knighthead Capital Management, LLC (“Knighthead”), where he has worked since 2012, and focuses largely on investments in the travel and transportation industries. Prior to joining Knighthead, he was Vice President and Director of Investments at Harbinger Capital Partners, LP (“Harbinger”), where he was responsible for investments in the energy, chemicals, transportation, and packaging sectors. Prior to joining Harbinger in 2007, he was Head of Research at Libertas Partners, a boutique broker-dealer focused on distressed and special situations debt and equity. Mr. Zirkin began his career at RBC Capital Markets in 2001, where he worked as an analyst and salesperson in the firm’s High Yield group, covering the transportation, telecommunications, and media sectors. Mr. Zirkin serves on the Board of Impact Laboratories Corporation, a subsidiary of My Green Lab, and The Dror for the Wounded Foundation. Mr. Zirkin earned his Bachelor of Arts degree in Biochemistry from Brandeis University, where he also studied philosophy.
Class II Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders
Timothy Armstrong. Mr. Armstrong, age 54, has served as a member of the Board since April 2019 and serves on the Board pursuant to the Investor Rights Agreement. Mr. Armstrong is Founder and Chief Executive Officer of the dtx company, a direct-to-consumer enablement company and creator of Flowcode and Flowpage, which he established in February 2019. From March 2009 to September 2018, Mr. Armstrong served as the Chair and Chief Executive Officer of AOL, as well as the Chief Executive Officer of Oath (Verizon’s media brand portfolio, which included Yahoo! and AOL) after Verizon’s acquisition of AOL in May 2015. From 2000 to 2009, he served as President, Americas Operations and Senior Vice President of Google Inc. Before joining Google, Mr. Armstrong served as Vice President of Sales and Strategic Partnerships for Snowball.com and as Director of Integrated Sales and Marketing at Starwave’s and Disney’s ABC/ESPN Internet Ventures. Mr. Armstrong also has served on the board of directors of BrandFolder, Inc., a digital asset management and brand management software company, since March 2019, and previously served as a director of Booking Holdings Inc. (NASDAQ: BKNG) from January 2013 to June 2023. Mr. Armstrong is the Chair of Trustees at Greenwich Academy and also serves as a trustee of the USA Olympic and Para-Olympic Foundation. Mr. Armstrong holds Bachelor’s degrees in Economics and Sociology from Connecticut College.
Andrew Davis. Mr. Davis, age 47, has served as a member of the Board since September 2023 and has been designated by CIH to serve on the Board pursuant to the Investor Rights Agreement. Mr. Davis currently serves as Senior Vice President of Strategy and Investments for Cox Enterprises, Inc. (“CEI”), a role he has held since April 2022. He oversees corporate strategy, large minority investments, and venture capital. Prior to joining CEI, Mr. Davis spent nearly 12 years with T. Rowe Price in the U.S. Equity Division from July 2010 to February 2022. His responsibilities included analysis and management of the firm’s public company investments in the North American transportation industry, including aviation. From 2019 until his departure, he was responsible for management of sourcing, due diligence, ongoing analysis and external relationships for T. Rowe Price’s private growth equity investments. Prior to his career as an investor, he spent seven years at Deloitte & Touche LLP from June 2002 to September 2008, where he was a manager in the business valuation services group. Mr. Davis has served on the board of Old Dominion Freight Line, Inc. since May 2023. Mr. Davis earned his Bachelor's degree in Business Administration, finance from Berry College and an MBA from The University of Chicago Booth School of Business.
George Mattson. Mr. Mattson, age 59, has served as the Company’s Chief Executive Officer since October 2023, as a member of the Board since September 2023, and serves on the Board pursuant to the Investor Rights Agreement. Prior to joining Wheels Up, Mr. Mattson served as President of Star Mountain Capital (“Star Mountain”), a specialized private investment firm, from February 2023 to October 2023. Prior to joining Star Mountain, Mr. Mattson was a private investor and corporate board member from 2012 to February 2023. Prior to his years as a private investor, Mr. Mattson held various positions at Goldman Sachs from 1994 to 2012, including most recently as a partner and co-head of the Global Industrials Group in Investment Banking from 2002 to 2012, and prior to that time, held various sales and marketing positions at International Business Machines Corporation (“IBM”) from 1987 to 1993. Mr. Mattson has also served as a director of Xos, Inc. since August 2021. He formerly served as a director of Delta (NYSE: DAL) from October 2012 to October 2023, Air France-KLM S.A. (PAR: AF) from 2017 until 2021, Virgin Galactic Holdings, Inc. (NYSE: SPCE) from October 2019 to June 2023, Virgin Orbit Holdings, Inc. from December 2021 to August 2023, NextGen Acquisition Corp II from January 2021 to December 2021, and NextGen Acquisition Corp from July 2020 to August 2021. Mr. Mattson holds a Bachelor of Science degree in Electrical Engineering from Duke University and MBA from the Wharton School of the University of Pennsylvania.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 13

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Gregory Summe. Mr. Summe, age 68, has served as a member of the Board since August 2024. He currently serves as the Managing Partner of Glen Capital Partners LLC, an investment fund, a role which he has held since 2014. He has also served as a Senior Advisor to Star Mountain Capital, a specialized private investment firm, since 2023. Previously, Mr. Summe was the Managing Director and Vice Chairman of Global Buyout at The Carlyle Group (“Carlyle”), a leading global private equity firm, from 2009 to 2014. At Carlyle, he was a member of the firm’s Operating Committee and responsible for the Buyout Funds in Financial Services, Infrastructure, Japan, the Middle East and Africa. Prior to joining Carlyle, he was the Chair and Chief Executive Officer of PerkinElmer Inc. (“PerkinElmer”), a global leader in health sciences, from 1998 to 2009. He also served as a senior advisor to Goldman Sachs Capital Partners from 2008 to 2009. Prior to joining PerkinElmer, Mr. Summe held various leadership roles, including as President of General Aviation Avionics, President of the Aerospace Engines Group and President of the Automotive Products Group of AlliedSignal, now Honeywell International, General Manager of Commercial Motors at GE, and Partner with the global consulting firm McKinsey & Company, Inc. Mr. Summe has served on the Board of Directors of NXP Semiconductors NV (NASDAQ: NXPI) since 2015, where he is currently the Chairman of the Compensation Committee, Avantor Inc. (NYSE: AVTR) since 2020, where he is currently the Chairman of the Nomination & Governance Committee, and Grail, Inc. (NASDAQ: GRAL) since 2024, where he is currently the Chairman of the Board and Chairman of the Nominating and Governance Committee. He previously served on the Boards of Directors of State Street Corporation (NYSE: STT) from 2001 to 2025, NextGen Acquisition Corp. I and NextGen Acquisition Corp. II from 2020 to 2021, and Virgin Orbit Holdings Inc. from 2021 to 2023. Mr. Summe was previously the Chairman of Freescale Semiconductor, Inc., the Chairman of Euromax International, and a director of Automatic Data Processing, Inc. (NASDAQ: ADP), Biomet Inc., LMI Aerospace, Inc., TRW Corp., and Veyance Technologies, Inc. Mr. Summe received his Bachelor of Science and Master of Science degree in Electrical Engineering from the University of Kentucky and the University of Cincinnati, respectively, and a Master of Business Administration with distinction from the Wharton School at the University of Pennsylvania. He is also in the University of Kentucky’s Hall of Distinction.
Class III Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders
Alain Bellemare. Mr. Bellemare, age 63, has served as a member of the Board since September 2023 and has been designated by Delta to serve on the Board pursuant to the Investor Rights Agreement. Mr. Bellemare has served as President – International of Delta since January 2021, leading its portfolio of international investments and working closely with Delta’s partners. Prior to joining Delta, Mr. Bellemare served as President and Chief Executive Officer of Bombardier Inc. (“Bombardier”), a global aerospace and rail transportation company, from 2015 to 2020. During his time at Bombardier, he led the company through an extensive transformation that included the certification of the C Series, now known as the Airbus A220, and the Global 7500 business jet. Before joining Bombardier, Mr. Bellemare spent 18 years with United Technologies Corporation, most recently serving as President and Chief Executive Officer of UTC Propulsion & Aerospace Systems from 2011 to 2015, and also previously served as a senior advisor with the Carlyle Group regarding the aerospace, defense and government sectors. Mr. Bellemare has served on the Board of Air France-KLM SA (PAR: AF) and on the Board of Virgin Atlantic Ltd, a privately held company, since 2021. Mr. Bellemare earned his bachelor’s degree in mechanical engineering from the University of Sherbrooke and an MBA from McGill University.
Adam Cantor. Mr. Cantor, age 40, has served as a member of the Board since September 2023 and has been designated by CK Wheels to serve on the Board pursuant to the Investor Rights Agreement. Mr. Cantor currently serves as a Partner and Senior Credit Analyst at Knighthead Capital Management, LLC (“Knighthead”), a role he has held since 2017. Mr. Cantor focuses on investments in various industries, including aviation and travel and leisure. Prior to joining Knighthead, he was an Investment Analyst for Davidson Kempner Capital Management from 2007 to 2016, and an Analyst for Lazard Freres focusing on real estate mergers and acquisitions from 2006 to 2007. He currently serves on the Board of Directors of two privately held companies: Million Air Holdings LLC since 2022 and Bowhunter Holdings LLC since 2023. Mr. Cantor earned his bachelor’s degree in neuroscience from Brown University.
Zachary Lazar. Mr. Lazar, age 34, has served as a member of the Board since September 2023 and has been designated by CK Wheels to serve on the Board pursuant to the Investor Rights Agreement. Mr. Lazar currently serves as a Managing Director at Certares Management LLC (“Certares”), having joined the company in April 2016. He previously worked at TMG Partners LP as an analyst from June 2014 to April 2016. Prior to TMG Partners LP, Mr. Lazar worked at Credit Suisse as an investment banking analyst from July 2013 to June 2014, where he focused on mergers and acquisitions, and debt and equity financings in the technology, media, entertainment, and telecommunications sectors. Mr. Lazar earned his bachelor’s degree in history from the University of Pennsylvania.

14 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Lee Moak. Mr. Moak, age 68, has served as a member of the Board since September 2023 and has been designated by Delta to serve on the Board pursuant to the Investor Rights Agreement. Mr. Moak currently serves as Chief Executive Officer of Intrepid LLC, a business consulting firm he co-founded in January 2015. Previously, Mr. Moak was a Boeing 767 Captain at Delta, for whom he served as a pilot from 1988 until 2014, and was President and Chief Operating Officer of the Air Line Pilots Association from 2010 until 2014. He began his career by attending the United States Marine Corps Officer Candidate School in 1977, and later became a Marine Corps and Navy fighter pilot, retiring from military service in 2001 after holding the ranks of Captain in the United States Marine Corps and Commander in the United States Navy. He served as a member of the United States Postal Service (“USPS”) Board of Governors from June 2020 to December 2023, where he chaired the USPS Board of Governors’ Compensation and Governance Committee and serves on the Audit and Finance Committee. Mr. Moak has also served on the Board of Directors of Grupo Aeroméxico S.A.B. de C.V. since March 2022 and the Board of Directors of Reliable Robotics Corporation since April 2023. He also served on the AFL-CIO Executive Council and Financial Oversight Committee for the AFL-CIO Transportation Trades Department, had a seat on the U.S. Federal Aviation Administration (“FAA”) NextGen Advisory Committee, and was a member of the FAA Management Advisory Council on management, policy, spending and regulatory matters. Mr. Moak earned his bachelor’s degree from the University of West Florida.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 15

PROPOSAL NO. 2—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), we are requesting that our stockholders cast a non-binding, advisory vote to approve named executive officer compensation for the fiscal year ended December 31, 2024. At the prior annual meeting of stockholders held on June 2, 2022, our stockholders recommended, and subsequently the Board determined, that say-on-pay votes should be held annually. Therefore, we are requesting the Say-on-Pay Vote at the Annual Meeting. By voting on this Proposal No. 2, stockholders may indicate whether they approve of the Company’s practices with respect to compensation of its named executive officers for the fiscal year ended December 31, 2024. Stockholders may also abstain from the vote.
The Say-on-Pay Vote is advisory in nature, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of the Say-on-Pay Vote when making future decisions regarding the compensation of our named executive officers. If you own shares through a Broker or other holder of record, you must instruct your Broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal No. 2.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024.

16 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board (the “Audit Committee”) has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. We are asking our stockholders to ratify, on a non-binding, advisory basis, this selection at the Annual Meeting. GT has audited our financial statements since the fiscal year ended December 31, 2021 and since the fiscal year ended December 31, 2014, has audited the historical financial statements of Wheels Up Partners Holdings LLC, our direct subsidiary (“WUP”), prior to the consummation of the business combination (the “Business Combination”) on July 13, 2021 between WUP and Aspirational Consumer Lifestyle Corp., a blank check company (“Aspirational”). Representatives of GT are expected to be in attendance online at the Annual Meeting and will have an opportunity to make a statement if they so desire and/or respond to appropriate questions.
Neither our Organizational Documents nor applicable laws require stockholder ratification of the appointment of our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of GT to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider the selection of GT as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees incurred for GT, our independent registered public accounting firm for the years ended December 31, 2024 and 2023:

	Year Ended December 31,
	2024	2023
Audit Fees(1)	$2,699,474	$2,037,396
Audit-Related Fees	—	—
Tax Fees(2)	—	—
All Other Fees	32,330	—
Total	$2,731,804	$2,037,396

(1)
Audit fees consisted of fees incurred for professional services rendered for (i) the audit of the consolidated financial statements included in our Annual Reports on Form 10-K and related services (including the audit of our internal control over financial reporting as of December 31, 2024 (as required by Section 404 of the Sarbanes-Oxley Act of 2002)), (ii) reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q and (iii) the audit of various subsidiaries for statutory and other reporting requirements.

(2)
For the year ended December 31, 2024, tax fees consisted of fees billed by our independent registered public accounting firm in connection with tax advice related to transactions that closed during 2023.

Pre-Approval Policies and Procedures
The Audit Committee has established pre-approval policies and procedures, pursuant to which the Audit Committee approved all audit-related fees, tax fees and other fees, if any, provided by our independent registered public accounting firm during fiscal years ended December 31, 2024 and 2023 consistent with the Audit Committee’s responsibility for engaging our independent auditors. The Audit Committee also considered whether the non-audit services rendered by our independent registered public accounting firm are compatible with an auditor maintaining independence. The Audit Committee has determined that the rendering of such services is compatible with our independent registered public accounting firm maintaining its independence.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 17

PROPOSAL NO. 4—AMENDMENT TO AMENDED AND RESTATED WHEELS UP EXPERIENCE INC. 2021 LONG-TERM INCENTIVE PLAN
The Amended and Restated 2021 LTIP was adopted on April 1, 2023 and approved by the Company’s stockholders at the 2023 annual meeting of stockholders, and Amendment No. 1 to the Amended and Restated 2021 LTIP (the “LTIP First Amendment”) was adopted on April 15, 2024 and approved by the Company’s stockholders at the 2024 annual meeting of stockholders. Historically, the Company has issued equity incentive awards in the forms of restricted stock units (“RSUs”), performance-based RSUs (“PSUs”) and stock options to the Company’s directors, officers and employees under the Amended and Restated 2021 LTIP. On March 26, 2025, the Board of Directors, upon the recommendation of the Compensation Committee, approved the LTIP Amendment, subject to approval by the Company’s stockholders at the Annual Meeting. We are requesting that the Company’s stockholders approve the LTIP Amendment, which if approved at the Annual Meeting would give effect to the following amendments to the Amended and Restated 2021 LTIP:
•	an increase in the number of shares of Common Stock authorized for issuance thereunder from 30,149,682 to 60,149,682 shares, or an increase of 30,000,000 shares; and
•	an extension of the termination date of the Amended and Restated 2021 LTIP to March 26, 2035 (i.e., 10 years from the effective date of the LTIP Amendment).
Summary of Amendments
Increase in the Number of Shares Authorized for Issuance
The proposed increase in the number of shares of Common Stock authorized for issuance under the Amended and Restated 2021 LTIP is intended to permit the Company to continue to offer equity incentive compensation that aligns long-term pay outcomes for certain of our directors, officers and employees with the interests of the Company’s stockholders, and is important to attract, retain, motivate and reward key employees. The Compensation Committee has historically awarded a mix of PSUs and RSUs to certain officers and employees, which are subject to vesting depending on, among others, the achievement of certain operational and financial targets. The Board and the Compensation Committee believe that the ability to continue to grant such performance-based equity compensation awards in the future to certain of our officers and employees as a significant component of total compensation further aligns the success of our officers and employees with the success of our stockholders.
As of the Record Date, and excluding the proposed 30,000,000 share increase set forth in the LTIP Amendment, approximately 1,901,743 shares of Common Stock were available for future awards under the Amended and Restated 2021 LTIP, which the Company believes is insufficient to support expected future grants of PSUs and RSUs as and when approved by the Compensation Committee for the remainder of 2025 and thereafter. The failure to obtain stockholder approval of the LTIP Amendment would limit our ability to grant equity incentive awards in the future, which may materially and adversely impact our ability to attract, retain, motivate and reward our directors, officers and employees compared to our competitors, or cause us to shift our compensation schemes in a manner that may be less effective in aligning the Company’s long-term success to compensation.
Extension of the Termination Date of the Amended and Restated 2021 LTIP
Assuming that the Company’s stockholders approve the LTIP Amendment at the Annual Meeting, the LTIP Amendment extends the termination date of the Amended and Restated 2021 LTIP to March 26, 2035 (i.e., 10 years from the effective date of the LTIP Amendment).
The material terms of the Amended and Restated 2021 LTIP and the LTIP Amendment are described below. A copy of the LTIP Amendment is included as Appendix A to this Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE LTIP AMENDMENT.

18 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

Summary of the Amended and Restated 2021 LTIP & LTIP Amendment
The summary below is qualified in its entirety by reference to the full text of the Amended and Restated 2021 LTIP, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2023, the LTIP First Amendment, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2024, and the LTIP Amendment.
Administration of the Amended and Restated 2021 LTIP
The Amended and Restated 2021 LTIP may be administered by the Board, the Compensation Committee or a similar committee comprised of at least two non-employee directors (in each case, the “Administrator”). The Administrator has exclusive authority to grant awards under the Amended and Restated 2021 LTIP and to make all interpretations and determinations affecting the Amended and Restated 2021 LTIP. The Administrator has the discretion to determine the individuals to whom awards are granted, the amount of each award, any applicable vesting schedule and other terms of any award.
Eligible Participants
Participation in the Amended and Restated 2021 LTIP is limited to the Company’s directors, employees, consultants, advisors and independent contractors. The Administrator selects the directors, employees, consultants, advisors and independent contractors who will be granted awards under the Amended and Restated 2021 LTIP in its discretion on the basis of and as consideration for their service to the Company and the Company’s eligible affiliates, as applicable.
Number of Shares Available for Issuance
The maximum number of shares of Common Stock currently reserved and available for issuance under the Amended and Restated 2021 LTIP is 30,149,682 shares of Common Stock, which are available for issuance pursuant to incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or as other types of awards. We are requesting that the Company’s stockholders approve the LTIP Amendment at the Annual Meeting to increase the number of shares of Common Stock authorized for issuance under the Amended and Restated 2021 LTIP from 30,149,682 to 60,149,682 shares, or an increase of 30,000,000 shares.
If any stock award under the Amended and Restated 2021 LTIP is forfeited, expires or otherwise terminates, in whole or in part, without having been exercised in full (or vested in the case of restricted stock or restricted stock units), the shares of stock not acquired under such stock award will revert to, and again become available for issuance under, the Amended and Restated 2021 LTIP. If (i) the exercise price of any award is satisfied by tendering shares of Common Stock to the Company, (ii) shares of Common Stock are withheld from an award or tendered by the participant to pay such participant’s tax withholding obligations in connection with the award, (iii) shares of Common Stock are reacquired with cash proceeds tendered in payment of the exercise price of an option or (iv) shares of Common Stock subject to share-settled stock appreciation rights are not issued upon settlement, then in each case, the shares of Common Stock tendered, withheld, reacquired or that remain unissued with respect to any such stock appreciation rights will not again become available for issuance under the Amended and Restated 2021 LTIP.
The Amended and Restated 2021 LTIP also provides that performance-based equity incentive awards are to be treated as having been issued at target levels when calculating the number of shares available for issuance under the Amended and Restated 2021 LTIP and adjusted to reflect the actual number of shares issued upon settlement of such awards.
Limitations on Non-Employee Director Awards
The maximum number of shares subject to awards granted to a non-employee director during a single calendar year under the Amended and Restated 2021 LTIP, taken together with all other cash compensation paid during the calendar year to the non-employee director in respect of the director’s service as a member of the Board, will not exceed $375,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes but excluding the impact of estimated forfeitures related to service-based vesting provisions).

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 19

Summary of the Amended and Restated 2021 LTIP & LTIP Amendment (continued)
Change in Control Provisions
The Amended and Restated 2021 LTIP limits the Board’s and Compensation Committee’s discretion regarding treatment of awards upon a change in control, and incorporates a “double-trigger” change in control provision, which states that if a participant is terminated without “Cause” or resigns for “Good Reason” (as such terms are defined in the Amended and Restated 2021 LTIP) during the 12-month period following a “Change in Control” (as defined herein), then as of the date of the participant’s termination or resignation:
•	all outstanding options and stock appreciation rights (regardless of whether in tandem) will become fully exercisable; and
•
all awards (other than options and stock appreciation rights) will become fully vested; provided, however, that any such award that is performance-based will become vested at the target level of performance.

For purposes of the Amended and Restated 2021 LTIP, “Change in Control” means the consummation of (i) a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company under which a majority of the shares of the Company would be converted into or exercised for cash or securities of any other corporation or entity or (ii) a sale or exchange of all or substantially all of the Company’s assets or equity securities.
Adjustments for Stock Dividends, Stock Splits, Etc.
The Amended and Restated 2021 LTIP requires the Administrator to make any appropriate adjustments to the Amended and Restated 2021 LTIP and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events, including, but not limited to, appropriate adjustments to the number, class and price of shares that are subject to outstanding awards under the Amended and Restated 2021 LTIP. See “Proposal No. 7—Implementation of the Reverse Stock Split—Effect on Equity Compensation Arrangements and Warrants” in this Proxy Statement for more information about the treatment of outstanding awards under the Amended and Restated 2021 LTIP in the event the stockholders approve Proposal No. 7 at the Annual Meeting and the Board, in its discretion, subsequently decides to effect the Reverse Stock Split and Authorized Share Reduction.
Amendment to the Amended and Restated 2021 LTIP and Awards
The Board, at any time and from time to time, may amend the Amended and Restated 2021 LTIP. However, no amendment will be effective unless approved by the Company’s stockholders to the extent stockholder approval is necessary to satisfy the requirements of the Internal Revenue Code, any federal or state law or regulation, or any securities exchange listing requirements. Further, no award under the Amended and Restated 2021 LTIP may be amended or cancelled for the purpose of repricing, replacing or regranting such award with an exercise price that is less than the exercise price of the original award unless otherwise approved by stockholders.
On March 26, 2025, the Board of Directors, upon the recommendation of the Compensation Committee, approved the LTIP Amendment, which will not become effective unless approved by the Company’s stockholders at the Annual Meeting.
Termination of the Amended and Restated 2021 LTIP
The Amended and Restated 2021 LTIP may be terminated by vote of the Board or our stockholders at any time. Unless sooner terminated or extended by the Company subject to Board and stockholder approval, the Amended and Restated 2021 LTIP, as amended by the LTIP Amendment, would terminate by its terms on March 26, 2035. If the LTIP Amendment is not approved at the Annual Meeting, the Amended and Restated 2021 LTIP will terminate by its terms on April 15, 2034. No stock awards may be granted under the Amended and Restated 2021 LTIP after it is terminated.
Clawback/Recovery
Unless an award agreement specifies otherwise, the Administrator may cancel any unexpired, unpaid, unexercised or deferred award at any time if the participant is not in compliance with the applicable provisions of the award agreement and the Amended and Restated 2021 LTIP, including certain restrictive covenants. Furthermore, the Administrator may require a participant to return to and/or reimburse the Company for an award and/or shares issued under an award, and any proceeds paid or provided upon disposition of shares issued under an award, pursuant to the terms of the Company’s Recoupment Policy (as defined herein). See “Corporate Governance—Executive Compensation Recoupment Policy” for additional information about the Company’s compensation clawback policy.

20 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

Summary of the Amended and Restated 2021 LTIP & LTIP Amendment (continued)
Types of Awards
The Amended and Restated 2021 LTIP permits the Administrator to grant awards of stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents, other stock-based awards, performance awards or cash awards, as discussed further below.
A stock option is the right to purchase shares of Common Stock at a fixed exercise price for a fixed period of time. The Amended and Restated 2021 LTIP permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code and (ii) options that do not so qualify. Stock options granted under the Amended and Restated 2021 LTIP will be non-statutory stock options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-statutory stock options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The Administrator determines the exercise price and additional terms of stock options. The option exercise price of each option will be determined by the Administrator, but may not be less than 100% of the fair market value of the Common Stock on the grant date. Fair market value for this purpose will be the last reported closing sales price of the shares of Common Stock on the New York Stock Exchange (“NYSE”) on the valuation date, or, if none, the closing sales price on the most recent trade date immediately prior to the valuation date. The exercise price of a stock option may not be reduced after the date of the stock option grant, other than to appropriately reflect changes in the Company’s capital structure. The term of each stock option will be fixed by the Administrator and may not exceed 10 years from the grant date. The Administrator will determine at what time or times each stock option may be exercised. Stock options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. Upon exercise of stock options, the option exercise price must be paid in full in such form as the Administrator will provide (or as permitted by Section 422 of the Internal Revenue Code in the case of incentive stock options). To qualify as incentive stock options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.
The Administrator also has the authority to grant awards of restricted stock and restricted stock units pursuant to the terms of an award agreement. Each award agreement will be in such form and will contain such terms and conditions as the Administrator will deem appropriate. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period.
Performance awards are equity incentive awards that may be denominated in either cash or shares and are subject to the achievement of performance goals set over performance periods, as established by the Administrator. In addition, the Amended and Restated 2021 LTIP allows for the grant of awards in the form of stock appreciation rights, other stock-based awards and cash awards.
Minimum Vesting Condition for Awards
The Amended and Restated 2021 LTIP requires any grant or award thereunder to have a minimum restriction, vesting and/or performance period, as applicable, of no less than one year after the grant date; provided, that the Compensation Committee, in its sole discretion, may designate up to 5% of the shares available for issuance under the Amended and Restated 2021 LTIP as not being subject to such requirement.
Dividend and Dividend Equivalent Rights
The Amended and Restated 2021 LTIP does not permit dividends or dividend equivalents to be paid or settled on unearned and unvested equity awards.
U.S. Federal Income Tax Consequences of Awards
The following is a general summary as of the date of this Proxy Statement of the U.S. federal income tax consequences to Wheels Up and to U.S. participants for awards granted under the Amended and Restated 2021 LTIP. The summary does not purport to be legal or tax advice. The U.S. federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon their individual circumstances. Tax consequences for any particular individual may be different.
Incentive Stock Options
For federal income tax purposes, the holder of an incentive stock option receives no taxable income at the time of the grant or exercise of the incentive stock option. If such person retains the Common Stock for a period equal to the longer of at least two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the Common Stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an incentive stock option prior to the expiration of two years after the

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 21

Summary of the Amended and Restated 2021 LTIP & LTIP Amendment (continued)
option is granted or one year after the option is exercised will realize ordinary income in the year of disposition equal to the difference between the exercise price and fair market value of the shares on the exercise date (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price). If the amount realized on the disposition of the Common Stock is greater than the Common Stock’s fair market value on the date of exercise and the capital gain holding period has been satisfied, the excess of the gain will be subject to long-term capital gain treatment. Notwithstanding the foregoing, the difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year.
Non-Statutory Stock Options
A participant who receives a non-statutory stock option with an exercise price not less than the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of the company is subject to tax withholding by Wheels Up.
Restricted Stock
A restricted stock award is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code to the extent the award will be forfeited if the participant ceases to provide services to Wheels Up. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time of award. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture. The participant may accelerate their recognition of ordinary income, if any, and begin their capital gains holding period by timely filing an election pursuant to Section 83(b) of the Internal Revenue Code with respect to a restricted stock award. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by Wheels Up.
Restricted Stock Units
There are generally no immediate tax consequences of receiving an award of PSUs or RSUs under the Amended and Restated 2021 LTIP. A participant who is awarded PSUs or RSUs will generally be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the restriction period or, if later, the payment date, subject to the requirements of Section 409A of the Internal Revenue Code.
Section 409A
Section 409A of the Internal Revenue Code provides that non-qualified deferred compensation arrangements must meet certain requirements to avoid additional income taxes for those deferring compensation, including providing that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Awards granted under the Amended and Restated 2021 LTIP are intended to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code; however, Wheels Up makes no representations or warranties to that effect.
New Plan Benefits
We have not granted awards or committed to grant awards subject to stockholder approval of the LTIP Amendment to any individual or group of individuals. Any grant of additional awards under the Amended and Restated LTIP, as amended by the LTIP Amendment, if approved by the Company’s stockholders at the Annual Meeting, is subject to the discretion of the Compensation Committee from time to time. Any future benefits that will be received under the Amended and Restated LTIP, as amended by the LTIP Amendment, by particular individuals or groups are not determinable at this time, as the selection of participants who will receive awards granted under the Amended and Restated LTIP, as amended by the LTIP Amendment, and the size and types of any such awards will be determined by the Compensation Committee in its discretion; provided, that under our director compensation policy, each Eligible Director (as defined below) is eligible to receive an annual award of RSUs having an aggregate fair market value of $175,000 as of the grant date.

22 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

PROPOSAL NO. 5—APPROVAL OF THE CCO PERFORMANCE PLAN
The CCO Performance Plan was granted by the Compensation Committee effective May 20, 2024 in connection with the hiring of David Harvey as the Company’s Chief Commercial Officer, subject to approval by the Company’s stockholders at the Annual Meeting. We are requesting that the Company’s stockholders approve the CCO Performance Plan as a standalone employee benefit plan, and authorize the Company to issue up to 15,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all, as described in further detail below. There can be no assurance that the vesting conditions for the CCO Performance Plan will be satisfied or that any shares of Common Stock will be issued or cash payments will be made to our Chief Commercial Officer pursuant to the CCO Performance Plan.
Background & Key Terms of the Award
On May 1, 2024, the Compensation Committee approved the CCO Performance Plan in connection with the hiring of David Harvey as the Company’s Chief Commercial Officer, effective May 20, 2024, which is subject to both performance- and service-based vesting conditions. The CCO Performance Plan is a standalone plan and is a multi-year, one-time performance award granted to our Chief Commercial Officer in lieu of future annual equity compensation grants, which is intended to provide him with the opportunity to share in the long-term growth of the value of the Company. The Board and Compensation Committee believe that our executive compensation programs should primarily focus on driving strong financial performance and stockholder value creation and reward our executive officers for the achievement of challenging financial and operational goals. As a result, the Compensation Committee designed the CCO Performance Plan, as well as the CFO Performance Plan and the Wheels Up Experience Inc. Performance Award Agreement, dated as of November 30, 2023, formerly granted to George Mattson, the Company’s Chief Executive Officer (the “CEO Performance Plan” and, collectively with the CCO Performance Plan and CFO Performance Plan, the “Executive Performance Plans”), to align the performance-based vesting conditions with important future Company events. We believe the award ties the “at-risk,” long-term pay outcomes for our Chief Commercial Officer to the Company’s overall success and provides meaningful upside if the Company’s market value increases.
The CCO Performance Plan is contingent upon the satisfaction of both the performance- and service-based vesting conditions in order for any shares of Common Stock to be issuable or cash payment to be made thereunder, as described below:
•
The performance-based vesting condition for the CCO Performance Plan consists of a contingent right to receive a number of shares of Common Stock upon the repayment or refinancing of the Company’s borrowings under the $390.0 million Term Loan, plus any additional amounts drawn on the Term Loan, if at all, on or before September 20, 2028, the maturity date of the Term Loan (the “Term Loan Maturity Date” and such repayment or refinancing, a “Repayment Event”). See “—Summary of the CCO Performance Plan—Performance-Based Vesting Conditions” below for more information.

•
The service-based vesting condition for the CCO Performance Plan provides that 25% of the CCO Performance Plan became eligible to vest on September 20, 2024 and an additional 25% will be eligible to vest on each of September 20, 2025, 2026 and 2027, so long as our Chief Commercial Officer remains employed with the Company as of such dates and subject to differing treatment in certain termination of service scenarios. No portion of the CCO Performance Plan had vested as of the Record Date. See “—Summary of the CCO Performance Plan—Service-Based Vesting Conditions” below for more information.

The Compensation Committee believes a Repayment Event is a significant performance-based milestone for the Company and its stockholders, and an important indicator of the Company’s future success. We also believe that the Company’s ability to consummate a Repayment Event is primarily dependent on the Company’s operating and financial success, the ability to generate positive cash flow and/or obtain additional financing leading up to any such repayment or refinancing. Accordingly, our Chief Commercial Officer would be rewarded upon the consummation of a Repayment Event and get to participate in any enhancement of the Company’s market value. However, there can be no assurance that the performance- or service-based vesting conditions for the CCO Performance Plan will be satisfied, or that upon vesting the variables described under “—Summary of the CCO Performance Plan—Number of Shares of Common Stock Issuable Upon Vesting” below that determine the potential number of shares of Common Stock issuable or cash payments pursuant to the CCO Performance Plan, if any, will result in any issuance of shares of Common Stock or cash payments under the CCO Performance Plan.
If both the performance- and service-based vesting conditions are satisfied prior to forfeiture, the number of shares of Common Stock that may vest and be issued to our Chief Commercial Officer will first be determined on December 31st of the year in which a Repayment Event occurs, and then on December 31st of each subsequent year (each such date, a “Determination Date”) until December 31, 2028 (the “Final Determination Date”). At any Determination Date following the satisfaction of the performance- and service-based vesting conditions, the number of shares of Common Stock issuable to our Chief Commercial Officer in connection with such Determination Date, if any, will be determined using the then-applicable percentage associated with the service-based vesting

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 23

PROPOSAL NO. 5—APPROVAL OF THE CCO PERFORMANCE PLAN (continued)
condition (the “Service Vested Percentage”). If no Repayment Event occurs prior to the Term Loan Maturity Date, or if the Lenders’ Total Investor Return (as defined in the CCO Performance Plan) as a multiple of the aggregate principal amount of the Term Loan and any borrowings under the Revolving Credit Facility (as of the applicable Determination Date, the “Investor Multiple on Invested Capital”), is not greater than one on any Determination Date through the Final Determination Date, no shares of Common Stock will be issued, and no cash payment under the CCO Performance Plan will be made, to our Chief Commercial Officer. In such scenarios, the CCO Performance Plan would expire and be forfeited as of the Final Determination Date.
An expanded summary of the CCO Performance Plan is set forth below under the heading “—Summary of the CCO Performance Plan.” A copy of the CCO Performance Plan is included as Appendix B to this Proxy Statement. The summaries set forth herein are qualified in their entirety by reference to the full text of the CCO Performance Plan.
Summary of Requested Approval
We are requesting that the Company’s stockholders approve the CCO Performance Plan, and authorize the Company to issue up to 15,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all. The CCO Performance Plan states that the delivery of any shares of Common Stock under the plan is subject to the Company’s stockholders approving such award and approving a sufficient number of shares of Common Stock to be issued to our Chief Commercial Officer. If the CCO Performance Plan is not approved by the stockholders at the Annual Meeting, or at a future annual or special meeting of the Company’s stockholders or by written consent of the Company’s stockholders, or on any Determination Date there is not otherwise a sufficient number of shares of Common Stock authorized for issuance by the Company’s stockholders in order to deliver the number of shares of Common Stock due under such plan, upon vesting, if at all, any amounts payable under the CCO Performance Plan will be payable in cash in lieu of shares of Common Stock. See “—Summary of the CCO Performance Plan—Number of Shares Available for Issuance” and “—Summary of the CCO Performance Plan—Number of Shares of Common Stock Issuable Upon Vesting” below for additional information about the number of shares that we are requesting stockholders approve at the Annual Meeting with respect to the CCO Performance Plan, as well as the requirement upon satisfaction of both the performance- and service-based vesting conditions, if at all, to issue shares of Common Stock or pay cash to our Chief Commercial Officer.
Approval under NYSE Stockholder Approval Rules
Sections 303A.08, 312.03(a) and 312.03(b) of the NYSE Listed Company Manual (collectively, the “NYSE Stockholder Approval Rules”) require stockholder approval: (i) for equity compensation plans; and (ii) prior to the issuance of Common Stock, or of securities convertible into or exercisable for shares of Common Stock, in a transaction or series of related transactions to a director, officer or substantial security holder of the Company (each an “Active Related Party”) if the number of shares of Common Stock to be issued, or if the number of shares of Common Stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of Common Stock or voting power outstanding before the issuance.
Subject to the satisfaction of both the performance- and service-based vesting conditions under the CCO Performance Plan, if at all, the number of shares of Common Stock that may be issuable to our Chief Commercial Officer may exceed the 1% threshold set forth in the NYSE Stockholder Approval Rules. However, the number of shares of Common Stock that may vest and become issuable, if any, to our Chief Commercial Officer will not be readily determinable until the first Determination Date following a Repayment Event and at each successive Determination Date thereafter through the Final Determination Date. By voting “For” this Proposal No. 5, you will be deemed to have also approved the CCO Performance Plan and the potential issuance of up to 15,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all, for purposes of the NYSE Stockholder Approval Rules. The Company does not presently intend to seek any additional approval of the Company’s stockholders in connection with any vesting or issuance of shares of Common Stock under the CCO Performance Plan, if any, unless if at the time of vesting the number of shares of Common Stock that the Company is authorized to issue under the CCO Performance Plan is not sufficient to satisfy the number of shares of Common Stock issuable thereunder.
Effect of a Vote “For” Proposal No. 5
By voting “For” this Proposal No. 5, you will be deemed to have: (i) approved the CCO Performance Plan as a standalone employee benefit plan; and (ii) authorized the Company to issue up to 15,000,000 shares of Common Stock to our Chief Commercial Officer, subject to the satisfaction of the applicable vesting conditions under such plan, if at all, in each instance for purposes of the NYSE Stockholder Approval Rules. Mr. Harvey, our Chief Commercial Officer, has a substantial interest in the outcome of this Proposal No. 5.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CCO PERFORMANCE PLAN.

24 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

Summary of the CCO Performance Plan
Summary of Provisions in the CCO Performance Plan
We are requesting that the Company’s stockholders approve the CCO Performance Plan and authorize the Company to issue up to 15,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all. Except as set forth in Section III.A of the Amended and Restated 2021 LTIP, the CCO Performance Plan incorporates the terms of the existing Amended and Restated 2021 LTIP, as it may be amended from time to time. The CCO Performance Plan is intended to constitute a standalone employee benefit plan and any shares of Common Stock issued under the CCO Performance Plan will not be issued under, or count against the number of shares of Common Stock reserved pursuant to, any of the Company’s other equity incentive plans or awards. While certain of the provisions described below are similar to the Amended and Restated 2021 LTIP, there are certain differences with respect to, among other things, termination of service scenarios, treatment upon a “Change of Control” (as defined under “—Change of Control Provisions” below), and the potential settlement by a payment in cash if the CCO Performance Plan is not approved by the Company’s stockholders or if on any Determination Date, there is not otherwise a sufficient number of shares of Common Stock authorized for issuance upon vesting to deliver the number of shares due under the plan.
Additional descriptions of these items are contained in Proposal No. 5 above, as well as where applicable in the following summary of the CCO Performance Plan, considering the changes to the terms of the Amended and Restated 2021 LTIP set forth in the LTIP Amendment, as applicable. A copy of the CCO Performance Plan is included as Appendix B to this Proxy Statement. The summaries set forth herein are qualified in their entirety by reference to the full text of the CCO Performance Plan.
Administration of the CCO Performance Plan
The CCO Performance Plan may be administered by the Administrator. The Administrator has exclusive authority to make all interpretations and determinations affecting the CCO Performance Plan. The CCO Performance Plan does not obligate the Company to issue any future grants to our Chief Commercial Officer.
Eligible Participants
The CCO Performance Plan was granted to David Harvey, our Chief Commercial Officer, and does not, by its terms, allow for additional awards to be made thereunder.
Performance-Based Vesting Conditions
The CCO Performance Plan is a multi-year, one-time performance award granted to our Chief Commercial Officer in lieu of future annual equity compensation grants and is intended to provide him with the opportunity to share in the long-term growth of the value of the Company. The award consists of a contingent right to receive a number of shares of Common Stock upon: (i) a Repayment Event consisting of either the repayment or refinancing of the Company’s borrowings under the $390.0 million Term Loan, plus any additional amounts drawn on the Term Loan, if at all, on or before the Term Loan Maturity Date, if at all; and (ii) satisfaction of certain service-based vesting conditions described below. If both the performance- and service-based vesting conditions are satisfied prior to forfeiture, the number of shares of Common Stock that may vest and be issued to our Chief Commercial Officer will first be determined on the first Determination Date following a Repayment Event and again on each Determination Date through the Final Determination Date. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied or that the foregoing variables will result in the vesting and issuance of any shares of Common Stock or cash payments pursuant to the CCO Performance Plan.
See Sections 1 and 2 of the CCO Performance Plan included as Appendix B to this Proxy Statement for more information about the performance-based vesting conditions.
Service-Based Vesting Conditions
The service-based vesting condition provides that 25% of the CCO Performance Plan was eligible to vest on September 20, 2024 and an additional 25% will be eligible to vest on each of September 20, 2025, 2026 and 2027, so long as our Chief Commercial Officer remains employed with the Company as of such dates. At any Determination Date following the satisfaction of the performance- and service-based vesting conditions, the number of shares of Common Stock issuable to our Chief Commercial Officer in connection with such Determination Date, if any, will be determined using the Service Vested Percentage. No portion of the CCO Performance Plan had vested as of the Record Date.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 25

Summary of the CCO Performance Plan (continued)
The CCO Performance Plan also sets forth the following treatment of the award for certain termination of service scenarios (“Change of Control” is described separately below under “—Change of Control Provisions”):
•
If our Chief Commercial Officer voluntarily terminates his employment with the Company for any reason other than Good Reason (as defined in the Amended and Restated 2021 LTIP) or his employment terminates due to his death or Disability (as defined in the Amended and Restated 2021 LTIP): (i) the Service Vested Percentage of the CCO Performance Plan will be determined as of the last anniversary of September 20, 2023 preceding his termination date; and (ii) the total number of shares of Common Stock to be distributed to our Chief Commercial Officer or his estate, as applicable, will be determined as of each Determination Date through the Final Determination Date, without any condition of continuing employment or service. Any percentage of the CCO Performance Plan in excess of the Service Vested Percentage will be forfeited for no consideration.

•
If our Chief Commercial Officer’s employment is terminated by the Company without Cause (as defined in the Amended and Restated 2021 LTIP) or he resigns with Good Reason (as defined in the Amended and Restated 2021 LTIP): (i) the Service Vested Percentage of the CCO Performance Plan will be determined as-if he had remained employed though the next anniversary of September 20, 2023 after the date of termination, or if the next anniversary of September 20, 2023 is less than three months following the date of termination, the Service Vested Percentage will be determined as-if he had remained employed through the next two anniversaries of September 20, 2023; and (ii) the total number of shares of Common Stock to be distributed to our Chief Commercial Officer will be determined as of each Determination Date through the Final Determination Date, without any condition of continuing employment or service. Any percentage of the CCO Performance Plan in excess of the Service Vested Percentage after considering the prior sentences will be forfeited for no consideration.

•
If our Chief Commercial Officer is terminated by the Company for Cause (as defined in the Amended and Restated 2021 LTIP), the CCO Performance Plan, including any Service Vested Percentage thereof, will be forfeited for no consideration.

See Section 4 of, and the definition of “Service Vested Percentage” in, the CCO Performance Plan included as Appendix B to this Proxy Statement for more information about the service-based vesting conditions and termination of service outcomes.
Number of Shares of Common Stock Issuable Upon Vesting
Upon the satisfaction of both the performance- and service-based vesting conditions, if at all, the number of shares of Common Stock subject to vesting and issuance, if any, to our Chief Commercial Officer on each Determination Date following a Repayment Event will be based on the repayment or refinancing of the Term Loan and Revolving Credit Facility, and the then-applicable dollar value of the shares of Common Stock issued to the Lenders under the Investor Rights Agreement, relative to the volume weighted average price per share of Common Stock during the 60 trading day period prior to the applicable Determination Date (the “VWAP”). The number of shares of Common Stock, if any, issuable under the CCO Performance Plan will vary depending on, among other things, the: (i) occurrence and timing of a Repayment Event; (ii) Investor Multiple on Invested Capital, if any; and (iii) Service Vested Percentage as of the applicable Determination Date. As a result, the exact number of shares of Common Stock that may be issued under the CCO Performance Plan will not be readily determinable until the first Determination Date following a Repayment Event and at each successive Determination Date thereafter through the Final Determination Date. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied or that the foregoing variables will result in the vesting and issuance of any shares of Common Stock or cash payments pursuant to the CCO Performance Plan. Any such cash payments by the Company to our Chief Commercial Officer may be material and, depending on the timing and magnitude of such required payments, may adversely affect our liquidity, financial condition and results of operations.
If no Repayment Event occurs prior to the Term Loan Maturity Date, or if the Investor Multiple on Invested Capital is not greater than one on any Determination Date through the Final Determination Date, no shares of Common Stock will be issued, and no cash payment under the CCO Performance Plan will be made, to our Chief Commercial Officer. In such scenarios, the CCO Performance Plan would expire and be forfeited as of the Final Determination Date. If the Company is unable to obtain the approval of the Company’s stockholders of the CCO Performance Plan at the Annual Meeting, or a future annual or special meeting of the Company’s stockholders or by written consent of the Company’s stockholders, in any event prior to 30 days after any Determination Date for which the issuance of shares of Common Stock is required under the CCO Performance Plan, then the value of the shares of Common Stock that would otherwise be issuable under the CCO Performance Plan as of such Determination Date will be satisfied by a cash payment. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied or that the foregoing variables will result in the vesting and issuance of any shares of Common Stock or cash payments pursuant to the CCO Performance Plan.

26 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

Summary of the CCO Performance Plan (continued)
See Exhibit A to the CCO Performance Plan included as Appendix B to this Proxy Statement for more information about the vesting and settlement terms for such award, including the variables used in the calculation of the number of shares of Common Stock issuable or total value payable to our Chief Commercial Officer if both the performance- and service-based vesting conditions are satisfied.
Number of Shares Available for Issuance
We are requesting that the Company’s stockholders approve the CCO Performance Plan as a standalone employee benefit plan, and authorize the Company to issue up to 15,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all. The CCO Performance Plan provides that the delivery of any shares of Common Stock thereunder is subject to approval of such plan and a sufficient number of shares of Common Stock to be issued by the Company’s stockholders. The CCO Performance Plan also provides that if such plan is not approved by the Company’s stockholders or on any Determination Date there is not otherwise a sufficient number of shares of Common Stock approved by the Company’s stockholders in order to deliver the number of shares of Common Stock due under the plan, the Company will pay in cash an amount equal to the value of the shares of Common Stock that would have otherwise been delivered to our Chief Commercial Officer thereunder.
None of the 15,000,000 shares of Common Stock that we are requesting the Company’s stockholders authorize the Company to issue under the CCO Performance Plan will be issued to our Chief Commercial Officer unless (i) both the performance- and service-based vesting conditions have been satisfied, and (ii) the other variables that determine the amount payable to our Chief Commercial Officer are sufficiently high to support any issuance of shares or cash payment under such award. In determining the number of shares of Common Stock to reserve for future issuance under the CCO Performance Plan, we, in consultation with our independent compensation consultant, made certain assumptions such as: (a) the Investor Multiple on Invested Capital being greater than 3.0x; (b) consummation of the Repayment Event as of September 20, 2028, the Term Loan Maturity Date; (c) the Service Vested Percentage as of the applicable Determination Date being 100%; and (d) the number of shares outstanding and fully diluted shares of Common Stock being the same as they were on November 30, 2023. The Company deems these assumptions as reasonable based on currently available information for the purpose of authorizing enough shares of Common Stock for future issuance should the CCO Performance Plan vest. Any increase or decrease in the variables described above will result in the CCO Performance Plan having a different value upon vesting, if at all, which in turn would result in a different number of shares of Common Stock being issuable under the award. For example, if the price per share of Common Stock declines, the value of the CCO Performance Plan will generally decline; however, the number of shares of Common Stock issuable upon vesting would increase under certain circumstances, because the aggregate number of shares of Common Stock required to equal such award value would be higher. The Company’s stockholders may experience significant dilution resulting from the settlement of the CCO Performance Plan and/or the concurrent settlement of the other Executive Performance Plans, if any. However, there can be no assurance that both the performance- and service-based vesting conditions will be satisfied or that the foregoing variables will result in the vesting and issuance of any shares of Common Stock or cash payments pursuant to the CCO Performance Plan.
While we currently believe that the amount of shares of Common Stock that the Company’s stockholders are being asked to authorize the Company to issue under the CCO Performance Plan approximates the maximum number of shares of Common Stock, as calculated in consultation with our independent compensation consultant, that may be issuable under the plan upon the satisfaction of both the performance- and service-based vesting conditions, if at all, it is possible that future events, including future dilutive issuances of shares of Common Stock or other instruments or securities exchangeable or exercisable for, or convertible into, shares of Common Stock in public offerings or private placements, a sustained decline in the trading price per share of our Common Stock or a significant modification to the terms of the Term Loan, could result in an insufficient number of shares of Common Stock being authorized for issuance under the CCO Performance Plan. If the number of shares of Common Stock that the Company is authorized to issue under the CCO Performance Plan or the Amended and Restated Certificate of Incorporation is not sufficient to satisfy the number of shares of Common Stock issuable to our Chief Commercial Officer upon the satisfaction of both the performance- and service-based vesting conditions under the CCO Performance Plan, we may either (i) seek further approval of the Company’s stockholders to increase the number of shares of Common Stock authorized for issuance under the CCO Performance Plan or Amended and Restated Certificate of Incorporation, as applicable, that we then believe are necessary to satisfy our obligation to issue shares of Common Stock under the CCO Performance Plan, or (ii) satisfy our obligations under the CCO Performance Plan by paying cash to our Chief Commercial Officer. Any further approval of the Company’s stockholders would require us to comply with the applicable provisions of our Organizational Documents, the Delaware General Corporation Law, and the applicable rules of the SEC, NYSE or other applicable national securities exchange or inter-dealer quotation system on which our Common Stock is then listed.
If at the Annual Meeting, the Company’s stockholders approve the CCO Performance Plan and authorize the Company to issue up to 15,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all, the Company presently intends to ensure that enough shares of Common Stock remain reserved and available for issuance under the

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 27

Summary of the CCO Performance Plan (continued)
Amended and Restated Certificate of Incorporation to complete any issuance of shares of Common Stock pursuant to the CCO Performance Plan, together with the issuance of any other shares of Common Stock that the Company may be obligated to reserve for future issuance under the terms of any applicable equity incentive plan, warrants or other securities that are convertible or exchangeable into or exercisable for shares of Common Stock, or pursuant to any other agreement to which the Company or its subsidiaries is a party.
Although the terms of the Amended and Restated 2021 LTIP incorporated into the CCO Performance Plan specify conditions under which unvested shares under the CCO Performance Plan may become available for later grant or issuance, it is the Company’s present intention that if the CCO Performance Plan is forfeited, expires or otherwise terminates, in whole or in part, without having vested, no unvested shares of Common Stock will be issued to our Chief Commercial Officer under the plan and such unvested shares will not become available for later grant or issuance thereunder.
Change of Control Provisions
Pursuant to the CCO Performance Plan, if a Change of Control (as defined for purposes of this Proposal No. 5) occurs prior to any Determination Date, the date of the consummation of the Change of Control will be deemed a Repayment Event and the Final Determination Date, and the Service Vested Percentage will be 100% upon the consummation of such Change of Control. In addition, if a Change of Control is consummated within six months following the termination of our Chief Commercial Officer’s employment for any reason other than for Cause (as defined in the Amended and Restated 2021 LTIP), he will become 100% vested as of the date of the Change of Control. Under the CCO Performance Plan, “Change of Control” means the occurrence of any one of the following events on or after the grant date of the CCO Performance Plan and on or before the final Determination Date:
•
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that neither the consummation of the acquisition of the Company described in clauses (A) or (B) above by any Lender or any affiliate or subsidiary of a Lender nor the consummation of the acquisition of the Company described in clauses (A) or (B) above by any employee benefit plan (or related trust) sponsored or maintained by any Lender or any affiliate or subsidiary of a Lender will constitute a Change of Control;

•
the consummation of a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company under which a majority of shares of Common Stock would be converted into or exercised for cash or securities of any other corporation or entity, or sale or other disposition of all or substantially all of the Company’s assets or equity securities;

•	the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (other than an exchange in connection with a dissolution, insolvency or bankruptcy); or
•
the individuals who served on the Board as of the grant date of the CCO Performance Plan thereafter cease to constitute at least a majority thereof; provided, however, that any person becoming a member of the Board subsequent to the grant date of the CCO Performance Plan and whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board immediately prior to such vote will be considered a member of the Board on the grant date of the CCO Performance Plan.

Adjustments for Stock Dividends, Stock Splits, Etc.
The CCO Performance Plan requires the Administrator to make any appropriate adjustments to the CCO Performance Plan and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events, including, but not limited to, appropriate adjustments to the number, class and price of shares under the CCO Performance Plan. See “Proposal No. 7—Implementation of the Reverse Stock Split—Effect on Equity Compensation Arrangements and Warrants” in this Proxy Statement for more information about the treatment of the CCO Performance Plan in the event the stockholders approve Proposal No. 7 at the Annual Meeting and the Board, in its discretion, subsequently decides to effect the Reverse Stock Split and Authorized Share Reduction.
Amendment to the CCO Performance Plan
No amendment or modification of any provision of the CCO Performance Plan that has a material adverse effect on Mr. Harvey will be effective unless signed in writing by or on behalf of the Company and Mr. Harvey. In addition, no amendment will be effective unless approved by the Company’s stockholders to the extent stockholder approval is necessary to satisfy the requirements of the Internal Revenue Code, any federal or state law or regulation, or any securities exchange listing requirements.

28 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

Summary of the CCO Performance Plan (continued)
Termination of the CCO Performance Plan
The CCO Performance Plan generally may not be terminated by the Company, the Board or the Company’s stockholders. In addition, neither Article XXVI of the Amended and Restated 2021 LTIP, which is incorporated into the CCO Performance Plan, nor any other article of the Amended and Restated 2021 LTIP that is incorporated into the CCO Performance Plan that permits the Board or the Compensation Committee to do any of the following will apply to the CCO Performance Plan: (i) suspend vesting and/or settlement of the CCO Performance Plan; (ii) specify any additional terms, conditions and limitations for the grant of the CCO Performance Plan; (iii) cancel the CCO Performance Plan or provide for conditions or circumstances under which the CCO Performance Plan will be forfeited other than those expressly stated in the CCO Performance Plan; (iv) apply performance goals or performance criteria other than those specified in the CCO Performance Plan or reduce the amounts payable under the CCO Performance Plan; (v) cancel any unpaid or deferred portion of the CCO Performance Plan or any portion thereof for any reason other than our Chief Commercial Officer is not in compliance with the CCO Performance Plan as so determined and decided by an appropriate court of final jurisdiction; or (vi) settle the CCO Performance Plan other than in shares of Common Stock or cash.
Clawback/Recovery
The CCO Performance Plan is subject to recovery under any law, government regulation or stock exchange listing requirement or the Recoupment Policy and will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement. In addition, the Administrator may cancel any unexpired, unpaid, unexercised or deferred award at any time if our Chief Commercial Officer is not in compliance with the CCO Performance Plan, including certain restrictive covenants. Furthermore, the Administrator may require our Chief Commercial Officer to return to and/or reimburse the Company for an award and/or shares of Common Stock issued under the CCO Performance Plan, and any proceeds paid or provided upon disposition of shares of Common Stock issued under the CCO Performance Plan, pursuant to the terms of the Recoupment Policy. See “Corporate Governance—Executive Compensation Recoupment Policy” in this Proxy Statement for additional information about the Company’s compensation clawback policy.
Types of Awards
Although the terms of the Amended and Restated 2021 LTIP incorporated into the CCO Performance Plan permit the Administrator to grant awards of stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-based awards, performance awards or cash awards, the CCO Performance Plan is a one-time award in lieu of future annual equity compensation grants and does not constitute a promise of future grants. The CCO Performance Plan does not obligate the Company to issue any future grants to our Chief Commercial Officer.
Minimum Vesting Condition for Awards
The terms of the Amended and Restated 2021 LTIP incorporated into the CCO Performance Plan require that any grant or award thereunder have a minimum restriction, vesting and/or performance period, as applicable, of no less than one year after the grant date; provided, that the Compensation Committee, in its sole discretion, would be permitted to designate up to 5% of the shares available for issuance under the CCO Performance Plan as not being subject to such requirement.
Dividend and Dividend Equivalent Rights
The CCO Performance Plan does not permit dividends or dividend equivalents to be paid or settled on unearned and unvested equity awards.
U.S. Federal Income Tax Consequences of Awards
The U.S. federal income tax consequences to Wheels Up and our Chief Commercial Officer with respect to the CCO Performance Plan are substantially identical to the consequences described under “Proposal No. 4—Amendment to Amended and Restated Wheels Up Experience Inc. 2021 Long-Term Incentive Plan—Summary of the Amended and Restated 2021 LTIP—U.S. Federal Income Tax Consequences of Awards” under the subheadings “Restricted Stock Units” and “Section 409A”, which are incorporated by reference herein. The summary incorporated by reference herein does not purport to be legal or tax advice. The U.S. federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon their individual circumstances. Tax consequences for any particular individual may be different. If both the performance- and service-based vesting conditions under the CCO Performance Plan are satisfied prior to forfeiture, if at all, any issuance of shares of Common Stock or cash payment under such award may result in excise taxes pursuant to Sections 280G or 4999 of the Internal Revenue Code being owed by Mr. Harvey as a result of such issuance or payment. The Company is not liable for the payment of any excise taxes pursuant to Sections 280G or 4999 of the Internal Revenue Code (including any “gross-up”) that may be incurred by our Chief Commercial Officer upon vesting of the CCO Performance Plan, if at all.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 29

Summary of the CCO Performance Plan (continued)
New Plan Benefits
As of the Record Date, only our Chief Commercial Officer had an outstanding equity award under the CCO Performance Plan. We are requesting that the Company’s stockholders approve the CCO Performance Plan as a standalone employee benefit plan, and authorize the Company to issue up to 15,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all. The following table sets forth the number of shares of Common Stock that the Company would have issued under the CCO Performance Plan, subject to the satisfaction of both the performance- and service-based vesting conditions under such award, as of December 31, 2024; however, because such vesting conditions for the CCO Performance Plan were not met as of such date, no shares of Common Stock vested or were issuable thereunder as of December 31, 2024.

Name and Position	Dollar Value	Number of Shares of Common Stock
George Mattson, Chief Executive Officer	$ —	—
David Harvey, Chief Commercial Officer	—	—
Mark Briffa, EVP, Charter & CEO of Air Partner	—	—
All current executive officers as a group (10 persons)(1)	$—	—
All current directors who are not executive officers as a group (zero persons)	$—	—
All employees as a group (excluding all current executive officers) (zero persons)	$—	—

(1)	Mr. Smith ceased to be an executive officer of the Company effective September 6, 2024. No grants under the CCO Performance Plan were made to Mr. Smith.

30 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

PROPOSAL NO. 6—APPROVAL OF THE CFO PERFORMANCE PLAN
The CFO Performance Plan was granted by the Compensation Committee effective March 31, 2025 in connection with the hiring of John Verkamp as the Company’s Chief Financial Officer, subject to approval by the Company’s stockholders at the Annual Meeting. We are requesting that the Company’s stockholders approve the CFO Performance Plan as a standalone employee benefit plan, and authorize the Company to issue up to 12,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all, as described in further detail below. There can be no assurance that the vesting conditions for the CFO Performance Plan will be satisfied or that any shares of Common Stock will be issued or cash payments will be made to our Chief Financial Officer pursuant to the CFO Performance Plan.
Background & Key Terms of the Award
On February 26, 2025, the Compensation Committee approved the CFO Performance Plan in connection with the hiring of John Verkamp as the Company’s Chief Financial Officer, effective March 31, 2025, which is subject to both performance- and service-based vesting conditions. The CFO Performance Plan is a standalone plan and is a multi-year, one-time performance award granted to our Chief Financial Officer in lieu of future annual equity compensation grants, which is intended to provide him with the opportunity to share in the long-term growth of the value of the Company. The Board and Compensation Committee believe that our executive compensation programs should primarily focus on driving strong financial performance and stockholder value creation and reward our executive officers for the achievement of challenging financial and operational goals. As a result, the Compensation Committee designed the CFO Performance Plan, as well as the other Executive Performance Plans, to align the performance-based vesting conditions with important future Company events. We believe the award ties the “at-risk,” long-term pay outcomes for our Chief Financial Officer to the Company’s overall success and provides meaningful upside if the Company’s market value increases.
The CFO Performance Plan is contingent upon the satisfaction of both the performance- and service-based vesting conditions in order for any shares of Common Stock to be issuable or cash payment to be made thereunder, as described below:
•
The performance-based vesting condition for the CFO Performance Plan consists of a contingent right to receive a number of shares of Common Stock upon a Repayment Event. See “—Summary of the CFO Performance Plan—Performance-Based Vesting Conditions” below for more information.

•
The service-based vesting condition for the CFO Performance Plan provides that one-third of the CFO Performance Plan will be eligible to vest on each of September 20, 2025, 2026 and 2027, so long as our Chief Financial Officer remains employed with the Company as of such dates and subject to differing treatment in certain termination of service scenarios. No portion of the CFO Performance Plan had vested as of the Record Date. See “—Summary of the CFO Performance Plan—Service-Based Vesting Conditions” below for more information.

The Compensation Committee believes a Repayment Event is a significant performance-based milestone for the Company and its stockholders, and an important indicator of the Company’s future success. We also believe that the Company’s ability to consummate a Repayment Event is primarily dependent on the Company’s operating and financial success, the ability to generate positive cash flow and/or obtain additional financing leading up to any such repayment or refinancing. Accordingly, our Chief Financial Officer would be rewarded upon the consummation of a Repayment Event and get to participate in any enhancement of the Company’s market value. However, there can be no assurance that the performance- or service-based vesting conditions for the CFO Performance Plan will be satisfied, or that upon vesting the variables described under “—Summary of the CFO Performance Plan—Number of Shares of Common Stock Issuable Upon Vesting” below that determine the potential number of shares of Common Stock issuable or cash payments pursuant to the CFO Performance Plan, if any, will result in any issuance of shares of Common Stock or cash payments under the CFO Performance Plan.
If both the performance- and service-based vesting conditions are satisfied prior to forfeiture, the number of shares of Common Stock that may vest and be issued to our Chief Financial Officer will first be determined on each Determination Date until the Final Determination Date. At any Determination Date following the satisfaction of the performance- and service-based vesting conditions, the number of shares of Common Stock issuable to our Chief Financial Officer in connection with such Determination Date, if any, will be determined using the then-applicable Service Vested Percentage. If no Repayment Event occurs prior to the Term Loan Maturity Date, or if the Investor Multiple on Invested Capital is not greater than one on any Determination Date through the Final Determination Date, no shares of Common Stock will be issued, and no cash payment under the CFO Performance Plan will be made, to our Chief Financial Officer. In such scenarios, the CFO Performance Plan would expire and be forfeited as of the Final Determination Date.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 31

PROPOSAL NO. 6—APPROVAL OF THE CFO PERFORMANCE PLAN (continued)
An expanded summary of the CFO Performance Plan is set forth below under the heading “—Summary of the CFO Performance Plan.” A copy of the CFO Performance Plan is included as Appendix C to this Proxy Statement. The summaries set forth herein are qualified in their entirety by reference to the full text of the CFO Performance Plan.
Summary of Requested Approval
We are requesting that the Company’s stockholders approve the CFO Performance Plan, and authorize the Company to issue up to 12,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all. The CFO Performance Plan states that the delivery of any shares of Common Stock under the plan is subject to the Company’s stockholders approving such award and approving a sufficient number of shares of Common Stock to be issued to our Chief Financial Officer. If the CFO Performance Plan is not approved by the stockholders at the Annual Meeting, or at a future annual or special meeting of the Company’s stockholders or by written consent of the Company’s stockholders, or on any Determination Date there is not otherwise a sufficient number of shares of Common Stock authorized for issuance by the Company’s stockholders in order to deliver the number of shares of Common Stock due under such plan, upon vesting, if at all, any amounts payable under the CFO Performance Plan will be payable in cash in lieu of shares of Common Stock. See “—Summary of the CFO Performance Plan—Number of Shares Available for Issuance” and “—Summary of the CFO Performance Plan—Number of Shares of Common Stock Issuable Upon Vesting” below for additional information about the number of shares that we are requesting stockholders approve at the Annual Meeting with respect to the CFO Performance Plan, as well as the requirement upon satisfaction of both the performance- and service-based vesting conditions, if at all, to issue shares of Common Stock or pay cash to our Chief Financial Officer.
Approval under NYSE Stockholder Approval Rules
The NYSE Stockholder Approval Rules require stockholder approval: (i) for equity compensation plans; and (ii) prior to the issuance of Common Stock, or of securities convertible into or exercisable for shares of Common Stock, in a transaction or series of related transactions to an Active Related Party if the number of shares of Common Stock to be issued, or if the number of shares of Common Stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of Common Stock or voting power outstanding before the issuance.
Subject to the satisfaction of both the performance- and service-based vesting conditions under the CFO Performance Plan, if at all, the number of shares of Common Stock that may be issuable to our Chief Financial Officer may exceed the 1% threshold set forth in the NYSE Stockholder Approval Rules. However, the number of shares of Common Stock that may vest and become issuable, if any, to our Chief Financial Officer will not be readily determinable until the first Determination Date following a Repayment Event and at each successive Determination Date thereafter through the Final Determination Date. By voting “For” this Proposal No. 6, you will be deemed to have also approved the CFO Performance Plan and the potential issuance of up to 12,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all, for purposes of the NYSE Stockholder Approval Rules. The Company does not presently intend to seek any additional approval of the Company’s stockholders in connection with any vesting or issuance of shares of Common Stock under the CFO Performance Plan, if any, unless if at the time of vesting the number of shares of Common Stock that the Company is authorized to issue under the CFO Performance Plan is not sufficient to satisfy the number of shares of Common Stock issuable thereunder.
Effect of a Vote “For” Proposal No. 6
By voting “For” this Proposal No. 6, you will be deemed to have: (i) approved the CFO Performance Plan as a standalone employee benefit plan; and (ii) authorized the Company to issue up to 12,000,000 shares of Common Stock to our Chief Financial Officer, subject to the satisfaction of the applicable vesting conditions under such plan, if at all, in each instance for purposes of the NYSE Stockholder Approval Rules. Mr. Verkamp, our Chief Financial Officer, has a substantial interest in the outcome of this Proposal No. 6.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CFO PERFORMANCE PLAN.

32 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

Summary of the CFO Performance Plan
Summary of Provisions in the CFO Performance Plan
We are requesting that the Company’s stockholders approve the CFO Performance Plan and authorize the Company to issue up to 12,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all. Except as set forth in Section III.A of the Amended and Restated 2021 LTIP, the CFO Performance Plan incorporates the terms of the existing Amended and Restated 2021 LTIP, as it may be amended from time to time. The CFO Performance Plan is intended to constitute a standalone employee benefit plan and any shares of Common Stock issued under the CFO Performance Plan will not be issued under, or count against the number of shares of Common Stock reserved pursuant to, any of the Company’s other equity incentive plans or awards. While certain of the provisions described below are similar to the Amended and Restated 2021 LTIP, there are certain differences with respect to, among other things, termination of service scenarios, treatment upon a “Change of Control” (as defined under “—Change of Control Provisions” below), and the potential settlement by a payment in cash if the CFO Performance Plan is not approved by the Company’s stockholders or if on any Determination Date, there is not otherwise a sufficient number of shares of Common Stock authorized for issuance upon vesting to deliver the number of shares due under the CFO Performance Plan.
Additional descriptions of these items are contained in Proposal No. 6 above, as well as where applicable in the following summary of the CFO Performance Plan, considering the changes to the terms of the Amended and Restated 2021 LTIP set forth in the LTIP Amendment, as applicable. A copy of the CFO Performance Plan is included as Appendix C to this Proxy Statement. The summaries set forth herein are qualified in their entirety by reference to the full text of the CFO Performance Plan.
Administration of the CFO Performance Plan
The CFO Performance Plan may be administered by the Administrator. The Administrator has exclusive authority to make all interpretations and determinations affecting the CFO Performance Plan. The CFO Performance Plan does not obligate the Company to issue any future grants to our Chief Financial Officer.
Eligible Participants
The CFO Performance Plan was granted to John Verkamp, our Chief Financial Officer, and does not, by its terms, allow for additional awards to be made thereunder.
Performance-Based Vesting Conditions
The CFO Performance Plan is a multi-year, one-time performance award granted to our Chief Financial Officer in lieu of future annual equity compensation grants and is intended to provide him with the opportunity to share in the long-term growth of the value of the Company. The award consists of a contingent right to receive a number of shares of Common Stock upon: (i) a Repayment Event consisting of either the repayment or refinancing of the Company’s borrowings under the $390.0 million Term Loan, plus any additional amounts drawn on the Term Loan, if at all, on or before the Term Loan Maturity Date, if at all; and (ii) satisfaction of certain service-based vesting conditions described below. If both the performance- and service-based vesting conditions are satisfied prior to forfeiture, the number of shares of Common Stock that may vest and be issued to our Chief Financial Officer will first be determined on the first Determination Date following a Repayment Event and again on each Determination Date through the Final Determination Date. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied or that the foregoing variables will result in the vesting and issuance of any shares of Common Stock or cash payments pursuant to the CFO Performance Plan.
See Sections 1 and 2 of the CFO Performance Plan included as Appendix C to this Proxy Statement for more information about the performance-based vesting conditions.
Service-Based Vesting Conditions
The service-based vesting condition provides that one-third of the CFO Performance Plan will be eligible to vest on each of September 20, 2025, 2026 and 2027, so long as our Chief Financial Officer remains employed with the Company as of such dates. At any Determination Date following the satisfaction of the performance- and service-based vesting conditions, the number of shares of Common Stock issuable to our Chief Financial Officer in connection with such Determination Date, if any, will be determined using the Service Vested Percentage. No portion of the CFO Performance Plan had vested as of the Record Date.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 33

Summary of the CFO Performance Plan (continued)
The CFO Performance Plan also sets forth the following treatment of the award for certain termination of service scenarios (“Change of Control” is described separately below under “—Change of Control Provisions”):
•
If our Chief Financial Officer voluntarily terminates his employment with the Company for any reason other than Good Reason (as defined in the Amended and Restated 2021 LTIP) or his employment terminates due to his death or Disability (as defined in the Amended and Restated 2021 LTIP): (i) the Service Vested Percentage of the CFO Performance Plan will be determined as of the last anniversary of September 20, 2023 preceding his termination date; and (ii) the total number of shares of Common Stock to be distributed to our Chief Financial Officer or his estate, as applicable, will be determined as of each Determination Date through the Final Determination Date, without any condition of continuing employment or service. Any percentage of the CFO Performance Plan in excess of the Service Vested Percentage will be forfeited for no consideration.

•
If our Chief Financial Officer’s employment is terminated by the Company without Cause (as defined in the Amended and Restated 2021 LTIP) or he resigns with Good Reason (as defined in the Amended and Restated 2021 LTIP): (i) the Service Vested Percentage of the CFO Performance Plan will be determined as-if he had remained employed through the next anniversary of September 20, 2023 after the date of termination, or if the next anniversary of September 20, 2023 is less than three months following the date of termination, the Service Vested Percentage will be determined as-if he had remained employed through the next two anniversaries of September 20, 2023; and (ii) the total number of shares of Common Stock to be distributed to our Chief Financial Officer will be determined as of each Determination Date through the Final Determination Date, without any condition of continuing employment or service. Any percentage of the CFO Performance Plan in excess of the Service Vested Percentage after considering the prior sentences will be forfeited for no consideration.

•
If our Chief Financial Officer is terminated by the Company for Cause (as defined in the Amended and Restated 2021 LTIP), the CFO Performance Plan, including any Service Vested Percentage thereof, will be forfeited for no consideration.

See Section 4 of, and the definition of “Service Vested Percentage” in, the CFO Performance Plan included as Appendix C to this Proxy Statement for more information about the service-based vesting conditions and termination of service outcomes.
Number of Shares of Common Stock Issuable Upon Vesting
Upon the satisfaction of both the performance- and service-based vesting conditions, if at all, the number of shares of Common Stock subject to vesting and issuance, if any, to our Chief Financial Officer on each Determination Date following a Repayment Event will be based on the repayment or refinancing of the Term Loan and Revolving Credit Facility, and the then-applicable dollar value of the shares of Common Stock issued to the Lenders under the Investor Rights Agreement, relative to the VWAP. The number of shares of Common Stock, if any, issuable under the CFO Performance Plan will vary depending on, among other things, the: (i) occurrence and timing of a Repayment Event; (ii) Investor Multiple on Invested Capital, if any; and (iii) Service Vested Percentage as of the applicable Determination Date. As a result, the exact number of shares of Common Stock that may be issued under the CFO Performance Plan will not be readily determinable until the first Determination Date following a Repayment Event and at each successive Determination Date thereafter through the Final Determination Date. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied or that the foregoing variables will result in the vesting and issuance of any shares of Common Stock or cash payments pursuant to the CFO Performance Plan. Any such cash payments by the Company to our Chief Financial Officer may be material and, depending on the timing and magnitude of such required payments, may adversely affect our liquidity, financial condition and results of operations.
If no Repayment Event occurs prior to the Term Loan Maturity Date, or if the Investor Multiple on Invested Capital is not greater than one on any Determination Date through the Final Determination Date, no shares of Common Stock will be issued, and no cash payment under the CFO Performance Plan will be made, to our Chief Financial Officer. In such scenarios, the CFO Performance Plan would expire and be forfeited as of the Final Determination Date. If the Company is unable to obtain the approval of the Company’s stockholders of the CFO Performance Plan at the Annual Meeting, or a future annual or special meeting of the Company’s stockholders or by written consent of the Company’s stockholders, in any event prior to 30 days after any Determination Date for which the issuance of shares of Common Stock is required under the CFO Performance Plan, then the value of the shares of Common Stock that would otherwise be issuable under the CFO Performance Plan as of such Determination Date will be satisfied by a cash payment. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied or that the foregoing variables will result in the vesting and issuance of any shares of Common Stock or cash payments pursuant to the CFO Performance Plan.
See Exhibit A to the CFO Performance Plan included as Appendix C to this Proxy Statement for more information about the vesting and settlement terms for such award, including the variables used in the calculation of the number of shares of Common Stock issuable or total value payable to our Chief Financial Officer if both the performance- and service-based vesting conditions are satisfied.

34 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

Summary of the CFO Performance Plan (continued)
Number of Shares Available for Issuance
We are requesting that the Company’s stockholders approve the CFO Performance Plan as a standalone employee benefit plan, and authorize the Company to issue up to 12,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all. The CFO Performance Plan provides that the delivery of any shares of Common Stock thereunder is subject to approval of such plan and a sufficient number of shares of Common Stock to be issued by the Company’s stockholders. The CFO Performance Plan also provides that if such plan is not approved by the Company’s stockholders or on any Determination Date there is not otherwise a sufficient number of shares of Common Stock approved by the Company’s stockholders in order to deliver the number of shares of Common Stock due under the plan, the Company will pay in cash an amount equal to the value of the shares of Common Stock that would have otherwise been delivered to our Chief Financial Officer thereunder.
None of the 12,000,000 shares of Common Stock that we are requesting the Company’s stockholders authorize the Company to issue under the CFO Performance Plan will be issued to our Chief Financial Officer unless (i) both the performance- and service-based vesting conditions have been satisfied, and (ii) the other variables that determine the amount payable to our Chief Financial Officer are sufficiently high to support any issuance of shares or cash payment under such award. In determining the number of shares of Common Stock to reserve for future issuance under the CFO Performance Plan, we, in consultation with our independent compensation consultant, made certain assumptions such as: (a) the Investor Multiple on Invested Capital being greater than 3.0x; (b) consummation of the Repayment Event as of September 20, 2028, the Term Loan Maturity Date; (c) the Service Vested Percentage as of the applicable Determination Date being 100%; and (d) the number of shares outstanding and fully diluted shares of Common Stock being the same as they were on November 30, 2023. The Company deems these assumptions as reasonable based on currently available information for the purpose of authorizing enough shares of Common Stock for future issuance should the CFO Performance Plan vest. Any increase or decrease in the variables described above will result in the CFO Performance Plan having a different value upon vesting, if at all, which in turn would result in a different number of shares of Common Stock being issuable under the award. For example, if the price per share of Common Stock declines, the value of the CFO Performance Plan will generally decline; however, the number of shares of Common Stock issuable upon vesting would increase under certain circumstances, because the aggregate number of shares of Common Stock required to equal such award value would be higher. The Company’s stockholders may experience significant dilution resulting from the settlement of the CFO Performance Plan and/or the concurrent settlement of the other Executive Performance Plans, if any. However, there can be no assurance that both the performance- and service-based vesting conditions will be satisfied or that the foregoing variables will result in the vesting and issuance of any shares of Common Stock or cash payments pursuant to the CFO Performance Plan.
While we currently believe that the amount of shares of Common Stock that the Company’s stockholders are being asked to authorize the Company to issue under the CFO Performance Plan approximates the maximum number of shares of Common Stock, as calculated in consultation with our independent compensation consultant, that may be issuable under the plan upon the satisfaction of both the performance- and service-based vesting conditions, if at all, it is possible that future events, including future dilutive issuances of shares of Common Stock or other instruments or securities exchangeable or exercisable for, or convertible into, shares of Common Stock in public offerings or private placements, a sustained decline in the trading price per share of our Common Stock or a significant modification to the terms of the Term Loan, could result in an insufficient number of shares of Common Stock being authorized for issuance under the CFO Performance Plan. If the number of shares of Common Stock that the Company is authorized to issue under the CFO Performance Plan or the Amended and Restated Certificate of Incorporation is not sufficient to satisfy the number of shares of Common Stock issuable to our Chief Financial Officer upon the satisfaction of both the performance- and service-based vesting conditions under the CFO Performance Plan, we may either (i) seek further approval of the Company’s stockholders to increase the number of shares of Common Stock authorized for issuance under the CFO Performance Plan or Amended and Restated Certificate of Incorporation, as applicable, that we then believe are necessary to satisfy our obligation to issue shares of Common Stock under the CFO Performance Plan, or (ii) satisfy our obligations under the CFO Performance Plan by paying cash to our Chief Financial Officer. Any further approval of the Company’s stockholders would require us to comply with the applicable provisions of our Organizational Documents, the Delaware General Corporation Law, and the applicable rules of the SEC, NYSE or other applicable national securities exchange or inter-dealer quotation system on which our Common Stock is then listed.
If at the Annual Meeting, the Company’s stockholders approve the CFO Performance Plan and authorize the Company to issue up to 12,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all, the Company presently intends to ensure that enough shares of Common Stock remain reserved and available for issuance under the Amended and Restated Certificate of Incorporation to complete any issuance of shares of Common Stock pursuant to the CFO Performance Plan, together with the issuance of any other shares of Common Stock that the Company may be obligated to reserve for future issuance under the terms of any applicable equity incentive plan, warrants or other securities that are convertible or exchangeable into or exercisable for shares of Common Stock, or pursuant to any other agreement to which the Company or its subsidiaries is a party.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 35

Summary of the CFO Performance Plan (continued)
Although the terms of the Amended and Restated 2021 LTIP incorporated into the CFO Performance Plan specify conditions under which unvested shares under the CFO Performance Plan may become available for later grant or issuance, it is the Company’s present intention that if the CFO Performance Plan is forfeited, expires or otherwise terminates, in whole or in part, without having vested, no unvested shares of Common Stock will be issued to our Chief Financial Officer under the CFO Performance Plan and such unvested shares will not become available for later grant or issuance thereunder.
Change of Control Provisions
Pursuant to the CFO Performance Plan, if a Change of Control (as defined for purposes of this Proposal No. 6) occurs prior to any Determination Date, the date of the consummation of the Change of Control will be deemed a Repayment Event and the Final Determination Date, and the Service Vested Percentage will be 100% upon the consummation of such Change of Control. In addition, if a Change of Control is consummated within six months following the termination of our Chief Financial Officer’s employment for any reason other than for Cause (as defined in the Amended and Restated 2021 LTIP), he will become 100% vested as of the date of the Change of Control.
Under the CFO Performance Plan, “Change of Control” means the occurrence of any one of the following events on or after the grant date of the CFO Performance Plan and on or before the final Determination Date:
•
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that neither the consummation of the acquisition of the Company described in clauses (A) or (B) above by any Lender or any affiliate or subsidiary of a Lender nor the consummation of the acquisition of the Company described in clauses (A) or (B) above by any employee benefit plan (or related trust) sponsored or maintained by any Lender or any affiliate or subsidiary of a Lender will constitute a Change of Control;

•
the consummation of a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company under which a majority of shares of Common Stock would be converted into or exercised for cash or securities of any other corporation or entity, or sale or other disposition of all or substantially all of the Company’s assets or equity securities;

•	the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (other than an exchange in connection with a dissolution, insolvency or bankruptcy); or
•
the individuals who served on the Board as of the grant date of the CFO Performance Plan thereafter cease to constitute at least a majority thereof; provided, however, that any person becoming a member of the Board subsequent to the grant date of the CFO Performance Plan and whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board immediately prior to such vote will be considered a member of the Board on the grant date of the CFO Performance Plan.

Adjustments for Stock Dividends, Stock Splits, Etc.
The CFO Performance Plan requires the Administrator to make any appropriate adjustments to the CFO Performance Plan and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events, including, but not limited to, appropriate adjustments to the number, class and price of shares under the CFO Performance Plan. See “Proposal No. 7—Implementation of the Reverse Stock Split—Effect on Equity Compensation Arrangements and Warrants” in this Proxy Statement for more information about the treatment of the CFO Performance Plan in the event the stockholders approve Proposal No. 7 at the Annual Meeting and the Board, in its discretion, subsequently decides to effect the Reverse Stock Split and Authorized Share Reduction.
Amendment to the CFO Performance Plan
No amendment or modification of any provision of the CFO Performance Plan that has a material adverse effect on Mr. Verkamp will be effective unless signed in writing by or on behalf of the Company and Mr. Verkamp. In addition, no amendment will be effective unless approved by the Company’s stockholders to the extent stockholder approval is necessary to satisfy the requirements of the Internal Revenue Code, any federal or state law or regulation, or any securities exchange listing requirements.
Termination of the CFO Performance Plan
The CFO Performance Plan generally may not be terminated by the Company, the Board or the Company’s stockholders. In addition, neither Article XXVI of the Amended and Restated 2021 LTIP, which is incorporated into the CFO Performance Plan, nor any other article

36 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

Summary of the CFO Performance Plan (continued)
of the Amended and Restated 2021 LTIP that is incorporated into the CFO Performance Plan that permits the Board or the Compensation Committee to do any of the following will apply to the CFO Performance Plan: (i) suspend vesting and/or settlement of the CFO Performance Plan; (ii) specify any additional terms, conditions and limitations for the grant of the CFO Performance Plan; (iii) cancel the CFO Performance Plan or provide for conditions or circumstances under which the CFO Performance Plan will be forfeited other than those expressly stated in the CFO Performance Plan; (iv) apply performance goals or performance criteria other than those specified in the CFO Performance Plan or reduce the amounts payable under the CFO Performance Plan; (v) cancel any unpaid or deferred portion of the CFO Performance Plan or any portion thereof for any reason other than our Chief Financial Officer is not in compliance with the CFO Performance Plan as so determined and decided by an appropriate court of final jurisdiction; or (vi) settle the CFO Performance Plan other than in shares of Common Stock or cash.
Clawback/Recovery
The CFO Performance Plan is subject to recovery under any law, government regulation or stock exchange listing requirement or the Recoupment Policy and will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement. In addition, the Administrator may cancel any unexpired, unpaid, unexercised or deferred award at any time if our Chief Financial Officer is not in compliance with the CFO Performance Plan, including certain restrictive covenants. Furthermore, the Administrator may require our Chief Financial Officer to return to and/or reimburse the Company for an award and/or shares of Common Stock issued under the CFO Performance Plan, and any proceeds paid or provided upon disposition of shares of Common Stock issued under the CFO Performance Plan, pursuant to the terms of the Recoupment Policy. See “Corporate Governance—Executive Compensation Recoupment Policy” in this Proxy Statement for additional information about the Company’s compensation clawback policy.
Types of Awards
Although the terms of the Amended and Restated 2021 LTIP incorporated into the CFO Performance Plan permit the Administrator to grant awards of stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-based awards, performance awards or cash awards, the CFO Performance Plan is a one-time award in lieu of future annual equity compensation grants and does not constitute a promise of future grants. The CFO Performance Plan does not obligate the Company to issue any future grants to our Chief Financial Officer.
Minimum Vesting Condition for Awards
The terms of the Amended and Restated 2021 LTIP incorporated into the CFO Performance Plan require that any grant or award thereunder have a minimum restriction, vesting and/or performance period, as applicable, of no less than one year after the grant date; provided, that the Compensation Committee, in its sole discretion, would be permitted to designate up to 5% of the shares available for issuance under the CFO Performance Plan as not being subject to such requirement.
Dividend and Dividend Equivalent Rights
The CFO Performance Plan does not permit dividends or dividend equivalents to be paid or settled on unearned and unvested equity awards.
U.S. Federal Income Tax Consequences of Awards
The U.S. federal income tax consequences to Wheels Up and our Chief Financial Officer with respect to the CFO Performance Plan are substantially identical to the consequences described under “Proposal No. 4—Amendment to Amended and Restated Wheels Up Experience Inc. 2021 Long-Term Incentive Plan—Summary of the Amended and Restated 2021 LTIP—U.S. Federal Income Tax Consequences of Awards” under the subheadings “Restricted Stock Units” and “Section 409A”, which are incorporated by reference herein. The summary incorporated by reference herein does not purport to be legal or tax advice. The U.S. federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon their individual circumstances. Tax consequences for any particular individual may be different. If both the performance- and service-based vesting conditions under the CFO Performance Plan are satisfied prior to forfeiture, if at all, any issuance of shares of Common Stock or cash payment under such award may result in excise taxes pursuant to Sections 280G or 4999 of the Internal Revenue Code being owed by Mr. Verkamp as a result of such issuance or payment. The Company is not liable for the payment of any excise taxes pursuant to Sections 280G or 4999 of the Internal Revenue Code (including any “gross-up”) that may be incurred by our Chief Financial Officer upon vesting of the CFO Performance Plan, if at all.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 37

Summary of the CFO Performance Plan (continued)
New Plan Benefits
As of the Record Date, only our Chief Financial Officer had an outstanding equity award under the CFO Performance Plan. We are requesting that the Company’s stockholders approve the CFO Performance Plan as a standalone employee benefit plan, and authorize the Company to issue up to 12,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under such plan, if at all. The CFO Performance Plan was granted on March 31, 2025. As reflected in the table below, no shares of Common Stock vested or were issuable thereunder as of December 31, 2024.

Name and Position	Dollar Value	Number of Shares of Common Stock
George Mattson, Chief Executive Officer	$ —	—
David Harvey, Chief Commercial Officer	—	—
Mark Briffa, EVP, Charter & CEO of Air Partner	—	—
All current executive officers as a group (10 persons)(1)	$—	—
All current directors who are not executive officers as a group (zero persons)	$—	—
All employees as a group (excluding all current executive officers) (zero persons)	$—	—

(1)	Mr. Smith ceased to be an executive officer of the Company effective September 6, 2024. No grants under the CFO Performance Plan were made to Mr. Smith.

38 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

PROPOSAL NO. 7—REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION
On March 26, 2025, the Board unanimously approved, subject to stockholder approval, and recommends to our stockholders that they approve at the Annual Meeting, an amendment to the Amended and Restated Certificate of Incorporation, to be filed at the discretion of the Board at any time prior to the 2026 Annual Meeting Date, providing for the Reverse Stock Split and, contemporaneously with the Reverse Stock Split, the Authorized Share Reduction. If approved by our stockholders at the Annual Meeting and the Board, in its discretion, subsequently decides to effect the Reverse Stock Split and Authorized Share Reduction, the Company would effect the Reverse Stock Split and the Authorized Share Reduction by causing the filing of a certificate of amendment to the Amended and Restated Certificate of Incorporation (the “Reverse Stock Split Amendment”), substantially in the form attached as Appendix D to this Proxy Statement, with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”).
As described below, the Board, in its discretion, also may determine not to effect the Reverse Stock Split and the Authorized Share Reduction. The Company will not effect the Reverse Stock Split without also effecting the Authorized Share Reduction, and vice versa. If the Board, in its discretion, determines not to effect the Reverse Stock Split and Authorized Share Reduction prior to the 2026 Annual Meeting Date, the Reverse Stock Split Amendment will be abandoned. If our stockholders approve the Reverse Stock Split Amendment at the Annual Meeting, no further action on the part of stockholders will be required for the Board, in its discretion, to either implement or abandon the Reverse Stock Split or the Authorized Share Reduction.
Background and Considerations
The Reverse Stock Split Amendment, if approved by our stockholders at the Annual Meeting and thereafter effected by the Board in its discretion, will effect a Reverse Stock Split of the issued and outstanding shares of Common Stock at a reverse stock split ratio of not less than 1-for-5 and not greater than 1-for-20 (the “Ratio Range”), with an exact ratio within that range as may be determined by the Board, in its discretion, at a later date (such ratio approved by the Board, the “Reverse Stock Split Ratio”). If the Reverse Stock Split is effected, we would contemporaneously effect the Authorized Share Reduction, such that the 1.5 billion authorized shares of Common Stock currently authorized under the Amended and Restated Certificate of Incorporation would be reduced proportionately pursuant to the Reverse Stock Split Ratio. See “—Implementation of the Reverse Stock Split—Effect on Common Stock” below for a table and more illustrative examples of the number of shares of Common Stock that would be authorized, issued and outstanding, and authorized for future issuance depending on the Reverse Stock Split Ratio. Even if this Proposal No. 7 is approved by our stockholders at the Annual Meeting, the Board, in its discretion, reserves the right not to effect the Reverse Stock Split and Authorized Share Reduction.
Reverse Stock Split
The purpose of the Reverse Stock Split is to increase the trading price per share of our Common Stock, as fewer shares will be outstanding upon effectiveness. The Board believes that the increased trading price per share of our Common Stock expected as a result of implementing the Reverse Stock Split may improve the marketability and liquidity of our Common Stock, as well as the marketability of any securities that are convertible into shares of Common Stock. It is also anticipated that an increase in the trading price per share of our Common Stock will encourage institutional and retail interest and trading in our Common Stock and possibly increase the number of investment analysts that provide research reports on the Company and our Common Stock.
In addition, the Board recognizes that brokerage commissions, as a percentage of total transaction value, tend to be relatively higher for lower-priced stocks. As a result, certain stockholders and investors may also be dissuaded from purchasing lower-priced stocks due to anticipated transaction costs. It is possible that an increase in the trading price per share of our Common Stock anticipated after the Reverse Stock Split may reduce this concern among stockholders and investors, which may result in an increase in the marketability and liquidity of our Common Stock.
Authorized Share Reduction
Delaware law does not require a reduction in the total number of authorized shares of Common Stock contemporaneously with the implementation of the Reverse Stock Split. However, if this Proposal No. 7 is approved by our stockholders at the Annual Meeting and the Board, in its discretion, subsequently decides to effect the Reverse Stock Split, the authorized number of shares of Common Stock also would be reduced proportionately pursuant to the Reverse Stock Split Ratio. The Board believes that after the Authorized Share Reduction, the number of shares of Common Stock available for future issuance will be sufficient for current anticipated future needs.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 39

PROPOSAL NO. 7—REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION (continued)
Implementation of the Reverse Stock Split
Criteria to be Used for Determining the Reverse Stock Split Ratio
If approved by our stockholders at the Annual Meeting and the Board, in its discretion, subsequently decides to effect the Reverse Stock Split, in its discretion, the Reverse Stock Split Ratio will be a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact Reverse Stock Split Ratio within such Ratio Range as may be determined by the Board at a later date. The Board believes that stockholder approval of the Ratio Range versus a single ratio or a set of fixed ratios, provides flexibility to achieve the purposes of a Reverse Stock Split in light of the factors and information available to the Board at the time the Reverse Stock Split is effected. If approved by our stockholders at the Annual Meeting, the Board, in its discretion, may determine the exact Reverse Stock Split Ratio by considering, among other things, factors such as:
•	the historical and then-prevailing trading price, trading volume and volatility of our Common Stock;
•
the number of issued and outstanding shares of Common Stock and other outstanding securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock, including the Warrants (as defined herein);

•
the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock, taking into account the cumulative impacts from the reverse stock split that the Company completed on June 7, 2023;

•
the NYSE rules regarding the trading price per share of our Common Stock, any notification from the NYSE regarding the trading price per share of our Common Stock or an exchange-initiated delisting and applicable NYSE rules related to reverse stock splits in relation to such delisting notifications;

•
the possible impacts of future declines as an absolute dollar value and as a percentage of our overall market capitalization or public float based on the volatility of the historical trading price per share of our Common Stock and current limited freely tradeable public float, which may be greater than would occur in the absence of a Reverse Stock Split;

•	the anticipated impact of the Reverse Stock Split on stockholders who own “odd lots” (less than 100 shares);
•	the possible impact of the Reverse Stock Split on our future financing alternatives, including the impacts of the Authorized Share Reduction;
•	the potential impact of a particular Reverse Stock Split Ratio on our ability to reduce administrative and transactional costs; and
•	prevailing general market and economic conditions.
Effect on Common Stock
If the Reverse Stock Split Amendment is approved by stockholders at the Annual Meeting, there will be no impact on stockholders until the Board, in its discretion, decides to implement the Reverse Stock Split, if at all. The Reverse Stock Split, once implemented, would uniformly affect all holders of Common Stock and other securities exercisable or exchangeable for, or convertible into, Common Stock, including the Warrants, and would not affect any such holder’s percentage ownership interest or proportionate voting power, except for the elimination of fractional shares of Common Stock as described under “—Implementation of the Reverse Stock Split—Fractional Shares” below.
If approved by our stockholders at the Annual Meeting and the Board, in its discretion, subsequently decides to effect the Reverse Stock Split, the principal effects of the Reverse Stock Split Amendment would be that:
•
the issued shares of Common Stock owned by a stockholder will be combined into fewer of shares of Common Stock based on the Reverse Stock Split Ratio selected by the Board, in its discretion, with any fractional shares being treated as described under “—Implementation of the Reverse Stock Split—Fractional Shares” below;

•
the total number of issued shares of Common Stock would be reduced based on the Reverse Stock Split Ratio, with any fractional shares being treated as described under “—Implementation of the Reverse Stock Split—Fractional Shares” below; and

•	the number of authorized shares of Common Stock would be contemporaneously reduced proportionally based upon the Reverse Stock Split Ratio.

40 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

PROPOSAL NO. 7—REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION (continued)
The following table contains approximate information, based on share information as of the Record Date, relating to our Common Stock based on the proposed Ratio Range assuming that the Reverse Stock Split Amendment is approved by stockholders at the Annual Meeting and the Board, in its discretion, subsequently decides to effect the Reverse Stock Split:

Scenario	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding(1)	Number of Shares of Common Stock Issued But Not Outstanding(1)	Number of Shares of Common Stock Authorized But Not Issued
Pre-Reverse Stock Split	1,500,000,000	698,874,225	528,386	800,597,389
Post-Reverse Stock Split 1-for-5	300,000,000	139,774,845	105,677	160,119,478
Post-Reverse Stock Split 1-for-20	75,000,000	34,943,711	26,419	40,029,870

(1)
The number of shares of Common Stock reflected in the columns titled “Number of Shares of Common Stock Issued and Outstanding” and “Number of Shares of Common Stock Issued But Not Outstanding” for the post-reverse stock split scenarios reflect rounding down to the nearest whole share of Common Stock. Any fractional shares will be treated as described under “—Implementation of the Reverse Stock Split—Fractional Shares” below and after the Reverse Stock Split is effected, if at all, may result in fewer issued and outstanding shares of Common Stock and higher shares of Common Stock authorized but not issued depending on the number of holders of our Common Stock and the amount of their holdings.

Effect on Equity Compensation Arrangements and Warrants
If approved by our stockholders at the Annual Meeting and the Board, in its discretion, subsequently decides to effect the Reverse Stock Split, the principal effects of the Reverse Stock Split Amendment on the holders of the Warrants and other securities granted or issued and outstanding under the WUP Management Incentive Plan (as defined herein), WUP Option Plan (as defined herein), Amended and Restated 2021 LTIP (including the LTIP Amendment, if approved by stockholders at the Annual Meeting as described in Proposal No. 4 herein) and the Executive Performance Plans (if approved by our stockholders or if approved by our stockholders at the Annual Meeting as described in Proposal No. 5 and 6 herein) would be that:
•
WUP Profits Interests and WUP Stock Options — The hurdle amounts for any outstanding WUP profits interests and per share exercise price of any outstanding WUP stock options prior to the effectiveness of the Reverse Stock Split would be increased proportionately by the inverse of the Reverse Stock Split Ratio, and the number of shares issuable under outstanding WUP profits interests and WUP stock options would be reduced proportionately by the Reverse Stock Split Ratio;

•
PSUs, RSUs and Other Equity-Based Awards — The number of shares issuable under outstanding PSUs, RSUs and all other outstanding equity-based awards, which generally list a maximum or target number of shares of Common Stock to be issued upon settlement, exercise or exchange, as applicable, prior to the effectiveness of the Reverse Stock Split would be reduced proportionately by the Reverse Stock Split Ratio and any applicable market-based performance metrics for any PSUs or other equity awards would be adjusted accordingly;

•
Shares Available for Issuance under Equity Incentive Plans — The number of shares of Common Stock authorized for future issuance under our equity incentive plans, including the Executive Performance Plans, prior to the effectiveness of the Reverse Stock Split would be proportionately reduced by the Reverse Stock Split Ratio and other similar adjustments would be made to the number of shares of Common Stock authorized for issuance under our equity incentive plans to reflect the Reverse Stock Split (including under the Amended and Restated 2021 LTIP and/or the LTIP Amendment, CCO Performance Plan and CFO Performance Plan, in each case if approved by our stockholders at the Annual Meeting); and

•
Warrants and Other Securities Exercisable or Exchangeable for, or Convertible into Common Stock — The exercise, exchange or conversion price of all other outstanding securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock, including the Warrants and the additional shares of Common Stock allotted as part of the Business Combination that are issuable to certain existing holders of WUP equity, including certain holders of WUP profits interests, upon the achievement of certain market conditions (the “Earnout Shares”), that will vest, if at all, upon the achievement of separate market conditions on or before July 13, 2026. The shares deliverable with respect to such securities would increase proportionately by the inverse of the Reverse Stock Split Ratio and the number of shares of Common Stock issuable upon such exercise, exchange or conversion of such securities would reduce proportionately by the Reverse Stock Split Ratio.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 41

PROPOSAL NO. 7—REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION (continued)
Effect on Par Value
The Reverse Stock Split Amendment would not result in an adjustment to the par value of our Common Stock, which would remain at $0.0001 per share. As a result, the stated capital on our balance sheet attributable to Common Stock, which consists of the par value per share of Common Stock multiplied by the aggregate number of shares of Common Stock issued and outstanding as of the date of such balance sheet, would be reduced in proportion to the Reverse Stock Split Ratio selected by the Board, in its discretion, upon implementation, subject to minor adjustments in respect of the treatment of fractional shares. Our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of Common Stock, would be credited with the corresponding amount by which the stated capital is reduced. Our total stockholders’ equity, in the aggregate, would remain unchanged as a result of the Reverse Stock Split and Authorized Share Reduction. The shares of our Common Stock held in treasury (reflected as issued but not outstanding in the table above) would also be reduced proportionally based on Reverse Stock Split Ratio. After the implementation of the Reverse Stock Split, our Net income (loss) per share and the net book value per share of Common Stock would increase, as compared to the per share amounts absent the Reverse Stock Split, because there would be fewer shares of Common Stock outstanding. All historic and per share amounts in our financial statements and related footnotes, for periods after the Reverse Stock Split and, on a pro forma basis, for periods prior to the Reverse Stock Split, in future SEC filings would be revised to reflect the Reverse Stock Split.
Fractional Shares
If our stockholders approve the Reverse Stock Split Amendment at the Annual Meeting and the Board, in its discretion, subsequently decides to effect the Reverse Stock Split, we do not plan to issue fractional shares in connection with the Reverse Stock Split. Stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the Reverse Stock Split Ratio would be entitled to receive cash (without interest, and subject to any required tax withholding applicable to a holder) in lieu of such fractional shares. The Board, in its discretion, may determine the cash amount payable in respect of such fractional shares would be equal to either:
•
the closing trading price per share of our Common Stock as reported on the NYSE on the trading day immediately preceding the date that the Reverse Stock Split Amendment becomes effective, as adjusted by the Reverse Stock Split ratio, multiplied by the applicable fraction of a share; or

•	such stockholder’s proportionate interest in the proceeds, net of selling costs not paid and satisfied by Wheels Up, from the aggregation and sale of the fractional shares by the Transfer Agent.
Regardless of the fractional shares option adopted by the Board, if at all, stockholders would not be entitled to receive interest for the period of time between the Effective Time (as defined below) and the date payment is received. If the Board, in its discretion, determines to do so, the Transfer Agent would aggregate such fractional shares into whole shares and sell the whole shares in the open market at prevailing trading prices. The Transfer Agent would then distribute the cash proceeds of the sale pro rata to the stockholders otherwise entitled to receive a fractional share. The Transfer Agent would, in its discretion and without any influence by the Company, determine when, how, through which broker-dealers and at what price to sell any aggregated fractional shares.
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction
The Board considered all of the following factors and determined that seeking stockholder approval for the Reverse Stock Split Amendment is in the best interests of the Company and its stockholders. As noted below, even if stockholders approve the Reverse Stock Split Amendment, the Board, in its discretion, reserves the right to choose the timing of implementation of any Reverse Stock Split Amendment prior to the 2026 Annual Meeting Date or not to effect the Reverse Stock Split Amendment at all if the Board, in its discretion, does not deem it to be in the best interests of the Company or its stockholders at the time.
Stockholders should recognize that, if the Reverse Stock Split is effected, they would own fewer shares of Common Stock than they currently own. Except for minor adjustments that may result from the treatment of fractional shares as described above, the Reverse Stock Split would not have any substantial dilutive effect on our stockholders since each stockholder would hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split, subject to the treatment of fractional shares as described herein.
While we expect that the Reverse Stock Split would result in an increase in the trading price per share of our Common Stock, the Reverse Stock Split may not increase the trading price per share of Common Stock in proportion to the reduction in the number of shares of our Common Stock issued and outstanding. The history of reverse stock splits for us and other companies is varied,

42 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

PROPOSAL NO. 7—REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION (continued)
particularly since some stockholders and investors may view a reverse stock split negatively. The Company can provide no assurance that the Reverse Stock Split will result in a permanent increase in the trading price per share of Common Stock, which depends on many factors. Although we believe the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to investors.
If a Reverse Stock Split is effected and the trading price per share of Common Stock declines, the decline as an absolute number and as a percentage of our overall market capitalization or freely tradeable public float may be greater than would occur in the absence of a Reverse Stock Split. The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split, particularly if the trading price per share of Common Stock does not increase as a result of the Reverse Stock Split. The risk may be increased by the relatively low trading volume of our Common Stock and relatively small public float. In addition, the Reverse Stock Split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Accordingly, a Reverse Stock Split may not achieve all of the desired results described in this Proposal No. 7.
The NYSE listing rules limit the conditions under which a listed company can use a reverse stock split to meet the NYSE’s minimum price criteria, such that if a listed company has undertaken a reverse stock split within the past year or has performed one or more reverse stock splits over the past two years with a cumulative ratio of 200 shares or more to one, then the listed company will not be eligible for any compliance period. In such case, the NYSE will immediately begin suspension and delisting procedures. If the Reverse Stock Split is implemented, this listing rule could make it more difficult for us to maintain our listing with the NYSE or could have the effect of causing the Board to choose a higher split ratio in the event our stock price falls below the NYSE minimum price in the future.
Implementation of the Reverse Stock Split Amendment
Assuming that stockholder approval of the Reverse Stock Split Amendment is obtained at the Annual Meeting, the Board retains the discretion to effect, or not to effect, the Reverse Stock Split and the Authorized Share Reduction at any time prior to the 2026 Annual Meeting Date. The Company will not effect the Reverse Stock Split without also effecting the Authorized Share Reduction, and vice versa. The Reverse Stock Split and Authorized Share Reduction would be implemented by filing the Reverse Stock Split Amendment with the Delaware Secretary of State, which would be effective immediately upon filing or at such time as the Company may specify at the time of filing (the “Effective Time”).
If the Board, in its discretion, decides not to effect the Reverse Stock Split and Authorized Share Reduction prior to the 2026 Annual Meeting Date, the Reverse Stock Split Amendment will be abandoned and may not be effected without further stockholder approval. If our stockholders approve the Reverse Stock Split Amendment at the Annual Meeting, no further action on the part of stockholders will be required for the Board, in its discretion, to either implement or abandon the Reverse Stock Split or the Authorized Share Reduction within the parameters set forth in this Proposal No. 7. By voting in favor of the approval of the Reverse Stock Split Amendment, each stockholder is expressly authorizing the Board, in its discretion, to decide not to proceed with, and to abandon, the Reverse Stock Split Amendment if it should so decide.
Continued SEC Reporting Requirements and NYSE Stock Listing
After the Effective Time, Wheels Up would continue to be subject to periodic reporting and other requirements under the Exchange Act, our Common Stock would continue to be listed on the NYSE under the symbol “UP” and subject to the NYSE listing rules.
New CUSIP Number
After the Effective Time, the post-Reverse Stock Split shares of Common Stock would have a new CUSIP number, which is a number used to identify the Company’s equity securities. Stock certificates issued before the Reverse Stock Split will reflect the older CUSIP number and should be returned to the Transfer Agent by following the procedures described below under “—Implementation of the Reverse Stock Split—Effect on Holders of Certificated Shares of Common Stock.”
Effect on Registered and Beneficial Holders of Common Stock and Warrants
After the Effective Time, shares of Common Stock held by stockholders and Warrants held by warrant holders, in each case that hold their shares through a broker or other nominee, will be treated in the same manner as shares held by registered stockholders or warrant holders that hold their shares or Warrants in their names. Brokers and other nominees that hold shares of Common Stock or Warrants will be instructed to effect the Reverse Stock Split for the beneficial owners of such shares of Common Stock or Warrants, as applicable.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 43

PROPOSAL NO. 7—REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION (continued)
However, those brokers or other nominees may implement different procedures than those to be followed by registered stockholders and registered warrant holders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. Stockholders and warrant holders whose shares of Common Stock or Warrants, as applicable, are held in the name of a broker or other nominee are encouraged to contact their broker or other nominee with any questions regarding the procedure of implementing the Reverse Stock Split with respect to their shares of Common Stock and Warrants.
Effect on Registered “Book-Entry” Holders of Common Stock and Warrants
Registered holders of shares of Common Stock may hold some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for the securities. Those stockholders will not have stock certificates or warrants evidencing their ownership of shares of Common Stock, but generally have a statement reflecting the number of shares of Common Stock registered in their accounts.
Stockholders that hold registered shares of Common Stock in book-entry form do not need to take any action to receive post-Reverse Stock Split shares of Common Stock. Any such stockholder that is entitled to post-Reverse Stock Split shares of Common Stock will automatically receive, at the stockholder’s address of record, a transaction statement indicating the number of post-Reverse Stock Split shares of Common Stock held following the implementation of the Reverse Stock Split.
Holders of Certificated Shares of Common Stock
If any stockholder’s shares of Common Stock are certificated, that stockholder will receive a transmittal letter from the Transfer Agent as soon as practicable after the Effective Time of the Reverse Stock Split. The transmittal letter will be accompanied by instructions specifying how the stockholder may exchange their certificated shares representing the pre-Reverse Stock Split shares of Common Stock for a statement of holding. When that stockholder submits their certificates representing the pre-Reverse Stock Split shares of Common Stock, the post-Reverse Stock Split shares of Common Stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, that stockholder will receive a statement of holding that indicates the number of post-Reverse Stock Split shares of Common Stock held in book-entry form.
We no longer issue physical stock certificates. If a stockholder is entitled to a payment in lieu of any fractional share interest, the payment will be made as described above under “—Implementation of the Reverse Stock Split—Fractional Shares.” Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares will be deemed to evidence ownership of post-Reverse Stock Split shares. Stockholders will need to exchange their old certificates in order to effect transfers of shares. If an old certificate bears a restrictive legend, the registered shares in book-entry form will bear the same restrictive legend. We may seek a waiver from the SEC permitting us to automate the conversion of physical certificates to a statement of holding in book-entry form for stockholders with certificates representing shares below a specified amount. Such a waiver would alleviate the need for certain stockholders to submit their stock certificates with the transmittal letter. If such a waiver is granted, we will provide notice of the waiver to stockholders.
Stockholders should not destroy any stock certificates and should not submit any stock certificates until requested to do so.
No Impact on Preferred Stock
As of the Record Date, no shares of the Company’s preferred stock were outstanding. The Reverse Stock Split and Authorized Share Reduction would not change the number of authorized shares of preferred stock under the Amended and Restated Certificate of Incorporation. Likewise, the Reverse Stock Split Amendment would not impact the ability of the Company to issue preferred stock in the future, but may impact the number of shares of Common Stock into which any such shares of preferred stock may be convertible into, if at all.
No Going-Private Transaction
Neither the Reverse Stock Split nor the Authorized Share Reduction is intended to be a first step in a series of steps leading to a “going private transaction” pursuant to Rule 13e-3 under the Exchange Act. The Company and the Board believe that implementing the Reverse Stock Split and Authorized Share Reduction would not be reasonably likely to result in, and would not have a purpose to, produce a “going private” effect.

44 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

PROPOSAL NO. 7—REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION (continued)
Anticipated Impact on Dividend
The Company has not historically paid dividends to stockholders. Although the Board reserves the right to change the Company’s dividend policy in the future, subject to the approval of each of Delta and CK Wheels under certain circumstances pursuant to Section 6.07(a)(viii) of the Investor Rights Agreement, the Board does not currently anticipate that the Reverse Stock Split, if implemented by the Board, in its discretion, will result in a change to the Company’s dividend policy.
No Appraisal or Dissenters’ Rights
Under Delaware law and the Amended and Restated Certificate of Incorporation, holders of Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split Amendment.
Interests of Directors, Executive Officers and Significant Stockholders
Certain of our directors, executive officers and holders of 5% or more of our outstanding shares of Common Stock have an interest in this Proposal No. 7 as a result of their ownership of shares of Common Stock and/or other securities that are convertible into shares of Common Stock. However, we do not believe that directors, executive officers and holders of 5% or more of our outstanding shares of Common Stock have interests in this Proposal No. 7 that are different than or greater than those of any of our other stockholders.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split Amendment
The following is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to holders of Common Stock and Warrants. This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below.
We have not sought and will not seek an opinion of counsel or ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary is limited to holders of Common Stock and Warrants that are U.S. holders, as defined below, and that hold Common Stock and Warrants as a capital asset (generally, property held for investment).
This summary is for general information only and does not address all U.S. federal income tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, such as, for example, brokers and dealers in securities, currencies or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, governmental organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the United States, insurance companies, persons holding shares of Common Stock or Warrants as part of a hedging, integrated, or conversion transaction or a straddle or persons deemed to sell shares of Common Stock or Warrants under the constructive sale provisions of the Code, persons that hold more than 5% of Common Stock, persons that hold Common Stock or Warrants in an individual retirement account, 401(k) plan or similar tax-favored account, or partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), the Medicare tax on net investment income, the alternative minimum tax or any U.S. state, local or foreign tax consequences.
For purposes of this summary, a “U.S. holder” means a beneficial owner of Common Stock or Warrants that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 45

PROPOSAL NO. 7—REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION (continued)
If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of Common Stock or Warrants, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of Common Stock or Warrants is a partner of a partnership holding shares of Common Stock or Warrants, as applicable, such holder should consult his or her own tax advisor.
This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Holders of Common Stock and Warrants are urged to consult their own tax advisor with respect to the application of United States federal income tax laws to their particular situation as well as any tax considerations arising under other United States federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.
The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, except as described below with respect to cash received in lieu of a fractional share, a U.S. holder will not recognize any gain or loss for U.S. federal income tax purposes upon the Reverse Stock Split. In the aggregate, a U.S. holder’s tax basis in our Common Stock received pursuant to the Reverse Stock Split (excluding the portion of the tax basis that is allocable to any fractional share) will equal the U.S. holder’s tax basis in its Common Stock surrendered in the Reverse Stock Split in exchange therefor, and the holding period of the U.S. holder’s Common Stock received pursuant to the Reverse Stock Split will include the holding period of our Common Stock surrendered in the Reverse Stock Split in exchange therefor.
In general, a U.S. holder who receives a cash payment in lieu of a fractional share will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s tax basis of our Common Stock surrendered in the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in its Common Stock surrendered in the Reverse Stock Split is more than one year as of the date of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations.
U.S. holders that have acquired different blocks of Common Stock or Warrants at various times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis among, and the holding period of, Common Stock or Warrants.
Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share made pursuant to the Reverse Stock Split unless such U.S. holder is an exempt recipient and timely and properly establishes the exemption. In addition, payments of cash in lieu of a fractional share made pursuant to the Reverse Stock Split may, under certain circumstances, be subject to backup withholding, unless a U.S. holder timely provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the U.S. holder timely furnishes the required information to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Vote Required
A majority of votes cast by stockholders present or represented by proxy and entitled to vote thereon, voting together as a single class, at the Annual Meeting is required to approve this Proposal No. 7. Any abstentions or failing to vote by ballot at the Annual Meeting or proxy will have no effect on the voting outcome of Proposal No. 7. Since Proposal No. 7 is “routine,” no broker non-votes are expected to exist in connection with Proposal No. 7.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION.

46 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

CORPORATE GOVERNANCE
We have structured our corporate governance in a manner we believe aligns with the interests of our stockholders. Notable features of our corporate governance structure and practices include:
•
independent director representation on our Audit, Compensation, Nominating and ESG, and Safety and Security Committees, and regular meetings of our non-employee directors in executive sessions without the presence of our executive officers;

•	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC; and
•	implementation of a range of other good corporate governance practices, including placing limits on the number of directorships held by our directors to prevent “overboarding.”
A copy of our Corporate Governance Guidelines is available on our investor relations website at www.investors.wheelsup.com, under the heading “Governance Documents.” The information on or available through such website is not deemed incorporated in, and does not form a part of, this Proxy Statement. The website address is included as an inactive textual reference only.
Composition of the Board
The business and affairs of Wheels Up is managed under the direction of the Board. We have a classified board of directors, with four directors in each of Class I (Adam Zirkin, Dwight James, Daniel Janki and Thomas Klein), Class II (Timothy Armstrong, Andrew Davis, George Mattson and Gregory Summe) and Class III (Alain Bellemare, Adam Cantor, Zachary Lazar and Lee Moak).
Director Independence
The Board has determined that each of our current directors, other than George Mattson, our Chief Executive Officer, and Alain Bellemare, Dwight James and Daniel Janki, each of whom is a Delta employee and has been designated by Delta to serve on the Board pursuant to the Investor Rights Agreement, qualifies as an independent director under the listing rules of the NYSE. In addition, each of Jeffrey Nedelman and David Adelman qualified as an independent director under the listing rules of the NYSE prior to their resignations from the Board in March 2024 and August 2024, respectively. We are subject to the rules of the SEC and the NYSE relating to the memberships, qualifications and operations of the Audit Committee, Compensation Committee and Nominating and ESG Committee, as discussed below. There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
The Board believes in the value of an independent Board of Directors. Currently, approximately 67% of the members of the Board are independent, including all members of the Audit Committee, Compensation Committee, and Nominating and ESG Committee. In addition, all members of the Safety and Security Committee are non-employee directors. The non-Company employee directors meet regularly in executive sessions chaired by Adam Zirkin, the current independent Chairperson of the Board, and conducted without the presence of our executive officers.
The Chairperson of the Board has broad authority and responsibility, as described further below. The Board believes that it should maintain flexibility to select the Chairperson of the Board and Board leadership structure from time to time. Our policies do not preclude the Chief Executive Officer or any other executive officer from also serving as Chairperson of the Board, but the Board believes that it is currently in the best interests of the Company and our stockholders that the roles of Chief Executive Officer and Chairperson of the Board be split. The Chairperson of the Board is elected annually by the Board and has the powers set forth in our By-Laws and other corporate governance policies, including, among others, the power to call meetings of the Company’s stockholders and to preside over such meetings.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 47

CORPORATE GOVERNANCE (continued)
Meetings of the Board and Committees
Our Corporate Governance Guidelines provide that directors are expected to attend meetings of the Board and the committees of which they are members, as well as the annual meeting of stockholders. In 2024, the Board met a total of 10 times, the Audit Committee met seven times, the Compensation Committee met four times, the Nominating and ESG Committee met four times, and the Safety and Security Committee met four times. All incumbent directors attended at least 75% of the aggregate number of meetings held by the Board and each of the committees on which such director served during their tenure on the Board in 2024. Eleven of the twelve directors that were then members of the Board attended the 2024 annual meeting of stockholders.
Board Committees
The standing committees of the Board consist of the Audit Committee, Compensation Committee, Nominating and ESG Committee, and Safety and Security Committee, each of which operate under a written charter. The Board may from time to time establish other committees, including special committees, to the extent the Board deems it necessary or advisable to address specific issues. Copies of Wheels Up’s committee charters are available on our investor relations website, www.wheelsup.com/investors, as required by applicable SEC and the NYSE rules. The information on or available through such website is not deemed incorporated in, and does not form a part of, this Proxy Statement. The website address is included as an inactive textual reference only.
Committee Composition
We have structured our committees in accordance with applicable requirements under SEC and NYSE rules, their respective committee charters and our Corporate Governance Guidelines, as follows:
•
Audit Committee: Consists of Andrew Davis (Chair and determined by the Board to be an “audit committee financial expert” (as such term is defined in Item 407(d)(5) of Regulation S-K) and possesses financial sophistication (as defined under the rules of the NYSE)), Timothy Armstrong, Lee Moak and Gregory Summe, each of whom qualifies as an independent director under NYSE rules and the independence requirements of Rule 10A-3 of the Exchange Act and is financially literate;

•
Compensation Committee: Consists of Adam Zirkin (Chair), Zachary Lazar and Gregory Summe, each of whom qualifies as an independent director under NYSE rules and is a non-employee director (as defined pursuant to Rule 16b-3 promulgated under the Exchange Act);

•	Nominating and ESG Committee: Consists of Thomas Klein (Chair), Timothy Armstrong and Adam Cantor, each of whom qualifies as an independent director under NYSE rules; and
•	Safety and Security Committee: Consisting of Lee Moak (Chair), Alain Bellemare and Adam Zirkin, each of whom is a non-employee director.
Audit Committee Responsibilities
The primary responsibilities of the Audit Committee include to (i) assist the Board in overseeing and monitoring: (a) the quality and integrity of our consolidated financial statements; (b) our compliance with legal and regulatory requirements; (c) our independent registered public accounting firm’s qualifications and independence; (d) the performance of our internal audit function; (e) the appointment, retention, compensation and performance of our independent registered public accounting firm; and (f) our cybersecurity programs and risk management processes; and (ii) prepare the Audit Committee report required by the SEC included herein.

48 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

CORPORATE GOVERNANCE (continued)
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the audited consolidated financial statements and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP’s independence. The Audit Committee has reviewed and discussed with the management of the Company and Grant Thornton LLP management’s report on the Company’s internal control over financial reporting and Grant Thornton LLP’s attestation report on the effectiveness of the Company’s internal control over financial reporting. Based on the foregoing, the Audit Committee has recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Respectfully Submitted,

The Audit Committee of the Board of Directors

Andrew Davis, Chair Timothy Armstrong Lee Moak Gregory Summe

The Report of the Audit Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee Responsibilities
The primarily responsibilities of the Compensation Committee include assisting the Board in discharging its responsibilities relating to: (i) setting our compensation program and compensation of our executive officers and directors; (ii) monitoring our incentive and equity compensation plans; and (iii) preparing the Compensation Committee report required to be included in our proxy statement under the rules and regulations of the SEC, as applicable. The Compensation Committee is also responsible for reviewing, approving and, when appropriate, recommending to the Board for approval, compensation plans and arrangements for, among others, our directors and executive officers, which includes the ability to adopt, amend and terminate such plans or arrangements. In addition, the Compensation Committee is responsible for establishing the Company’s general compensation philosophy, and, in consultation with senior management and independent compensation consultant, overseeing the development and implementation of compensation programs.
Nominating and ESG Committee Responsibilities
The primary responsibilities of the Nominating and ESG Committee include assisting the Board in discharging its responsibilities relating to: (i) identifying individuals qualified to become new Board members, consistent with criteria approved by the Board; (ii) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders; (iii) identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee; (iv) reviewing and recommending to the Board corporate governance principles applicable to us; (v) overseeing the evaluation of the Board and management; and (vi) handling such other matters that are specifically delegated to the committee by the Board from time to time.
While the full Board oversees environmental, social and governance (“ESG”) risks, strategy and performance, the Nominating and ESG Committee has responsibility to oversee, and coordinate with the other Board committees regarding, the Company’s corporate responsibility strategies, initiatives, practices and policies relating to ESG matters, and recommends any changes to the Board. Although not enumerated in their respective charters, other Board committees also review and assess ESG issues relevant to their respective oversight areas.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 49

CORPORATE GOVERNANCE (continued)
Safety and Security Committee Responsibilities
The primary responsibilities of the Safety and Security Committee include assisting the Board in discharging its responsibilities relating to: (i) overseeing and consulting with management on our customer, employee and aircraft operating safety and security; (ii) reviewing current and proposed safety and security-related programs, policies and compliance matters; (iii) reviewing matters with a material effect on our flight safety operations and security; and (iv) establishing and approving annual safety and security goals. We believe the Safety and Security Committee plays a significant role in providing supplemental support to management and our safety personnel with respect to operations.
The Role of the Board of Directors in Risk Oversight
Overview
Our executive officers regularly report to the Board and the Audit, Compensation, Nominating and ESG, and Safety and Security Committees to enhance the effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The Board and its committees have the ultimate responsibility for oversight and management of the major risks inherent in our business, including strategic, regulatory, compliance, operational, financial, reputational and cybersecurity risks, and the efforts of management to address and mitigate such risks. Our management team actively assists the Board and its committees with the assessment and determination of appropriate strategies for identifying, addressing and mitigating enterprise-wide risks. We believe that our systems for identifying, evaluating and mitigating risk enhance the overall effectiveness of our operations and will provide additional stability for Wheels Up in the long-term.
Risk Information Reporting and Oversight
The Board relies on each committee to oversee management of specific risks related to that committee’s primary functions. The Board has not established a separate risk committee or charged any specific committee with primary enterprise risk oversight responsibility, because the Board believes that Wheels Up’s most significant risks should be overseen by the full Board or, in certain cases, the appropriate standing committee. Each committee periodically reports to the Board on its risk assessments and risk management strategies to inform the Board’s overall oversight or enterprise risk management. We believe the division of risk management responsibilities described below is an effective approach for addressing the material risks that we face:
•
Audit Committee: The Audit Committee primarily oversees risk management related to major financial risk exposures and the implementation of measures to monitor and control such exposures. The Audit Committee meets periodically with our independent auditors, legal counsel and management, to review and evaluate certain financial risks and oversee the design and implementation of controls and procedures to mitigate such risks where possible. The Audit Committee also oversees and reviews our cybersecurity and data privacy practices, including our policies, controls and procedures for identifying, managing and mitigating related risks.

•
Compensation Committee: The Compensation Committee primarily oversees risk management related to our compensation practices and employee benefit plans. The Compensation Committee also oversees the design of our director and executive officer compensation and perquisite practices.

•
Nominating and ESG Committee: The Nominating and ESG Committee primarily oversees risk management related to our governance practices, as well as ESG matters. We believe that identification, evaluation and mitigation of risks related to our governance practices and ESG matters are important to sustaining our long-term growth and achieving our operational and financial goals.

•
Safety and Security Committee: The Safety and Security Committee primarily oversees risk management related to our operations, including flight operations, safety and asset security. We are focused on maintaining and constantly strengthening a strong safety culture. We believe that the Safety and Security Committee’s active role in identifying, evaluating and recommending processes and measures to mitigate risks related to our operations is important to protect our assets, business, financial condition and reputation in the private aviation industry.

The information received by each committee and reported to the Board is important to allowing the Board and management to continuously review, evaluate and develop our business strategy and enterprise risk management programs to reflect the appropriate level of risk.

50 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

CORPORATE GOVERNANCE (continued)
The Role of Management in Enterprise Risk Management
While the Board oversees enterprise risk management, our management is primarily responsible for day-to-day identification and management of risk. Management, including our risk management director and operations personnel dedicated to flight and pilot safety, actively assesses our risk management practices when developing our business strategy. Wheels Up has established internal processes and internal controls to identify and manage risks, to enhance risk reporting to management and the Board, and to comply with certain regulatory requirements related to our operations. It should be noted that, because of inherent limitations, our disclosure controls and procedures, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the disclosure controls and procedures are met. In addition, our internal audit staff periodically provide reports to the Audit Committee and the other standing committees regarding certain aspects of our accounting, financial and other operational controls. We also maintain a strong internal compliance program related to our flight and maintenance operations, which promotes compliance with regulatory requirements and enhances the identification, evaluation and management of certain risks related to our operations, including safety.
Oversight of Cybersecurity Risks
The Board, the Audit Committee and management each actively assess Wheels Up’s cybersecurity and data privacy risk management practices with the goal of being proactive rather than reactive. The Company’s cybersecurity risk management practices are intended to assess, identify and manage risks from threats to the security of our information, systems, products and network. We have developed and implemented cybersecurity and data privacy processes and procedures that are informed by recognized cybersecurity frameworks and standards, including the National Institute of Standards and Technology (NIST) Cybersecurity Framework and International Organization for Standardization 27001 (ISO 27001) Framework. We believe our cybersecurity risk management practices are an important part of our enterprise risk management processes, and must be continuously updated and improved.
The Board and the Audit Committee regularly review the Company’s cybersecurity and data privacy risks, including our policies, controls and procedures for identifying, managing and mitigating such risks. Management is responsible for day-to-day monitoring of the prevention, detection, mitigation and remediation of cybersecurity incidents. Our Chief Information Security Officer (“CISO”), who reports to our Chief Digital Officer, has primary oversight of material risks from cybersecurity and data privacy matters. Our CISO supervises a team of cyber risk architects, engineers and managers who actively work to prevent, detect, mitigate, and remediate cybersecurity risks and incidents through various means. We also have a U.S. Data Privacy Officer, who reports to our Chief Legal Officer, and a European Data Privacy Officer, who reports to our CISO, each of whom have primary oversight of material risks related to data privacy in their respective territories. The Audit Committee receives periodic reports from our CISO and other members of management to the extent their relevant areas are impacted, regarding cybersecurity and data privacy measures and procedures, the identification of security gaps and compliance with applicable cybersecurity and data privacy regulations. The Audit Committee then briefs the Board as needed at scheduled meetings about cybersecurity and data privacy developments. See Part I, Item 1C, “Cybersecurity” in our 2024 Form 10-K for more information about our risk management and strategy, and governance processes related to cybersecurity and data privacy matters.
Board and Committee Self-Evaluation Process
Directors engage in a periodic self-evaluation process. The Board believes that the self-evaluation process provides valuable information about the Board’s efficiency and cogency, and helps identify areas for immediate and long-term improvement. Pursuant to its charter, the Nominating and ESG Committee has primary responsibility for designing, overseeing and evaluating the effectiveness of the annual Board and committee self-evaluation process. The Board and committee self-evaluation process includes in-depth director interviews conducted by the Company’s Chief Legal Officer, which cover questions about our governance practices and other matters within the purview of the Board, the results of which are shared with the Chairperson of the Nominating and ESG Committee and compiled into a summary report shared with directors. Each director meaningfully participated in our most recent self-evaluation process in the first quarter of 2025, and several new initiatives have been implemented as a result of the feedback received during the annual director evaluation process.
Board Composition
The Board and the Nominating and ESG Committee regularly assess the Board’s composition and individual qualifications. The Nominating and ESG Committee has developed a director skills matrix aimed at identifying strengths and attributes of directors and potential opportunities to supplement the Board’s composition and skillset in the future. The director skills matrix is updated periodically as determined by the Nominating and ESG Committee. Neither the Board nor the Nominating and ESG Committee currently have formal policies regarding the minimum qualifications a director nominee must possess, director tenure or mandatory retirement. However, the

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 51

CORPORATE GOVERNANCE (continued)
Nominating and ESG Committee assesses each individual director’s tenure and age, among other factors, when periodically reviewing the Board’s and each committee’s composition and considerations related to director succession planning, taking into account the director designation rights of the Investors under the Investor Rights Agreement. The Nominating and ESG Committee periodically identifies and reviews potential candidates to join the Board, including recommendations provided by members of the Board, the Company’s executive officers and stockholders, and other stakeholders. The Nominating and ESG Committee continues to develop and refine its processes for identifying and evaluating nominees for director.
Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics that applies to all of our directors, officers, employees and contractors, including our principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions. The Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Wheels Up also elects to disclose the information required by Item 5.05 of Form 8-K, “Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics,” through the Company’s investor relations website, and such information will remain available on such website for at least a 12-month period. The Code of Business Conduct and Ethics is available on our investor relations website, www.wheelsup.com/investors. The information on or available through such website is not deemed incorporated in, and does not form a part of, this Proxy Statement. The website address is included as an inactive textual reference only.
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to ensure that we have policies and procedures in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines set forth the practices the Board follows with respect to Board and committee composition and selection, Board meetings, and director and executive succession planning. The Corporate Governance Guidelines include certain factors the Board will consider when nominating or appointing director candidates. A copy of our Corporate Governance Guidelines is available on our investor relations website, www.wheelsup.com/investors. The information on or available through such website is not deemed incorporated in, and does not form a part of, this Proxy Statement. The website address is included as an inactive textual reference only.
Executive Compensation Recoupment Policy
The Company maintains an Executive Compensation Recoupment Policy (the “Recoupment Policy”) with the goal of holding officers accountable in the event of an accounting restatement resulting from material noncompliance with applicable financial reporting requirements under the U.S. federal securities laws and certain other misconduct. Under the Recoupment Policy, if the Compensation Committee determines that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any applicable financial reporting requirement under the U.S. federal securities laws or other type of misconduct identified in the Recoupment Policy, the Compensation Committee must reasonably promptly recover or require forfeiture of all excess incentive compensation awarded to, earned by, or vested in, any responsible officer for periods affected by the restatement. For this purpose, incentive compensation includes any compensation, including cash bonuses or incentives, or awards or grants made pursuant to any plan or arrangement adopted by the Board or Compensation Committee, which is based on the attainment of a financial reporting measure. We believe that the Recoupment Policy is an important governance feature applicable to our compensation practices. The Recoupment Policy has been filed with the SEC as Exhibit 97.1 to the 2024 Form 10-K.
Insider Trading and Rule 10b5-1 Trading Plan Policies
The Company’s Amended and Restated Insider Trading Policy (“Insider Trading Policy”) governs the purchase, sale and other disposition of our securities by our directors, officers and employees and is reasonably designed to promote compliance with insider trading laws, rules, and regulations and any applicable NYSE listing standards. Our Insider Trading Policy sets forth restrictions and procedures related to trading in Wheels Up’s securities on the basis of material nonpublic information. Our Insider Trading Policy describes instances where certain persons, including our directors and executive officers, must obtain prior approval before engaging in a transaction in the

52 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

CORPORATE GOVERNANCE (continued)
Company’s securities. In addition, our Insider Trading Policy sets forth restrictions for regular and special trading blackout periods applicable to certain covered persons, as well as limited exceptions to such restrictions. Pursuant to our Insider Trading Policy, covered persons are prohibited from hedging or holding short positions in the Company’s securities. The Insider Trading Policy has been filed with the SEC as Exhibit 19.1 to the 2024 Form 10-K.
Our Insider Trading Policy includes guidelines for Rule 10b5-1 trading plans in accordance with applicable SEC rules. Our Rule 10b5-1 trading plan guidelines apply to our directors and executive officers and are intended to promote compliance with SEC rules, which require, among other things, that any trades under a new or modified Rule 10b5-1 trading plan adopted on or after February 16, 2023 not be commenced before expiration of a waiting period and that directors and executive officers not use multiple overlapping Rule 10b5-1 trading plans except in limited circumstances. Any existing Rule 10b5-1 trading plan adopted by a director or executive officer prior to February 16, 2023 will remain effective until modified or terminated. Our Rule 10b5-1 trading plan guidelines permit “sell-to-cover” transactions by directors and executive officers, subject to the limitations required under SEC rules.
Anti-Hedging and Anti-Pledging Policy
Our Insider Trading Policy prohibits officers, directors, and certain of our employees from pledging our securities as collateral to secure loans, holding our securities in margin accounts, hedging or monetization transactions, trading in puts, calls or other derivative securities involving our securities, or engaging in short selling of our securities.
Process for Stockholders and Interested Parties to Send Communications to the Board
The Board believes that stockholders and interested parties should have an opportunity to communicate with the Board, and efforts have been made to ensure that the views of stockholders and interested parties are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders and interested parties in a timely manner. Stockholders and interested parties wishing to communicate with the Board or an individual director may send a written communication to the Board or such director to the attention of the Secretary of the Company at: 2135 American Way, Chamblee, Georgia 30341. The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or otherwise inappropriate, in which case the Secretary will not provide the communication to members of the Board.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 53

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Overview of Related Person Transactions
Other than compensation arrangements, including employment arrangements, with our directors and executive officers, including those discussed under “Director Compensation” and “Executive Compensation” below, the following is a description of each transaction and currently proposed transaction since January 1, 2023 in which:
•	we were a participant or will be a participant;
•	the amounts involved exceed or will exceed the lesser of $120,000 or 1% of the average of the Company’s consolidated total assets as of December 31, 2024 and 2023; and
•	any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
The Board has adopted a written related person transactions policy that sets forth policies and procedures for the review and approval or ratification of related person transactions. We have policies and procedures designed to provide appropriate notifications and approval and ratification procedures for the disclosure of any real or potential conflicts of interest that may arise or exist from time to time. Specifically, pursuant to our Audit Committee’s charter and our related person transactions policy, the Audit Committee has the responsibility to review related person transactions. All of the transactions described in this section as having been entered into prior to the consummation of the Business Combination were entered into prior to the adoption of our related person transactions policy.
Related Person Transactions with Holders of More than 5% of Our Voting Stock
Investor Credit Facility & Investor Rights Agreement
Each of Delta, CK Wheels, CIH and the Whitebox Entities (collectively, the “Investor Parties”) hold more than 5% of our outstanding Common Stock and has a direct interest in the (i) Credit Agreement and funding of the Term Loan in the amount of their respective commitments, (ii) Investor Rights Agreement, and (iii) the Investor Registration Rights Agreement (as defined herein). In addition, Delta has a direct interest in the Revolving Credit Facility in the amounts of its related commitment and the Credit Support Premium (as defined below).
Credit Agreement
As previously disclosed by the Company, on September 20, 2023, the Company and the Loan Parties entered into the Original Credit Agreement with, among others, Delta, CK Wheels and CIH, which was subsequently amended on November 15, 2023 by the First Credit Agreement Amendment and further amended on November 13, 2024 by the Second Credit Agreement Amendment. Pursuant to the Credit Agreement, (i) the Lenders, including the Investor Parties, provided the Term Loan in the aggregate original principal amount of $390.0 million and (ii) Delta provided a commitment for the Revolving Credit Facility in the aggregate original principal amount of $100.0 million. As of December 31, 2024, the outstanding aggregate principal amount of the Term Loan was approximately $443.8 million (including capitalized paid-in-kind interest and the amount owed with respect to the Credit Support Premium) and no cash amounts had been drawn under the Revolving Credit Facility. No principal or interest was repaid under the Term Loan or Revolving Credit Facility during any of the periods that are required to be presented in this Proxy Statement under Item 404(a) or (d) of Regulation S-K.
The scheduled maturity date for the Term Loan is September 20, 2028, and the scheduled maturity date for the Revolving Credit Facility is the earlier of September 20, 2028 and the first date after September 20, 2025 on which all amounts owed with respect to borrowings under the Revolving Credit Facility have been repaid (as applicable, the “Credit Facility Maturity Date”), subject in each case to earlier termination upon acceleration or termination of any obligations upon the occurrence and continuation of an Event of Default (as defined in the Credit Agreement). Interest on the Term Loan and any borrowings under the Revolving Credit Facility (each, a “Loan” and collectively, the “Loans”) accrues on a daily basis at a rate of 10% per annum (calculated on the basis of a 360-day year for the actual number of days elapsed and compounded quarterly) on the unpaid principal balance of the Loans then outstanding. Accrued interest on each Loan is payable in kind as compounded interest and capitalized to the principal amount of the applicable Loan on the last day of each of March, June, September and December, and the applicable Credit Facility Maturity Date. The Credit Agreement also contains certain covenants and events of default, in each case customary for transactions of this type. In connection with entering into the Credit Agreement, the Company and certain of the Loan Parties entered into various collateral documents with respect to the Loans, including among others, a security agreement, first- and second-priority lien aircraft mortgage and security agreements for the owned aircraft fleet

54 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
of the Company and its subsidiaries, an intercreditor agreement and certain other ancillary agreements. See the heading “Term Loan and Revolving Credit Facility” under Note 8, Long-Term Debt in the Notes to Consolidated Financial Statements included in Part II, Item 8 “Financial Statements and Supplementary Data” in our 2024 Form 10-K for more information about the Term Loan and Revolving Credit Facility.
Investor Rights Agreement
As previously disclosed by the Company, in connection with the transactions contemplated by the Credit Agreement, the Company entered into the Investor Rights Agreement, pursuant to which the Company issued to the Lenders: (i) on September 20, 2023, 141,313,671 shares of Common Stock in the aggregate (the “Initial Shares”); and (ii) on November 15, 2023, an additional 529,926,270 shares of Common Stock in the aggregate (together with the Initial Shares, the “Investor Shares”). The Investor Shares were issued such that upon completion, each Lender, including the Investor Parties, were issued a pro rata portion of the Investor Shares equal to the proportion of its participation in the Term Loan.
In addition, the Investor Rights Agreement sets forth certain rights and obligations applicable to the Investor Parties and the Company, which include, among others:
•
that beginning on September 20, 2023, the Board will consist of 12 members, as follows: (i) four directors designated by Delta, with two serving as Class I directors and two serving as Class III directors; (ii) four directors designated by CK Wheels, with two serving as Class I directors and two serving as Class III directors; (iii) one director designated by CIH to serve as a Class II director; and (iv) the Company’s Chief Executive Officer, David Adelman (who resigned from the Board in August 2024) and Timothy Armstrong serving as a Class II directors;

•
the right of: (x) Delta to designate and remove four directors to the Board, provided that Delta continues to hold at least 75% of the shares of Common Stock issued to Delta pursuant to the Investor Rights Agreement; (y) CK Wheels to designate and remove four directors to the Board, provided that CK Wheels continues to hold at least 75% of the shares of Common Stock issued to CK Wheels pursuant to the Investor Rights Agreement; and (z) CIH to designate and remove one director to the Board; provided that CIH holds at least 30% of the shares of Common Stock issued to CIH pursuant to the Investor Rights Agreement. The number of directors that Delta and CK Wheels are each entitled to designate and remove if each ceases to hold 75% of the shares of Common Stock issued to such party pursuant to the Investor Rights Agreement is described in further detail in the Investor Rights Agreement; and

•
certain transfer restrictions and liquidity rights of the Investor Parties, including but not limited to: (i) the inability of the Investor Parties to transfer any of their respective Common Stock issued pursuant to the Investor Rights Agreement until September 20, 2024, except to their Permitted Transferees (as defined in the Investor Rights Agreement); (ii) certain transfer restrictions if such a transfer would cause a Change of Control (as defined in the Credit Agreement); (iii) certain tag-along and right of first offer rights and obligations if the Company ceases or has ceased to be a publicly traded company and/or ceases to be required to file periodic reports with the SEC under the Exchange Act; and (iv) the rights of Delta and CK Wheels to pursue a Sale of the Company (as defined in the Investor Rights Agreement) after September 20, 2028, the Term Loan Maturity Date.

In addition, pursuant to the Investor Rights Agreement and, in the case of Delta, a side letter, dated September 20, 2023, certain Investor Parties agreed to the Voting Limitations. See “Information about Wheels Up—Key Stockholder Agreements—Investor Rights Agreement” in this Proxy Statement for additional information about the Voting Limitations, including the number of shares that certain Investor Parties are entitled to vote at the Annual Meeting.
In September 2024, the Company entered into Amendment No. 2 to Investment and Investor Rights Agreement (the “Investor Rights Agreement Amendment”), with Investor Parties to amend and extend, among others, certain transfer restrictions set forth in the Investor Rights Agreement. Pursuant to the Investor Rights Agreement Amendment, Delta, CK Wheels and CIH agreed to extend the lock-up restriction with respect to all of their shares of Common Stock issued pursuant to the Investor Rights Agreement until September 20, 2025, and the Whitebox Entities and Kore Air LLC (collectively, the “Additional Investors”) agreed to extend the lock-up restriction with respect to 72.5% of their shares of Common Stock until September 20, 2025, in each case subject to limited exceptions for transfers to Permitted Transferees (as defined in the Investor Rights Agreement); provided, that any transfers or sales of shares of Common Stock held by the Additional Investors that are not subject to the extended lock-up restriction shall not be at a price less than the minimum price per share specified in the Investor Rights Agreement Amendment.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
Investor Registration Rights Agreement
As previously disclosed by the Company, in connection with the entry into the Investor Rights Agreement, the Company entered into a Registration Rights Agreement, dated as of September 20, 2023 (including the joinders thereto, the “Investor Registration Rights Agreement”), to which each Investor Party is a party, pursuant to which, among others, the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act the Investor Shares within 30 days after September 20, 2024. In September 2024, the holders that collectively beneficially own in excess of 66.67% of the Registrable Securities (as defined in the Investor Registration Rights Agreement) extended the deadline by which the Company must file an initial shelf registration statement to register the covered shares under the Securities Act to September 20, 2025. The Investor Registration Rights Agreement also contains certain customary demand and piggyback registration rights in favor of the Investor Parties, including the right to include all or a portion of the Investor Shares in certain subsequent underwritten offerings pursued by the Company. The Investor Registration Rights Agreement will terminate with respect to any party thereto, on the date that such party no longer holds any Registrable Securities (as defined in the Investor Registration Rights Agreement).
Credit Support
As previously disclosed by the Company, in connection with the initial closing in November 2024 of the financing transaction that provides for the issuance from time to time by Wheels Up Partners LLC (“WUP LLC”) of Series A-1 equipment notes (the “Revolving Equipment Notes”) in the aggregate principal amount up to $332.0 million (the “Revolving Equipment Notes Facility”), Delta agreed to provide credit support for the Revolving Equipment Notes Facility, which effectively guarantees WUP LLC’s payment obligations thereunder upon the occurrence and continuation of specified events of default, in exchange for an annual fee as a percentage of the aggregate principal amounts drawn under the Revolving Equipment Notes Facility that is payable-in-kind by the Company and accrues interest over the life of the Revolving Equipment Notes Facility (the “Credit Support Premium”). The Credit Support Premium constitutes a revolving loan payable to Delta under the Revolving Credit Facility. Amounts in respect of the Credit Support Premium accrue while the Revolving Equipment Notes are outstanding and include interest that is compounded and capitalized on the last day of each calendar quarter; however, any such accrued amounts do not reduce Delta’s $100.0 million commitment available to be borrowed by the Company from time to time under the Revolving Credit Facility. The Credit Support Premium will become due and payable in-full upon the earlier of repayment and extinguishment of the Revolving Equipment Note Facility and the termination of Delta’s obligation to provide credit support for the Revolving Equipment Notes Facility. See the heading “Credit Support” under Note 8, Long-Term Debt in the Notes to Consolidated Financial Statements included in Part II, Item 8 “Financial Statements and Supplementary Data” in our 2024 Form 10-K for more information about the Credit Support Premium.
Former Delta Promissory Note
As previously disclosed by the Company, the Company entered into a Secured Promissory Note, dated August 8, 2023 (as amended, the “Delta Promissory Note”), with Delta, as payee, pursuant to which Delta provided $70.0 million aggregate principal amount of short-term funding to the Company at an interest rate of 10% per annum, which was payable in kind and capitalized to the outstanding principal amount of the Delta Promissory Note on a quarterly basis. On September 20, 2023, the Company repaid all amounts due and owing under the Delta Promissory Note in the amount of $70.5 million using a portion of the proceeds from the Term Loan and entered into a letter agreement, dated as of September 20, 2023 with Delta, which terminated the Delta Promissory Note and released all liens and guarantees thereunder in connection with such repayment. See the heading “Delta Promissory Note” under Note 8, Long-Term Debt in the Notes to Consolidated Financial Statements included in Part II, Item 8 “Financial Statements and Supplementary Data” in our 2024 Form 10-K for more information about the Delta Promissory Note.
Commercial Arrangements with Delta
As previously disclosed by the Company, in connection with the closing of the acquisition of Delta Private Jets LLC (“DPJ,” which after acquisition by WUP became Wheels Up Private Jets LLC or “WUPJ”), from Delta in January 2020, WUP entered into a series of agreements constituting WUP’s strategic partnership relationship with Delta. The Company’s strategic partnership relationship with Delta is set forth in the following agreements: (i) the Amended and Restated Commercial Cooperation Agreement, dated June 15, 2024 (the “CCA”); (ii) the Program Participation Agreement (as amended, the “PPA”); (iii) the Corporate Agreement (as amended, the “Corporate Agreement”); and (iv) the Corporate Customer Discount Program (the “Corporate Program”). See the heading “Business—Competition & Strategic Outlook—Our Offerings and Services” in Part I, Item 1 “Business” of our 2024 Form 10-K for a description of the benefits provided to our members and customers through such relationship.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
Amended and Restated Commercial Cooperation Agreement
On June 15, 2024, WUP and WUP LLC entered into the CCA with Delta. The CCA, which was approved by the disinterested members of the Board and Audit Committee, replaced the original Commercial Cooperation Agreement, dated as of January 17, 2020 (as amended prior to June 15, 2024, the “Original CCA”), by and among WUP, WUP LLC and Delta, which was originally entered into in connection with the closing of Wheels Up’s acquisition of DPJ in January 2020. The CCA marks a continued commitment by Wheels Up and Delta to further their long-term commercial endeavors and provides for, among other things: (i) the terms on which certain of the Company’s members can continue to purchase discounted premium commercial air travel with Delta, including by the use of eligible prepaid blocks; (ii) an amendment to a related agreement that governs the terms on which certain of the Company’s members and customers may receive enhanced benefits under the Delta SkyMiles® and Delta Medallion® programs; and (iii) certain other in-kind benefits among the parties in furtherance of their joint sales efforts and related to the facilitation of their respective businesses. The CCA replaced the run-rate benefit requirements under the Original CCA with the foregoing benefits and programs. The CCA has an initial term that ends on September 20, 2029 and will renew for two successive three-year periods after such initial term, unless any party to the agreement delivers a notice of its intention not to renew no later than one year prior to the expiration of the then current term. The CCA may be terminated immediately by Delta upon, among other circumstances, a Change of Control (as defined in the CCA) of the Company, or the occurrence of certain other operational, regulatory or safety events or occurrences on the part of the Company and its affiliates. We incurred expenses of $1.2 million and $1.9 million for the years ended December 31, 2024 and 2023, respectively, from transactions related to the CCA with Delta.
Program Participation Agreement
Under the PPA, Wheels Up purchases miles in the SkyMiles® program from Delta to offer to our customers as incentives, and Delta offers its SkyMiles® program members the opportunity to redeem miles for our memberships and our other products and services, which are paid for by Delta. Delta also provides complimentary Medallion status in its SkyMiles® program or, in certain cases, points in Delta’s SkyBonus® program, to our members that spend a certain minimum amount on our products and services during a given calendar year. We offer Delta SkyMiles 360™ and certain other elite status SkyMiles® program members certain free and discounted Wheels Up memberships. We also have the ability to purchase a limited number of Diamond Medallion status in Delta’s SkyMiles® program and additional SkyMiles® to provide to our members and customers as incentives. During the term of the PPA and in certain cases for six months thereafter, we are not permitted to enter into a marketing or enhanced benefits agreement or relationship with certain other commercial air carriers and Delta is not permitted to enter into a marketing or enhanced benefits agreement or relationship with any other U.S. private jet charter provider operating aircraft using 19 or fewer seats. The PPA will terminate upon the termination or expiration of the CCA.
Corporate Agreement
Pursuant to the Corporate Agreement, Delta provides us with a corporate incentive program under which we may purchase tickets at a discounted rate for certain flights operated by Delta and its codeshare partners for use by our pilots and employees who are traveling for Wheels Up business. We are required to provide Delta with corporate travel data that Delta may use to determine the terms of the discounts and to perform its obligations under the Corporate Agreement. Delta is permitted to modify the discounted rates on an annual basis by providing us with notice. If we reject any such modifications, we can terminate the Corporate Agreement. The Corporate Agreement will automatically terminate upon the termination or expiration of the CCA.
Flight Benefits Agreements
In connection with the closing of the acquisition of DPJ in 2020, we also entered into an Executive Benefits Letter Agreement (the “Original Benefits Letter”) and a Transition Services Agreement (as amended, the “TSA”). Under the Original Benefits Letter, certain persons affiliated with Delta were entitled to purchase flights from us at the incremental cost of the flight. In addition, Delta provided certain Wheels Up executives and employees with Delta SkyMiles 360™ and SkyMiles Medallion® benefits. Under the TSA, Delta provided WUPJ with certain services that were previously provided by Delta when it owned WUPJ on a transitional basis for a limited period following the acquisition of DPJ by WUP. These services included the provision of certain no cost business travel to WUPJ leadership and pilots based on the number of segments flown for such purposes, and continuation of leisure travel flight privileges to legacy DPJ employees.
The Original Benefits Letter and TSA terminated in 2024 and were replaced by the Employee Travel Privileges Agreement (the “Employee Travel Agreement”), Wheels Up Experience Inc. Board Member and Executive Benefits Program letter agreement (the “Wheels Up Benefits Letter”), and the Delta Air Lines, Inc. Board Member and Executive Benefits Program letter agreement (the “Delta Benefits Letter” and, collectively with the Employee Travel Agreement and Wheels Up Benefits Letter, the “Benefits Agreements”). Pursuant to the: (i) Employee Travel Agreement, Delta provides eligible Wheels Up employees with certain travel privileges for Wheels Up business

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
trips and specified levels of leisure travel privileges to select executive and non-executive employees; (ii) Wheels Up Benefits Letter, Wheels Up directors and certain executive and non-executive employees are entitled to receive certain Delta SkyMiles 360™ and SkyMiles Medallion® benefits on an annual basis; and (iii) Delta Benefits Letter, Delta directors, former directors and certain executive level employees are entitled to purchase discounted Wheels Up memberships and flight services upon entering into a Member Agreement and/or Flight Services Agreement with Wheels Up, in each case subject to certain terms and conditions. The parties are generally required to periodically review the levels of benefits and privileges under the Benefits Agreements to determine if adjustments are proper. The Employee Travel Agreement may be terminated by either party with 30 days’ prior written notice. The Wheels Up Benefits Letter and Delta Benefits Letter will terminate upon the effective date of termination of the CCA.
In May 2023, the Company entered into the Corporate Customer Discount Program letter agreement with Delta under the CCA. Under the Corporate Program, we provide specified charter discounts to eligible Delta customers. Upon commencement of the Corporate Program, Delta provided an initial deposit of $5.0 million, which may be expanded up to $20.0 million in the aggregate depending on the level of flight activity through the program and/or Delta’s purchases of products or services for its own account. The Corporate Program will terminate on the later of (i) the termination of the CCA and (ii) May 25, 2025, at which time the Company will refund amounts on deposit, if any, to Delta.
Subleases
WUPJ was formerly party to two sublease agreements with Delta relating to the property at 87 Comair Boulevard and 82 Comair Boulevard at Cincinnati/Northern Kentucky International Airport, both of which were terminated effective March 31, 2023 and December 12, 2024, respectively. Under the subleases, WUPJ paid Delta monthly rental fees, monthly utilities fees and certain other fees.
Former Delta Investor Rights Letter
On February 1, 2021, we entered into an Investor Rights Letter with Delta (the “Delta Rights Letter”), pursuant to which WUP provided Delta with certain governance rights relating to Wheels Up following the consummation of the Business Combination. The Delta Rights Letter became effective upon the closing of the Business Combination and was terminated on September 20, 2023 upon the Company and Delta entering into the Investor Rights Agreement. Pursuant to the Delta Rights Letter, subject to certain conditions, Delta was entitled to designate two members of the Board beginning at the closing of the Business Combination, with one individual to serve as a Class I director and the other to serve as a Class III director. Directors designated by Delta pursuant to the Delta Rights Letter did not receive any compensation for their service as directors. The Delta Rights Letter specified certain Common Stock ownership thresholds that had to be maintained in order to continue to have the right to nominate (or appoint, if applicable) one or more directors to the Board. In addition, the Delta Rights Letter included certain rights in favor of Delta related to, among others, any issuance of equity or equity-linked securities by the Company to certain domestic commercial air carriers and, subject to meeting a specified Common Stock ownership threshold, consultation with Delta in hiring or terminating the employment of certain senior employees with responsibility for flight operations, safety, maintenance and quality control.
Other Flight Benefits Arrangements
We have entered into an agreement with Certares and Knighthead, which are co-investment advisors to CK Wheels, pursuant to which we offer discounted flight services to a limited number of executives of each of Certares and Knighthead or their respective affiliates. Such discounts are reflected in each party’s Member Services Agreement, the non-pricing terms of which are substantially similar to those offered to other business customers that purchase a similar Custom Enterprise Solution funds. Such flight services are offered at a price that is not less than the direct operating cost to us.
Business Combination Related Person Transactions of WUP
Certain of our directors and executive officers that served during 2024 or 2023 or their respective affiliates were parties to the De-SPAC Registration Rights Agreement (as defined below) or held WUP profits interests or restricted interests or are entitled to Earnout Shares, if issued, as described below.
De-SPAC Registration Rights Agreement
In connection with the consummation of the Business Combination and as contemplated by the related Agreement and Plan of Merger, by and among, inter alia, WUP and Aspirational, dated as of February 1, 2021 (as amended on May 6, 2021, the “Merger Agreement”), we, Aspirational Consumer Lifestyle Sponsor LLC (the “Sponsor”), certain WUP equityholders, Aspirational’s independent directors and

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
the other parties thereto entered into an Amended and Restated Registration Rights Agreement (the “De-SPAC Registration Rights Agreement”), pursuant to which we agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and other equity securities of Wheels Up that are held by the parties thereto from time to time, subject to the restrictions on transfer therein. The De-SPAC Registration Rights Agreement amended and restated the registration rights agreement that was entered into by Aspirational, the Sponsor and the other parties thereto in connection with Aspirational’ s initial public offering. The De-SPAC Registration Rights Agreement will terminate on the earlier of (i) the tenth anniversary of the date of the Registration Rights Agreement or (ii) with respect to any party thereto (other than Wheels Up), on the date that such party no longer holds any Registrable Securities (as defined therein).
Seventh Amended and Restated Limited Liability Company Agreement
Concurrently with the completion of the Business Combination, WUP entered into the Seventh Amended and Restated Limited Liability Company Agreement of WUP (as amended from time to time, the “A&R LLCA”). We refer to the unitholders of WUP after the Business Combination as the “unitholders.” The unitholders initially included Wheels Up, Wheels Up Blocker Sub LLC (“Wheels Up Blocker Sub”), Wheels Up MIP LLC (“MIP LLC”), a single-purpose entity formed for the purpose of administering and effectuating the WUP Management Incentive Plan (as defined herein), and Wheels Up MIP RI LLC (“MIP RI LLC”), another single-purpose entity formed for the purpose of administering and effectuating the WUP Management Incentive Plan (as defined herein). WUP is managed by Wheels Up, as its managing member, which has full and complete charge of all business and affairs of WUP. As managing member, Wheels Up may appoint officers of WUP. Discussion of certain rights and obligations under the A&R LLCA are included below, because certain directors and executive officers of the Company that served during 2024 hold Wheels Up PI Units and/or Wheels Up EO Units (as each term is defined below).
Units. Under the A&R LLCA, the outstanding equity interests of WUP consist of (i) a single class of common units (the “Surviving Entity Common Units”), (ii) a single class of PI Units (the “Wheels Up PI Units”), which are subdivided into separate series designations which correspond to the respective series designations of WUP profits interests that were issued and outstanding immediately prior to the closing of the Business Combination, and (iii) a single class of EO Units (the “Wheels Up EO Units”).
The Surviving Entity Common Units are held entirely by Wheels Up (both directly and through its wholly owned subsidiaries Apex AP Midco Inc., Apex Kenyon Midco Inc. and Wheels Up Blocker Sub), in an aggregate number equal to the aggregate number of shares of Common Stock that is outstanding from time to time.
The Wheels Up PI Units are held entirely by MIP LLC, and are subject to substantially the same terms and conditions as were applicable to the WUP Profits Interest Awards immediately prior to the closing of the Business Combination that were converted into such units in connection with the Business Combination. Each Wheels Up PI Unit has a participation threshold (or “hurdle amount”) applicable to it that was determined on a basis to maintain the intrinsic value of related WUP Profits Interests Award immediately prior to the closing of the Business Combination.
As part of the Business Combination, certain existing holders of WUP equity, including certain holders of WUP profits interests and restricted interests, but excluding holders of stock options, have the right to receive up to an aggregate of 900,000 additional shares of Common Stock in three equal tranches, which are issuable upon the achievement of Common Stock share price thresholds of $125.00, $150.00 and $175.00 for any 20 trading days within a period of 30 consecutive trading days on or before July 13, 2026 (the “Earnout Shares”). Wheels Up EO Units are held by MIP LLC and MIP RI LLC, and correspond to the pro rata amount of Earnout Shares that correspond to certain holders of WUP Profits Interest Awards and WUP Restricted Interest Awards based on the number of such awards relative to the total outstanding interests of WUP immediately prior to the closing of the Business Combination, and subject to the same terms and conditions upon issuance as are applicable to the corresponding WUP Profits Interest Awards and WUP Restricted Interest Awards, respectively.
Exchange Rights. Pursuant to the terms and conditions of the operating agreements of MIP LLC and MIP RI LLC, the members of MIP LLC and MIP RI LLC may redeem their vested WUP profits interests and earnout interests in such entity, as applicable, for the vested Wheels Up PI Units and/or Wheels Up EO Units held by such entity corresponding thereto (such right, the “redemption right”). In accordance with the terms of the A&R LLCA, once redeemed, such vested Wheels Up PI Units and Wheels Up EO Units are exchangeable by such holder for shares of Common Stock as follows (each, an “exchange right”): (i) each vested Wheels Up PI Unit is exchangeable for a number of shares of Common Stock having an aggregate value equal to the intrinsic value of such Wheels Up PI Unit as of such date, which intrinsic value equals the then-current value of our Common Stock, less the hurdle amount per share for the particular Wheels Up PI Unit; and (ii) each vested Wheels Up EO Unit is exchangeable for its pro rata portion of the applicable Earnout

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
Shares to which such Wheels Up EO Units relates, after giving effect to any forfeiture or cancellation of Wheels Up PI Units and Wheels Up RI Units through the date the applicable Earnout Shares vested and become issuable to the WUP equityholders, unless, in each case, Wheels Up elects to exercise a right to instead pay an amount in cash to exchanging WUP award holders equal to the value of our Common Stock that would otherwise have been delivered upon consummation of the applicable exchange. Pursuant to the terms and conditions of the operating agreements of MIP LLC and MIP RI LLC, a redemption right may only be exercised if the subsequent exchange right is immediately exercised. On July 13, 2031 (the tenth anniversary of the Closing Date), all vested Wheels Up PI Units will be exchanged for Common Stock, to the extent not previously exchanged.
Wheels Up is obligated to facilitate an exercise of an exchange right with respect to any vested Wheels Up PI Units or Wheels Up EO units by contributing to WUP any Common Stock or cash to be used to acquire the tendered units. The holders of vested WUP profits interests and earnout interests in MIP LLC and MIP RI LLC are permitted to exercise their redemption rights and exchange rights at any time and from time to time, subject to applicable vesting requirements and lock-up restrictions. In addition, the exchange rights are subject to certain limitations and restrictions intended to ensure that WUP continues to be treated as a partnership for U.S. federal income tax purposes.
Transfer of Securities. Except in connection with the exercise of an exchange right, no unitholder is permitted to transfer its units in WUP without the prior written consent of Wheels Up, as WUP’s managing member.
Distributions and Allocations. Under the A&R LLCA, Wheels Up has the right to determine when distributions will be made to the unitholders and the amount of any such distributions. If Wheels Up authorizes a distribution, such distribution will generally be made to the unitholders on a pro rata basis in accordance with the respective number of units they hold, subject to adjustments in certain circumstances to take into account the hurdle rates applicable to then-outstanding Wheels Up PI Units.
WUP will allocate its net income or net loss for each year to the unitholders pursuant to the terms of the A&R LLCA, and its unitholders, including Wheels Up, will generally incur U.S. federal, state and local income taxes on their share of any taxable income of WUP. Net income and losses of WUP generally will be allocated to unitholders on a pro rata basis in accordance with the respective number of units they hold, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. To the extent WUP has available cash, we intend to cause WUP to make pro rata distributions to its unitholders in an amount generally intended to allow the WUP unitholders to satisfy their respective income tax liabilities with respect to their allocable share of the income of WUP, based on certain assumptions and conventions.
Issuance of Equity. The A&R LLCA provides that at any time Wheels Up issues a share of Common Stock or any other equity security, the net proceeds received by Wheels Up with respect to such issuance, if any, will be concurrently invested in WUP, and WUP will issue to Wheels Up one common unit or other economically equivalent equity interest. Conversely, if at any time, any shares of Common Stock are redeemed, repurchased or otherwise acquired by us, WUP will redeem, repurchase or otherwise acquire an equal number of common units held by Wheels Up, upon the same terms and for the same price, as the shares of Common Stock are redeemed, repurchased or otherwise acquired.
Expenses of Wheels Up, MIP LLC & MIP RI LLC. Pursuant to the A&R LLCA, WUP is required to pay, or cause to be paid, all costs, fees, operating expenses and other expenses of Wheels Up (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, its activities, including in its capacity as managing member of WUP. In addition, WUP or Wheels Up is responsible for the ordinary and reasonable expenses incurred by MIP LLC and MIP RI LLC in connection with their continued existence and administration.
Dissolution. WUP will be dissolved only upon the first to occur of: (i) an election by Wheels Up to dissolve WUP, which election shall require the written consent of the holders of a majority of the WUP profits interests then outstanding in MIP LLC and the written consent of the holders of a majority of the equity interests then outstanding in MIP RI LLC; (ii) WUP ceases to have any remaining members; and (iii) the entry of a decree of judicial dissolution.

60 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
Pre-Business Combination Related Person Transactions of Aspirational
Discussion of certain rights and obligations related to the 4,529,950 warrants (the “Private Warrants”) that were issued at a price of $1.50 per warrant to the Sponsor in a private placement that closed concurrently with the closing of the Aspirational’s initial public offering is included below, because Mr. Thakran, who served as Executive Chairman and a director during 2023, held Private Warrants.
Private Warrants
Simultaneously with the consummation of Aspirational’s initial public offering, the Sponsor purchased 4,333,333 Private Warrants at a price of $1.50 per warrant in a private placement. On October 2, 2020, as a result of the underwriters’ election to partially exercise their over-allotment option, the Sponsor purchased an additional 196,617 Private Warrants. Each Private Warrant entitles the holder to purchase 1/10th of one share of Common Stock for $115.00 per whole share of Common Stock. The Private Warrants are not redeemable by us so long as they are held by the Sponsor or its permitted transferees other than pursuant to Section 6.2 of the warrant agreement, dated as of September 25, 2020 (the “Warrant Agreement”), entered into between Aspirational and the Transfer Agent, as warrant agent and only if the Reference Value (as defined in the Warrant Agreement) is equal to or exceeded $180.00 per share of Common Stock. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units that were sold as part of Aspirational’s initial public offering. The Sponsor, or its permitted transferees, has the option to exercise the Private Warrants for cash or on a cashless basis.
The Private Warrants are identical to the 7,991,544 redeemable public warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) that were included in the units issued by Aspirational in its initial public offering, except that the Private Warrants: (i) are not redeemable by us other than pursuant to Section 6.2 of the Warrant Agreement and only if the Reference Value is equal to or exceeds $180.00 per share of Common Stock; (ii) may be exercised for cash or on a cashless basis so long as they are held by the Sponsor or any of its permitted transferees; and (iii) are entitled to registration rights (including the shares issuable upon exercise of the Private Warrants, as set forth in the Warrant Agreement).
Other Related Person Transactions
Commercial Relationship with Tropic Ocean Airways
In March 2022, Wheels Up, through its indirect subsidiary, made an investment in Tropic Ocean Investors LLC (“Tropic Ocean”), which owns Tropic Ocean Airways, an amphibious airline and leading provider of last-mile private charter and scheduled service in Florida, the Northeastern U.S., the Bahamas and the Caribbean. The Company, through its indirect subsidiary, owns approximately 14.56% of Tropic Ocean, has the right to designate one person to serve on the Board of Managers of Tropic Ocean, and has also entered into a multiyear commercial cooperation agreement (the “TOA CCA”) with Tropic Ocean. Mr. Mattson, our Chief Executive Officer, holds minority equity interests in, and serves as Chairman of the Board of Managers of, Tropic Ocean. Total payments to Tropic Ocean under the TOA CCA since January 1, 2023 were approximately $486,265 and consist of payments to Tropic Ocean as a third-party operator for Wheels Up member flights. Because Mr. Mattson holds an equity interest in Tropic Ocean in excess of the threshold identified under Item 404(d) of Regulation S-K, the amount of his indirect pecuniary interest in these transactions may be deemed to be up to $486,265.
Director and Officer Indemnification
In connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, we entered into indemnification agreements with each of our directors and executive officers. We continue to enter into similar indemnification agreements with our directors and executive officers as part of the onboarding process. Each indemnification agreement provides for indemnification and advancement by us of certain expenses and costs, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director, officer, employee or agent or a director, officer, employee or agent of any of our subsidiaries or was serving at our request in an official capacity for another entity, to the fullest extent permitted by the laws of the state of Delaware.

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DIRECTOR COMPENSATION
Director Compensation Program
The Company’s director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align the directors’ interests with those of our stockholders. Under our director compensation program, we reward non-employee directors in the form of a combination of cash retainer fees, equity incentive awards granted under the Amended and Restated 2021 LTIP and flight hours, as set forth below. Directors who are our employees, or who are or were employees of Delta, CK Wheels or CIH or their respective affiliates during 2024 (each such director, a “Non-Compensated Director”) did not receive any compensation for their service on the Board during 2024, and any reference to director compensation entitlements below will be deemed to exclude such directors. The Board has approved our director compensation program and reserves the right to adjust the director compensation program at any time, including with respect to the amounts and terms of cash retainers, equity awards and flight hours.
Cash Retainers
Each director that is not a Non-Compensated Director (each, an “Eligible Director”) is eligible to receive an annual cash retainer in the amount of $50,000 for general availability and participation in meetings and conference calls of the Board. Additional amounts will also be payable for services performed as the Chairperson of the Board or for serving as a Board Committee Chair, as set forth in the table below. All cash retainers are paid in quarterly installments following the annual meeting of stockholders each year. Retainers for the Chairperson of the Board and each Board Committee Chair, to the extent such director is an Eligible Director, are in addition to the annual retainer for Board membership. No additional compensation will be paid for attending individual committee meetings of the Board. Unless otherwise determined by the Board, any cash retainers will be prorated for any partial year of service.

Additional Annual Cash Retainers
Chairperson of the Board and/or Lead Independent Director (if applicable)	$35,000
Chairperson of the Audit Committee	$15,000
Chairperson of the Compensation Committee, Nominating and ESG Committee, and Safety and Security Committee Chair	$10,000

Equity Awards
Each Eligible Director is eligible to receive an annual award of RSUs having an aggregate fair market value (as determined in accordance with the Amended and Restated 2021 LTIP) of $175,000 as of the grant date. RSUs granted to our directors generally vest in full by the date of the next annual meeting of stockholders. The Board, in its discretion, may approve a grant of RSUs for any newly appointed Eligible Director, which grant will be prorated for any partial year of service. The Company and the Board elected to forego grants of equity incentive awards during 2023, but in January 2024, the Board approved cumulative “catch-up” grants of RSUs to each of Messrs. Adelman, Armstrong and Moak in connection with their service as directors during the 2023-2024 Board service year, which vested in full as of the Company’s 2024 annual meeting of stockholders.
Flight Hours
Each Eligible Director will be entitled to annual flight hours having a total value equal to $84,400, which is intended to be equivalent to 25 flight hours on a King Air 350i aircraft. If an Eligible Director flies on a different cabin class, the total value of the flight hours available for future use is reduced by the applicable hourly rate for the cabin class actually flown. To the extent such director is an Eligible Director, five additional flight hours will also be awarded to the Chairperson of the Board and to each Board Committee Chair. Flight hours have historically been deposited on an annual basis and the annual period for grants of flight hours commences on the date of the Company’s annual meeting of stockholders and ends on the day immediately preceding the next annual meeting of stockholders. Any flight hours not utilized in the year in which granted may be carried over to subsequent years, including after the resignation of a director so long as the former director remains a member in good standing under a Wheels Up membership program.
In addition, we reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending Board and committee meetings or performing other services in their capacities as directors. For purposes of attending Board or committee meetings, directors may also use Company aircraft or receive reimbursement for other travel methods.

62 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

DIRECTOR COMPENSATION (continued)
Board Aircraft Services
Given the nature of our business, we expect our directors to utilize our services for personal benefit as a way to help promote, increase and maintain the Wheels Up brand. Accordingly, we allow all directors to acquire Wheels Up’s products and services, including additional flight hours, aircraft purchase commissions and aircraft management services, at a price determined by the Board, but at amounts we calculate to be not less than the then-current direct operating cost to us. Prior to the sale of our aircraft management business in September 2023, the Board previously authorized us to offer aircraft management services to directors.
Director Compensation Table
The following table provides compensation information for each director of the Board, except Mr. Mattson, our Chief Executive Officer, during the year ended December 31, 2024. The Non-Compensated Directors did not receive any compensation for their service as directors in 2024. Compensation information for Mr. Mattson, who is not compensated for his role as a director, is included under “Executive Compensation—Summary Compensation Table” below.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Directors that Served on the Board as of December 31, 2024:
Timothy Armstrong(4)	50,000	500,928	189,322	740,250
Alain Bellemare(5)	—	—	—	—
Adam Cantor(5)	—	—	—	—
Andrew Davis(5)	—	—	—	—
Dwight James(5)	—	—	—	—
Daniel Janki(5)	—	—	—	—
Thomas Klein(5)(6)	—	—	—	—
Zachary Lazar(5)	—	—	—	—
Lee Moak(7)	60,000	397,345	153,988	611,333
Gregory Summe(6)(8)	—	186,775	41,139	227,914
Adam Zirkin(5)	—	—	—	—
Former Directors that Served on the Board During 2024:
David Adelman(6)	9,167	500,928(9)	76,373	586,468
Jeffrey Nedelman(5)(6)	—	—	—	—

(1)	Fees earned or paid in cash reflect cash retainers paid to directors during the periods in which they served as directors.
(2)
Represents the aggregate grant date fair value of RSUs granted under the Amended and Restated 2021 LTIP, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”) and using the assumptions contained in Note 11, Stockholders’ Equity and Equity-Based Compensation of the Notes to Consolidated Financial Statements included in Part II, Item 8 “Financial Statements and Supplementary Data” in our 2024 Form 10-K. The Company and the Board elected to forego grants of equity incentive awards during 2023. In January 2024, the Board approved cumulative “catch-up” grants of RSUs under the Amended and Restated 2021 LTIP to each of Messrs. Adelman, Armstrong and Moak corresponding to the period of their service as directors during the 2023-2024 Board service year, which vested in full as of the Company’s 2024 annual meeting of stockholders. In June 2024, the Board approved grants of RSUs under the Amended and Restated 2021 LTIP to each of Messrs. Adelman, Armstrong and Moak in connection with their service as directors during the 2024-2025 Board service year, which will vest, subject to the director’s continued service to the Company, in four equal quarterly installments on each of September 6, 2024, December 6, 2024, March 6, 2025 and June 6, 2025. The grant of RSUs to Mr. Summe upon joining the Board in 2024 is described in footnote 8 below.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 63

DIRECTOR COMPENSATION (continued)
(3)	The amount presented above in the “All other compensation” column reflects the incremental cost to us for each Eligible Director’s use of flight hours in 2024, as set forth in the table below:

Name	Flight Hours Awarded(a)	Flight Hours Used
David Adelman(b)	6.3	20.1
Timothy Armstrong	18.9	35.3
Lee Moak	35.6	30.7
Gregory Summe	12.6	6.3

(a)
Flight hours awarded to Eligible Directors for 2024 were deposited in quarterly installments and due to the timing of such deposits, the total number of hours reflected in the table above may differ from the number of hours to which they are entitled for the Board service year, which has historically started in early June after completion of the Company’s annual meeting of stockholders. Flight hours used as reflected in the table above may exceed flight hours awarded in 2024, because certain directors used flight hours carried over from past years. Non-Compensated Directors did not receive flight hours during 2024 and are not listed in the table above. Directors that ceased to serve on the Board during 2024 are permitted to continue using flight hours awarded prior to the date of resignation so long as the former director remains a member in good standing under a Wheels Up membership program. For more information, see “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Perquisites and Other Benefits—Aircraft Use” below.

(b)
Prior to 2024, an affiliate of Mr. Adelman and a subsidiary of the Company entered into an Exclusive Aircraft Lease Agreement and Aircraft Services Agreement, pursuant to which such subsidiary of the Company leases an aircraft from such affiliate of Mr. Adelman and provides standard maintenance and service for such aircraft. Subject to regular review by the Board, such affiliate of Mr. Adelman was entitled to receive approximately 90% of the net proceeds of any flights chartered on such aircraft, after expenses for such flights, but before maintenance and other service costs due under the services agreement. There was no incremental cost to Wheels Up for such services, and amounts reflected in the Director Compensation Table do not reflect any compensation to Mr. Adelman for such services in 2024. In addition, subsequent to his departure from the Board effective August 7, 2024, we entered into an agreement with Mr. Adelman for the purchase of a prepaid block for flight services under the Company’s member programs. Such discounts are reflected in Mr. Adelman’s Member Services Agreement, the terms of which are substantially similar to those offered to other business customers that purchase similar Custom Enterprise Solution funds. Such flight services are offered at a price that is not less than the direct operating cost to us.

(4)
As of December 31, 2024, unvested equity incentive awards granted to Mr. Armstrong consisted of 43,533 RSUs granted on June 6, 2024 under the Amended and Restated 2021 LTIP, of which 21,766 RSUs vested on March 6, 2025 and the remaining 21,767 RSUs are scheduled to vest on June 6, 2025, subject to continued service through such vesting date.

(5)	Each of Messrs. Bellemare, Cantor, Davis, James, Janki, Klein, Lazar, Nedelman and Zirkin were Non-Compensated Directors during 2024.
(6)
Effective March 1, 2024, Mr. Nedelman resigned from the Board and Mr. Klein was appointed to the Board. Effective August 7, 2024, Mr. Adelman resigned from the Board and Mr. Summe was appointed to the Board. Any annual cash retainer compensation paid to the foregoing directors for their service on the Board in 2024 was prorated monthly based on the term of service during the year.

(7)
As of December 31, 2024, unvested equity incentive awards granted to Mr. Moak consisted of 43,533 RSUs granted on June 6, 2024 under the Amended and Restated 2021 LTIP, of which 21,766 RSUs vested on March 6, 2025 and the remaining 21,767 RSUs are scheduled to vest on June 6, 2025, subject to continued service through such vesting date.

(8)
The Board approved a prorated grant of RSUs under the Amended and Restated 2021 LTIP to Mr. Summe following his appointment to the Board in August 2024, a portion of which were awarded in lieu of Mr. Summe’s prorated annual cash retainer for the remainder of the 2024-2025 Board service year. As of December 31, 2024, unvested equity incentive awards granted to Mr. Summe consisted of 58,459 RSUs granted on September 11, 2024 under the Amended and Restated 2021 LTIP, of which 29,229 RSUs vested on March 6, 2025 and the remaining 29,230 RSUs are scheduled to vest on June 6, 2025, subject to continued service through such vesting date.

(9)
Mr. Adelman forfeited all unvested RSUs upon his resignation from the Board on August 7, 2024, which included 87,865 unvested RSUs granted on June 6, 2024 under the Amended and Restated 2021 LTIP with a grant date fair value of $175,001 as calculated in accordance with ASC 718.

64 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

INFORMATION REGARDING EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of the Record Date:

Name	Age	Position(s)
George Mattson	59	Chief Executive Officer and Director
John Verkamp(1)	45	Chief Financial Officer
Mark Briffa	60	EVP, Charter & CEO of Air Partner
Alexander Chatkewitz	60	Chief Accounting Officer
David Godsman	52	Chief Digital Officer
David Harvey	48	Chief Commercial Officer
David Holtz	68	Chief Operating Officer
Brian Kedzior	44	Chief People Officer
Matthew Knopf	68	Chief Legal Officer
Kristen Lauria	56	Chief Marketing Officer

(1)	Mr. Verkamp was appointed as Chief Financial Officer in March 2025.
George Mattson. Mr. Mattson has served as the Company’s Chief Executive Officer since October 2023, as a member of the Board since September 2023, and serves on the Board pursuant to the Investor Rights Agreement. Prior to joining Wheels Up, Mr. Mattson served as President of Star Mountain, a specialized private investment firm, from February 2023 to October 2023. Prior to joining Star Mountain, Mr. Mattson was a private investor and corporate board member from 2012 to February 2023. Prior to his years as a private investor, Mr. Mattson held various positions at Goldman Sachs from 1994 to 2012, including most recently as a partner and co-head of the Global Industrials Group in Investment Banking from 2002 to 2012, and prior to that time, held various sales and marketing positions at IBM from 1987 to 1993. Mr. Mattson has also served as a director of Xos, Inc. since August 2021. He formerly served as a director of Delta (NYSE: DAL) from October 2012 to October 2023, Air France-KLM S.A. (PAR: AF) from 2017 until 2021, Virgin Galactic Holdings, Inc. (NYSE: SPCE) from October 2019 to June 2023, Virgin Orbit Holdings, Inc. from December 2021 to August 2023, NextGen Acquisition Corp II from January 2021 to December 2021, and NextGen Acquisition Corp from July 2020 to August 2021. Mr. Mattson holds a Bachelor of Science degree in Electrical Engineering from Duke University and MBA from the Wharton School of the University of Pennsylvania.
John Verkamp. Mr. Verkamp has served as Wheels Up’s Chief Financial Officer since March 2025. Mr. Verkamp joined Wheels Up after over 20 years at GE and GE Vernova Inc. (“GE Vernova”), which included multiple financial leadership positions within GE’s Aerospace and Vernova organizations. Mr. Verkamp joined GE Vernova in 2018 and most recently served as Chief Financial Officer of its Gas Power Global Services business from April 2023 to March 2025. Prior to assuming that role, he served as Chief Financial Officer of Gas Power Transactional Services from April 2021 to April 2023, Chief Financial Officer of Gas Power Commercial and Services from March 2019 to April 2021 and Senior Executive of Financial Planning and Analysis for GE Power from June 2018 to March 2019. Prior to joining GE Vernova, he held a number of leadership roles at GE Aerospace, including as Chief Financial Officer of Avio Aero from November 2015 to June 2018, Chief Financial Officer of Commercial Finance and Risk from March 2013 to October 2015 and Executive Services Financial Planning and Analysis from May 2010 to March 2013. He started his career with GE Plastics in 2003 and subsequently held various audit and financial roles at other GE companies. Mr. Verkamp holds a Bachelor of Science degree in Finance and Accounting from the Kelley School of Business at Indiana University.
Mark Briffa. Mr. Briffa has served as EVP, Charter and CEO of Air Partner Limited (“Air Partner”) since February 2024. He formerly served as Wheels Up’s Chief Commercial Officer from March 2023 to February 2024. In his role, Mr. Briffa leads Wheels Up’s global charter business. Mr. Briffa has extensive knowledge of air charter broking and of the aviation industry worldwide, with over 30 years of experience working within the aviation sector and having overseen multiple acquisitions that currently comprise Air Partner's services division. From April 2022 until his appointment as Chief Commercial Officer in March 2023, Mr. Briffa served as President of International Charter & Aviation Services, where he oversaw both the charter and services divisions. From April 2010 until the acquisition of Air Partner by Wheels Up in April 2022, Mr. Briffa served as Chief Executive Officer of Air Partner, which was publicly traded on the London Stock Exchange, and as a board member since 2006. Before joining Air Partner in 1996 as a Commercial Jets Broker, Mr. Briffa held commercial roles at Air 2000 and All Leisure. Mr. Briffa completed his education at Longhill High School in the United Kingdom, and passed his General Certificate Education exams with distinctions. Mr. Briffa also attended two senior programs at the Cranfield School of Management before becoming a guest on the program, where he has presented on leadership and management.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 65

INFORMATION REGARDING EXECUTIVE OFFICERS (continued)
Alexander Chatkewitz. Mr. Chatkewitz has served as the Company’s Chief Accounting Officer since March 2024. Prior to joining the Company, he served as Senior Vice President, Finance & Controller for Centric Brands LLC (“Centric Brands”) from May 2022 to November 2023, and prior to joining Centric Brands, served as Vice President, Controller & Chief Accounting Officer for JetBlue Airways Corporation (“JetBlue”) from December 2014 to May 2022. He served in various high-level accounting, financial reporting and controllership positions with Marsh McLennan Companies, Altria Group, Inc. and Phillip Morris International Inc. prior to joining JetBlue. Mr. Chatkewitz holds a Bachelor of Science in Business Administration degree in Accounting from Bucknell University, and is a Certified Public Accountant.
David Godsman. Mr. Godsman has served as Wheels Up’s Chief Digital Officer since June 2023. Mr. Godsman is responsible for overseeing the Company's Digital Product, Technology and Data Services teams. Mr. Godsman has more than 25 years of experience leading digital transformation at the Fortune 100 level. Most recently, he was the Chief Executive Officer and Director of Foro, an industry-leading Fintech company focused on revolutionizing commercial lending, from August 2021 to May 2023. Prior to Foro, Mr. Godsman was Global Chief Digital Officer at The Coca-Cola Company from December 2016 to March 2021, and prior to that time held various senior digital roles at Bank of America and Starwood Hotels & Resorts. Mr. Godsman holds a Bachelor of Arts degree in Business & Economics from Randolf-Macon College.
David Harvey. Mr. Harvey has served as Wheels Up’s Chief Commercial Officer since May 2024. As Chief Commercial Officer, Mr. Harvey is responsible for leading Wheels Up’s commercial and sales functions. Prior to being appointed as Chief Commercial Officer, Mr. Harvey served as Vice President and Chief Sales Officer for Southwest Airlines Co. (“Southwest”) from January 2023 to May 2024 and various other Southwest positions across Corporate Sales, Business Development, Network Planning, Commercial Planning, Corporate Strategy, and Technology from June 1999 to January 2023. Mr. Harvey holds a Bachelor of Business Administration degree in Management Information Systems from The University of Texas at Austin, and a Master of Business Administration degree in Operations Management and Master of Science degree in Organizational Strategy from The University of Texas at Dallas.
David Holtz. Mr. Holtz has served as Wheels Up’s Chief Operating Officer since February 2024. He has over 40 years of flight operations experience and most recently served as Senior Vice President, Operations at Delta from November 2011 to February 2024. Mr. Holtz joined Delta in May 1979 and has held several senior leadership roles in operations control and management of the airline’s global fleet. Since March 2022, Mr. Holtz has assisted Wheels Up as Chairman of Operations, a role in which he was responsible for the oversight of the Company’s efforts to harmonize and consolidate its various Federal Aviation Administration Part 135 operating certificates.
Brian Kedzior. Mr. Kedzior has served as Wheels Up’s Chief People Officer since March 2024. As Chief People Officer, Mr. Kedzior is responsible for all aspects of human resources and culture, including organizational design, talent acquisition, development, and retention, as well as total rewards. Prior to being appointed as Chief People Officer, he served as Interim Chief People Officer at Wheels Up from October 2023 to March 2024 and Senior Vice President, Organization & Talent Development from May 2022 to October 2023. Prior to joining Wheels Up, Mr. Kedzior served as Senior Vice President, Human Resources and Communications at Parallel, an affiliate of Surterra Holdings, Inc., from November 2021 to May 2022 and Vice President, Talent Management from January 2020 to November 2021. Prior to joining Parallel, he served as Senior Director, Organizational Development and Change Management at Walgreens from November 2017 to January 2020. Mr. Kedzior holds a Bachelor of Arts degree in Corporate/Organizational Communications from Northern Illinois University.
Matthew Knopf. Mr. Knopf has served as Wheels Up’s Chief Legal Officer since September 2024. From December 7, 2015 until September 1, 2024, Mr. Knopf served as Senior Vice President & Deputy General Counsel of Delta. At Delta, he led the Corporate Transactions, Aircraft Transactions & Finance, SEC & Corporate Governance and Corporate Real Estate legal teams. Before he joined Delta, he was a corporate partner in the Minneapolis office of Dorsey & Whitney LLP, where he led the firm-wide mergers and acquisitions practice. Mr. Knopf holds a Bachelor of Arts degree from Stony Brook University and a Juris Doctorate from the University of Chicago School of Law.
Kristen Lauria. Ms. Lauria has served as Wheels Up’s Chief Customer and Marketing Officer since May 2023. Ms. Lauria focuses on Wheels Up's member value proposition and customer acquisition. In this role, she is responsible for overseeing the Company's brand, creative and customer acquisition and retention, as well as member and customer experience. Previously, Ms. Lauria was the Executive Vice President and Global Chief Marketing Officer of Cigna Corporation (“Cigna”) from March 2020 to August 2021. Prior to Cigna, she spent over 17 years at IBM in various positions, where she led teams through significant technology shifts like the rise of mobile, the move to the cloud, and the establishment of Artificial Intelligence as a critical business tool. Ms. Lauria holds an Master of Business Administration degree from MIT Sloan School of Management, and a Bachelor of Science degree and Master of Science degree in Mechanical and Aerospace Engineering.

66 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Overview
Our compensation philosophy and programs are designed with the objective of supporting our overall business and compensation goals. We expect our compensation philosophy to evolve as we continue to mature as a publicly traded company. The Compensation Committee sets our executive compensation philosophy and oversees our compensation and benefits programs, including the compensation to our named executive officers. In addition, the Compensation Committee has the authority to establish the compensation mix it believes is appropriate for each named executive officer, as well as any performance measures, goals, targets and business objectives that may be applicable for any element of such compensation mix. The Compensation Committee also determines the benefits and severance arrangements, if any, that we make available to our named executive officers.
Pursuant to the Compensation Committee’s charter, it has the authority to delegate any of its responsibilities, along with the authority to act in relation to such responsibilities, to one or more subcommittees as it deems appropriate in its sole discretion. In addition, the Compensation Committee may, in its discretion, establish thresholds below which approval for some of its activities can be delegated to management without direct Compensation Committee involvement, subject to certain restrictions, including that no member of management shall be delegated authority over his or her own compensation (other than with respect to benefit plans in which such member of management participates on the same basis as other employees generally). However, no such delegations were made by the Compensation Committee during the periods covered by the Summary Compensation Table in this Proxy Statement. When making compensation decisions for our named executive officers other than our Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer with respect to such compensation decisions, but the Compensation Committee retains the ultimate discretion to set the compensation for our named executive officers.
Named Executive Officers
This Executive Compensation section discusses the material components of the executive compensation programs and policies for our named executive officers included in the Summary Compensation Table below. Our named executive officers for the year ended December 31, 2024 were:
•	George Mattson, our Chief Executive Officer (Principal Executive Officer since October 2, 2023) and a director;
•	David Harvey, our Chief Commercial Officer;
•	Mark Briffa, EVP, Charter and CEO of Air Partner; and
•	Todd Smith, our former Chief Financial Officer (Principal Financial Officer until September 6, 2024).
This discussion contains forward-looking statements that are based on our current intentions, objectives, considerations, expectations and determinations regarding future compensation programs or aspects of the Company’s performance on which compensation may be based. The compensation programs that we adopt in the future may vary significantly from our current programs or current plans described in this discussion.
The Role of Our Compensation Consultant
The Compensation Committee has the authority under its charter to retain compensation consultants and to approve such consultants’ compensation. The Compensation Committee has retained Willis Towers Watson US LLC (“WTW”) to act as its independent compensation consultant and to provide it with advice and support on compensation issues, including, upon the request of the Compensation Committee and management, providing analysis of peer compensation structures and benchmarking, and making recommendations on the amount or form of executive and director compensation for the Compensation Committee to consider when making compensation decisions. The Compensation Committee reviewed and confirmed the independence of WTW as its independent compensation consultant. Neither WTW nor any of its affiliates provide any services to Wheels Up, except for services related solely to director, executive officer and employee compensation.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 67

EXECUTIVE COMPENSATION (continued)
Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the compensation earned by our named executive officers for services rendered in all capacities during the years ended December 31, 2024 and 2023.

Name and principal position	Year	Salary ($)(1)	Bonus ($)	Stock awards ($)(2)	Option awards ($)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
George Mattson, Chief Executive Officer and Director
	2024	625,000	—	—	—	850,000	92,560	1,567,560
	2023	144,231	—	148,400,000(5)	—	188,599	246,023	148,978,853(6)
David Harvey, Chief Commercial Officer(7)
	2024	342,789	—	43,900,000(5)	—	419,750	209,208	44,871,747(8)
Mark Briffa, EVP, Charter & CEO of Air Partner
	2024	564,800	—	1,829,848	—	406,569(9)	66,364	2,867,580
	2023	525,061	—	476,702	—	450,000	63,007	1,514,770
Todd Smith, Former Chief Financial Officer
	2024	432,635	200,000(10)	50,900,000(5)	—	—	166,576	51,699,211(11)
	2023	657,116	—	2,884,410	—	700,000	173,230	4,414,756

(1)
Salary amounts for 2024 reflect annualized base salaries for Messrs. Mattson, Harvey, Briffa and Smith of $625,000, $575,000, £450,000 ($564,800) and $615,000, in each case pursuant to the terms of their respective employment agreements and offer letters, as adjusted and approved from time to time by the Compensation Committee. For Messrs. Harvey and Smith, reflects prorated salary amounts based on their respective terms of service to the Company during 2024. Mr. Briffa resides in the United Kingdom. All amounts for Mr. Briffa for 2024 have been converted to U.S. Dollars based on an exchange rate of $1.25511 per £1 rounded to the nearest whole United States Dollar, which was the applicable exchange rate selected by the Company as of December 31, 2024. Depending on the applicable exchange rate at the time each payment was made, the actual amounts paid to Mr. Briffa throughout 2024 expressed in U.S. Dollars may be different than the amounts reported above.

(2)
Amounts listed represent the aggregate grant date fair value of: (i) RSUs and PSUs, as applicable, granted to Mr. Briffa in 2024 and 2023, and Mr. Smith in 2023, in each case under the Amended and Restated 2021 LTIP; and (ii) the CEO Performance Plan granted to Mr. Mattson in 2023, the CCO Performance Plan granted to Mr. Harvey in 2024 and the Wheels Up Experience Inc. Performance Award Agreement, dated as of March 3, 2024, granted to Todd Smith, our former Chief Financial Officer (the “Forfeited CFO Performance Plan”) (see footnote 5 below). All such amounts were calculated in accordance with ASC 718 and using the assumptions contained in Note 11, Stockholders’ Equity and Equity-Based Compensation of the Notes to Consolidated Financial Statements included in Part II, Item 8 “Financial Statements and Supplementary Data” in our 2024 Form 10-K. The grant date fair value of the 58,174 PSUs granted on February 26, 2024 to Mr. Briffa, assuming at the grant date that the highest level of performance conditions (200%) will be achieved for each PSU, was $357,188. The grant date fair values of 10,546 and 60,000 PSUs granted on February 23, 2023 to each of Mr. Briffa and Mr. Smith, respectively, assuming at the grant date that the highest level of performance conditions (200%) will be achieved for each PSU, were $238,340 and $1,356,000, respectively. For details regarding the vesting conditions of such stock awards, see “—Outstanding Equity Awards at Year End” below.

(3)
Amounts listed for 2024 and 2023 represent the amounts earned by our named executive officers upon the achievement of certain Company and individual performance objectives approved by the Board for such years under the Bonus Plan (as defined below). The amounts under the Bonus Plan attributable to a given year were paid to the named executive officers during the first quarter of the subsequent fiscal year. Mr. Smith, who resigned from the Company effective September 6, 2024, did not earn any compensation under the Bonus Plan attributable to his service to the Company during 2024. See “—Narrative Disclosure to Summary Compensation Table—Annual Incentive Bonuses” below for a description of the Bonus Plan.

(4)	Amounts listed in the “All other compensation” column for 2024 include:

Name	Flight Hours Awarded(a)	Flight Hours Used(b)	Value of Flight Hours Used ($)(c)	Contributions to 401(k) Plan ($)(d)	Other Perquisites and Benefits ($)(e)
George Mattson	75.2	12.0	71,084	21,475	—
David Harvey	25.4	8.4	36,370	17,358	155,481
Mark Briffa	20.0	—	—	—	66,364
Todd Smith	43.6	34.3	166,576	—	—

(a)
Flight hours awarded for 2024 were deposited in quarterly installments and due to the timing of such deposits relative to their respective original hire dates, the total number of hours reflected in the table above may differ from the number of hours to which such named executive officer is entitled under its employment agreement, offer letter or the Company’s flight hours plan, as applicable, during the calendar year. The amounts reflected for Mr. Harvey and Mr. Smith reflect prorated amounts during their respective terms of service during 2024.

(b)
Any flight hours awarded but not used in the year in which granted may be carried over to subsequent years, including after the resignation or removal of a named executive officer so long as the former executive officer remains a member in good standing under a Wheels Up membership program. Flight hours used as reflected in the table above may exceed flight hours awarded in 2024, because certain named executive officers used flight hours carried over from past years.

68 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
(c)
The value of flight hours used reflects the incremental cost to us in connection with the named executive officer’s use of flight hours in 2024. We determine the incremental cost of the personal use of our aircraft based on the variable operating costs to Wheels Up for the applicable cabin class.

(d)	For Mr. Mattson and Mr. Harvey, the amounts reflect the payment of contributions by us under our 401(k) plan during 2024.
(e)
Mr. Mattson and Mr. Smith did not receive other perquisites or personal benefits in excess of the reporting thresholds under SEC rules. From time to time, the named executive officers attend events hosted, produced or sponsored by Wheels Up at no measurable incremental cost to Wheels Up. In addition, certain Wheels Up executives and employees are provided with Delta SkyMiles 360™ and SkyMiles Medallion® benefits pursuant to the Benefits Agreements, at no measurable incremental cost to Wheels Up. For Mr. Harvey, the amount reflects reimbursement for relocation expenses pursuant to the Company’s relocation assistance policy available to eligible employees. For Mr. Briffa, the amount reflects the payment of $47,537 of contributions by us to Mr. Briffa for purposes of covering contributions under the U.K. Pensions Act of 2008, as required under the Briffa Service Agreement (as defined herein), and a $18,827 vehicle allowance.

(5)
The amount reflects the grant-date fair values of the CEO Performance Plan, CCO Performance Plan and Forfeited CFO Performance Plan in accordance with ASC 718 using a Monte Carlo simulation model, which, if realized upon the satisfaction of both performance- and service-based vesting conditions in connection with the Final Determination Date, would require an Investor Multiple on Invested Capital of greater than 4.0x, 6.0x and 6.0x, respectively. The derived service periods for the CEO Performance Plan, CCO Performance Plan and Forfeited CFO Performance Plan, each of which is a multi-year, one-time performance award in lieu of future annual equity compensation grants to the recipient, were 5.2, 4.1 and 4.9 years, respectively, at the time of grant. Any issuance of shares or cash payment under the CEO Performance Plan, CCO Performance Plan or Forfeited CFO Performance Plan is contingent upon both the occurrence of a Repayment Event and the satisfaction of certain service-based vesting conditions. For purposes of calculating the grant-date fair values of the CEO Performance Plan, CCO Performance Plan and Forfeited CFO Performance Plan reflected in the table above, the achievement of the related performance objective was deemed probable of being achieved on September 20, 2028, the Term Loan Maturity Date.

As of December 31, 2024 and the date of this Proxy Statement, the performance- and service-based vesting conditions under the CEO Performance Plan had not been satisfied. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied, or that the CEO Performance Plan or CCO Performance Plan will vest or result in the issuance of any shares of Common Stock or cash payments. At the Company’s 2024 annual meeting of stockholders held on June 6, 2024, the Company’s stockholders authorized 73.0 million shares for potential issuance under the CEO Performance Plan upon vesting, if at all. As a result, the grant date fair value of the CEO Performance Plan, assuming that the highest level of performance conditions will be achieved and all shares of Common Stock currently authorized for issuance thereunder are ultimately issued, was $168.6 million based on the price per share of Common Stock of $2.31 at the close of the trading day on November 30, 2023.
As of December 31, 2024 and the date of this Proxy Statement, the performance- and service-based vesting conditions under the CCO Performance Plan had not been satisfied, and the CCO Performance Plan and the number of shares of Common Stock authorized for issuance thereunder had not been approved by the Company’s stockholders. As a result, the grant date fair value of the CCO Performance Plan, assuming that the highest level of performance conditions will be achieved, cannot be calculated at this time.
Upon the departure of Mr. Smith from the Company on September 6, 2024, the Forfeited CFO Performance Plan was terminated and any right to receive shares of Common Stock or cash payments thereunder in the future was forfeited. No shares of Common Stock had been issued or cash payments made to Mr. Smith under the Forfeited CFO Performance Plan prior to forfeiture.
(6)
Includes the grant date fair value of the CEO Performance Plan, which will vest, if at all, on the Term Loan Maturity Date, and for which the performance- and service-based vesting conditions for the CEO Performance Plan were not met and no shares vested as of each of December 31, 2024 and the date of this Proxy Statement. See footnote 5 above for details about the calculation of the grant-date fair value of the CEO Performance Plan in accordance with ASC 718 using a Monte Carlo simulation model.

(7)	Mr. Harvey was hired as Chief Commercial Officer on May 20, 2024.
(8)
Includes the grant date fair value of the CCO Performance Plan, which will vest, if at all, on the Term Loan Maturity Date, and for which the performance- and service-based vesting conditions for the CCO Performance Plan were not met and no shares vested as of each of December 31, 2024 and the date of this Proxy Statement. See footnote 5 for details about the calculation of the grant-date fair value of the CCO Performance Plan in accordance with ASC 718 using a Monte Carlo simulation model.

(9)
Amounts for Mr. Briffa exclude any accrued but unpaid compensation under the Sales Incentive Award (as defined below) related to 2024 that will be paid after December 31, 2026, subject to Mr. Briffa’s continued service through such date. If the Charter Sales Adjusted EBITDA threshold (as defined below) goal is not met for a specific plan year, Mr. Briffa will not be entitled to receive any Sales Bonus (as defined below) attributable to such year. In addition, if the cumulative Charter Sales Adjusted EBITDA threshold for 2024-2026 is not achieved, any accrued but unpaid Sales Bonus will be forfeited.

(10)
Amount for Mr. Smith for 2024 represents a $200,000 discretionary retention bonus approved by the Compensation Committee in the first quarter of 2024, which was paid to Mr. Smith at the same time and in the same manner in March 2024 as his payment under the Bonus Plan for 2023.

(11)
Includes the grant date fair value of the Forfeited CFO Performance Plan. See footnote 5 above for details about the calculation of the grant-date fair value of the Forfeited CFO Performance Plan in accordance with ASC 718 using a Monte Carlo simulation model. No shares of Common Stock had vested or been issued or cash payments made to Mr. Smith under the Forfeited CFO Performance Plan prior to forfeiture of the award on September 6, 2024.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 69

EXECUTIVE COMPENSATION (continued)
Narrative Disclosure to Summary Compensation Table
Primary Elements of Compensation
The Compensation Committee determined that compensation of our named executive officers in 2024 would be comprised of the following compensation elements:
•
Base Salary. Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by the Board considering each individual’s role, responsibilities, skills and experience. The Compensation Committee reviews and sets base salaries for our named executive officers as part of our annual compensation review process that occurs in the first quarter of each year. These base salaries have historically been based on the base salary set forth in the named executive officer’s employment agreement or offer letter, provided that the Compensation Committee considers adjustments in its discretion, including for certain named executive officers in 2024. When hiring new executive officers during 2024, the Compensation Committee considered, among other things, internal pay parity, peer compensation and the specific experience and skills of such new executive officers.

•
Annual Incentive Bonuses. The Wheels Up Annual Bonus Plan (the “Bonus Plan”) is intended to reward our named executive officers for meeting objective or subjective performance goals during the year. This type of “at-risk,” short-term compensation utilizes Company and individual performance goals and metrics that are intended to reward individual contributions and the execution of our business plans and strategic priorities. For 2024, the annual incentive bonuses for each named executive officer under the Bonus Plan were based on a mix of Company performance measures and individual performance measures, or as otherwise set forth in their employment agreement or offer letter. The Compensation Committee set the performance metrics for annual incentive bonuses in the first quarter of 2024 based on internal financial forecasts, and the level of achievement was determined in the first quarter of 2025 based on the Company’s fiscal year 2024 financial results and individual performance during 2024. These cash bonuses are reflected in the “Non-equity incentive plan compensation” column of the Summary Compensation Table for the year in which performance attributable to such bonus was completed. As previously disclosed by the Company, the Compensation Committee approved, and WUP LLC and Mr. Briffa entered into, the Charter Sales Adjusted EBITDA Incentive Plan Award Agreement, dated June 6, 2024 (the “Sales Incentive Award”), which may result in potential payment of a cash bonus to Mr. Briffa after December 31, 2026, subject to the achievement of certain performance metrics and Mr. Briffa’s continued service through such date. See “Sales Incentive Award” below for more information about the Sales Incentive Award.

•
Long-Term Equity Incentives. The Wheels Up equity incentive program is a type of “at-risk,” long-term compensation to motivate our named executive officers to make important contributions to the performance of Wheels Up and align their long-term pay outcomes with the interests of the Company’s stockholders. Under the Amended and Restated 2021 LTIP and Executive Performance Plans, the named executive officers are entitled to receive equity incentive awards in accordance with the terms and conditions of the applicable plan. During 2024, all long-term equity incentive awards in the form of RSUs and PSUs to our named executive officers were granted under the Amended and Restated 2021 LTIP. In November 2023, March 2024, April 2024 and March 2025, the Compensation Committee approved the CEO Performance Plan, Forfeited CFO Performance Plan, CCO Performance Plan and CFO Performance Plan, respectively. Any such equity grants made to our named executive officers in 2024 or 2023 are reflected in the “Stock awards” column of the Summary Compensation Table.

•
Perquisites & Other Benefits. Our named executive officers and key employees are eligible to participate in the Wheels Up employee benefit plans provided for other employees, such as a 401(k) plan with matching for all employees, group life insurance, group health insurance and short- and long-term disability insurance. Wheels Up does not have a defined benefit retirement plan. Certain named executive officers are eligible to receive certain other perquisites and benefits from time to time, including use of our aircraft as described under “—Perquisites and Other Benefits—Aircraft Use” below. From time to time, the Compensation Committee may approve the payment of certain other benefits for our named executive officers in addition to those generally provided to all employees, such as payment for commuting expenses, housing allowances, relocation assistance and payments of or reimbursements for life insurance premiums for policies. Amounts attributable to the foregoing items for our named executive officers are reflected in the “All other compensation” column of the Summary Compensation Table.

70 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
Allocation of Compensation
The Compensation Committee exercises its judgment to allocate executive compensation among our four primary elements in order to provide the appropriate mix of fixed and “at-risk” compensation, and further align short- and long-term compensation to company and individual performance goals. The decision is informed and guided by market practice and compensation data, with the goal of maintaining a balance between fixed and “at-risk” compensation, as well as between short- and long-term incentives. In addition, the Compensation Committee also considers factors such as individual performance and internal pay equity when determining the allocation of compensation. The at-risk elements of compensation for 2024 are described in further detail under “—Primary Elements of Compensation” above and under “—Outstanding Long-Term Equity Incentive Awards” below with respect to long-term equity incentive compensation.
Annual Review, Compensation Cycle & Timing of Grants of Certain Equity Awards
The Company has historically completed its annual review and compensation cycle for all employees in the first quarter of each year upon approval of the Compensation Committee of go-forward base salary adjustments, annual cash bonuses under the Bonus Plan for the most recently completed fiscal year and equity incentive award grants to eligible employees, in each case including for our Chief Executive Officer and other named executive officers. The Compensation Committee also sets target performance metrics on an annual basis for certain PSUs during the Company’s annual review and compensation cycle. In certain circumstances, the Compensation Committee may approve grants to be effective at other times outside of the annual compensation cycle, including to new hires upon their start date and existing employees for promotions or retention purposes, as applicable. During 2024, the Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity incentive awards.
Outstanding Long-Term Equity Incentive Awards
Amended and Restated 2021 LTIP
The Wheels Up Experience Inc. 2021 Long-Term Incentive Plan was originally adopted on January 31, 2021 and approved by the Aspirational shareholders prior to the closing of the Business Combination. We adopted the Amended and Restated 2021 LTIP effective April 1, 2023, which was subsequently approved by the Company’s stockholders at the Company’s 2023 annual meeting of stockholders. On June 6, 2024, the Company’s stockholders approved the LTIP First Amendment at the Company’s 2024 annual meeting of stockholders to increase the number of shares of Common Stock issuable there under. The Amended and Restated 2021 LTIP is administered by the Board and Compensation Committee, which has the authority to select, from among the individuals eligible for awards, the individuals to whom awards may be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the Amended and Restated 2021 LTIP. Eligible employees and certain non-employees of Wheels Up are eligible to participate in the Amended and Restated 2021 LTIP. The long-term incentive awards under the Amended and Restated 2021 LTIP may consist of incentive options, non-statutory options, restricted stock, RSUs, PSUs, rights, dividend equivalents, other stock-based awards, performance awards or cash awards, or any combination of the foregoing, as the Board and the Compensation Committee may determine.
On March 26, 2025, the Board, upon the recommendation of the Compensation Committee, approved the LTIP Amendment, subject to approval by the Company’s stockholders at the Annual Meeting. We are requesting that the Company’s stockholders approve the LTIP Amendment to, among other things, increase the number of shares of Common Stock authorized for issuance thereunder from 30,149,682 to 60,149,682 shares, or an increase of 30,000,000 shares. See “Proposal No. 4—Amendment to Amended and Restated Wheels Up Experience Inc. 2021 Long-Term Incentive Plan” for more information.
2024 Annual Grants under the Amended and Restated 2021 LTIP. The amount shown in the “Stock awards” column of the Summary Compensation Table for 2024 for Mr. Briffa represents the grant date fair value of the RSUs and PSUs, as applicable, determined in accordance with ASC 718 corresponding to the number of RSUs and PSUs, as applicable, awarded to such named executive officer under the Amended and Restated 2021 LTIP during fiscal year 2024. The grant date fair values for all awards reflected in the “Stock awards” column of the Summary Compensation Table are calculated using the closing trading price per share of Common Stock on the applicable grant date. As part of the Compensation Committee’s annual compensation review process and in consultation with the Company’s independent compensation consultant, the Compensation Committee determined in the first quarter of 2024 to, among other things, grant 25% of the total equity awards in the form of PSUs and the remainder in RSUs. In addition, in October 2024, the Compensation Committee approved additional RSU grants to certain senior employees, including Mr. Briffa, to further align the value of outstanding equity incentive awards to target levels relative to their annual base salaries.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 71

EXECUTIVE COMPENSATION (continued)
Upon vesting, PSUs and RSUs granted to certain of our senior employees, including Mr. Briffa, under the Amended and Restated 2021 LTIP in 2024 will vest and settle on a one-for-one basis into shares of Common Stock, as follows:
•
The RSUs granted to certain of our senior employees, including Mr. Briffa, in the first quarter of 2024, if any, will vest, if at all, as follows: (i) 1/4th of the RSUs will vest on February 26, 2025; and (ii) the remaining RSUs will vest in 12 equal quarterly installments commencing May 26, 2025;

•
The PSUs granted to certain of our senior employees, including Mr. Briffa, in the first quarter of 2024 will vest, if at all, on the last day of the three-year performance period upon achievement of equally weighted performance metrics based on Adjusted EBITDA (a non-GAAP financial measure) and the charter mix percentage of Flight Transaction Value (“Charter Mix”). These PSUs vest over three overlapping performance periods that are each equally weighted relative to the total number of PSUs granted: (i) the one-year performance for 2024; (ii) the two-year cumulative performance for 2024 and 2025; and (iii) the three-year cumulative performance for 2024 through 2026. No award will vest until the end of the three-year vesting period. For performance periods that are based on combined Adjusted EBITDA results for consecutive fiscal years, the Compensation Committee will approve the results in the first quarter following the last performance year in such period. Please see Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2024 Form 10-K for definitions and reconciliations of non-GAAP financial measures (including Adjusted EBITDA) and key performance metrics presented by the Company.

•
The RSUs granted to certain of our senior employees, including Mr. Briffa, in October 2024 will vest, if at all, in equal installments on each of the first three annual anniversaries following the grant date.

The PSUs and RSUs granted to our named executive officers under the Amended and Restated 2021 LTIP in 2024 are subject to such executive officer’s continued service to the Company through the applicable vesting date and forfeiture in the event of certain termination of service scenarios. See “—Potential Payments Upon Termination or Change of Control” for details about the treatment of outstanding unvested PSUs and RSUs granted in 2024 based on various termination of service scenarios.
Executive Performance Plans
The CEO Performance Plan, Forfeited CFO Performance Plan, CCO Performance Plan and CFO Performance Plan were granted effective November 30, 2023, March 3, 2024, May 20, 2024 and March 31, 2025, respectively. The CEO Performance Plan and Forfeited CFO Performance Plan were approved by the Company’s stockholders at the 2023 annual meeting of stockholders. The CCO Performance Plan and CFO Performance Plan were granted subject to approval by the Company’s stockholders at the Annual Meeting. The Executive Performance Plans are multi-year, one-time performance awards in lieu of future annual equity compensation grants and are intended to provide our Chief Executive Officer, Chief Commercial Officer and Chief Financial Officer with the opportunity to share in the long-term growth of the value of the Company. Each Executive Performance Plan is a standalone equity compensation plan that is subject to both service and performance conditions, and will vest, if at all, only after a Repayment Event. At the Annual Meeting, we are requesting that the Company’s stockholders approve the CCO Performance Plan and CFO Performance Plan, and authorize the Company to issue a specified number of shares of Common Stock under each plan, subject to the satisfaction of both the performance- and service-based vesting conditions under such awards, if at all. See “Proposal No. 5—Approval of the CCO Performance Plan” and “Proposal No. 6—Approval of the CFO Performance Plan” for more information about the CCO Performance Plan and CFO Performance Plan, respectively.
Perquisites and Other Benefits
We believe our perquisites are an important aspect of our executive compensation program and provide important benefits to our named executive officers. Additional details on our primary perquisites and other benefits are included below. Amounts attributable to the following items are reflected in the “All other compensation” column of the Summary Compensation Table.
Aircraft Use
Our named executive officers use our aircraft for flights that are integrally and directly related to their business duties. Given the nature of our business, we also expect our named executive officers to utilize our aircraft for personal benefit as a way to help promote, increase and maintain the Wheels Up brand. Accordingly, we allocate to our named executive officers and directors a specified number of hours per year of flight time. In addition, certain employment agreements and offer letters for our named executive officers list a minimum

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EXECUTIVE COMPENSATION (continued)
number of flight hours per cabin class to be granted to the named executive officer each year. Our named executive officers are required to reimburse us for any incremental cost to us for guests on the aircraft during business travel. The named executive officer may also pay for any personal travel in excess of the executive’s allotted hours, based on discounted hourly rates that have been approved by the Board and that cover the incremental cost to Wheels Up.
For 2024, the aggregate incremental cost to the Company of flight hours compensation (which is reported at a higher value than the tax Standard Industry Fare Level (“SIFL”) and the related “gross-up” of income taxes for such flight hours, as described below) paid to our named executive officers in 2024 was $274,030. We determine the incremental cost of the personal use of our aircraft based on the variable operating costs to Wheels Up for the applicable cabin class. If the named executive officer or director flies on a different cabin class than that for which it has been allocated flight hours, the total value of the flight hours then available for future use is reduced by the applicable hourly rate for the cabin class actually flown.
The named executive officers incur taxable income for usage of their granted flight time, calculated in accordance with the tax SIFL. Beginning in 2024, Wheels Up began reimbursing named executive officers for income taxes related to the tax SIFL owed for personal travel on its aircraft by “grossing-up” the taxable amounts at the end of the taxable year. The amount reported in the Summary Compensation Table with respect to the incremental cost to the Company of flight hours compensation for each named executive officer is based on the variable operating costs to Wheels Up for the applicable cabin class, which exceeds the combined tax SIFL and any tax gross-ups for the applicable period.
Other Benefits and Compensation
From time to time, the Compensation Committee may approve the payment of certain other benefits to our named executive officers, including housing allowances, car allowances, payment for certain commuting expenses, other hiring incentives and payments of or reimbursements for, among others, certain relocation expenses, specified legal fees or life insurance premiums for policies in addition to those generally provided to all employees. We evaluate whether to provide these benefits in light of the other elements of our executive compensation program, including the named executive officer’s overall compensation and the relative benefit to Wheels Up of providing such other benefits. We may in the future determine to pay other benefits to our named executive officers to align our practices with those of our competitors or otherwise provide benefits for their contributions to the Company.
Termination-Based Compensation
As described under “—Potential Payments Upon Termination or Change of Control” below, the Company, with the requisite approval of the Board and/or the Compensation Committee, as applicable, has developed certain compensation and severance practices related to our named executive officers to align with our executive officer compensation philosophy. The Board and the Compensation Committee may determine in their sole discretion to provide compensation and severance to our named executive officers in excess of the Severance Guidelines (as defined herein) and the terms of a named executive officer’s employment agreement or offer letter.
Employment Agreements and Offer Letters of Current Named Executive Officers
We have entered into employment agreements or offer letters with each of our named executive officers. All such employment agreements provide for “at will” employment. Certain of the compensation paid to the named executive officers reflected in the Summary Compensation Table was provided pursuant to such employment agreements and offer letters, which are summarized below.
George Mattson (Chief Executive Officer)
Pursuant to his amended and restated employment agreement, dated November 30, 2023 (the “Mattson Employment Agreement”), Mr. Mattson is entitled to receive an annual base salary of $625,000, which is subject to annual review and further periodic increase by the Board. He is also entitled to earn an annual incentive bonus with a target amount equal to $1.0 million, based upon Wheels Up’s achievement of objective business plan financial targets established annually by the Compensation Committee in consultation with Mr. Mattson. The actual amount of his annual incentive bonus for any performance period will range from 0% to 200% of the target amount and will be based on achievement of the applicable performance criteria. The Mattson Employment Agreement sets forth guidelines to develop objective business plan metrics and objectively determinable key performance indicators. The Compensation Committee has authorized us to allocate to Mr. Mattson up to 45 hours per year of flight time on Wheels Up’s mid-cabin aircraft and 30 hours per year of flight time on Wheels Up’s light-cabin aircraft. Mr. Mattson will retain any flight hours not used prior to the termination of his employment (other than a termination for “Cause” (as defined herein)) for future use. Mr. Mattson is also eligible to participate in the employee benefit plans available to Wheels Up employees, subject to the terms of those plans. Additionally, the Mattson Employment Agreement provided for the award of the one-time CEO Performance Plan (in lieu of future annual equity compensation grants), a one-time executive housing allowance of $100,000, and a one-time reimbursement to

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EXECUTIVE COMPENSATION (continued)
Mr. Mattson for legal fees incurred in connection with negotiating the Mattson Employment Agreement up to a cap of $80,000, each of which were granted or paid, as applicable, during 2023. Wheels Up also agreed that, to the extent any payments or benefits under the Mattson Employment Agreement or otherwise would subject Mr. Mattson to excise taxes pursuant to Sections 280G or 4999 of the Internal Revenue Code, Wheels Up will make additional payments to Mr. Mattson or the applicable tax authority to put him in the same after-tax position as if the excise taxes did not apply.
Mr. Mattson’s employment under the Mattson Employment Agreement is at-will and may be terminated by Wheels Up at any time with or without Cause (as defined herein), by Mr. Mattson for Good Reason (as defined herein) or by Wheels Up or Mr. Mattson for any reason with at least 60 days’ prior written notice to the other party. If Mr. Mattson resigns without Good Reason (as defined herein) and Wheels Up waives the 60-day notice period, Wheels Up will continue to pay his base salary and provide employee benefits generally available to Company executives for the duration of such notice period; provided, that there will be no continuous vesting on any outstanding long-term incentive awards or other equity awards.
If Mr. Mattson’s employment is terminated for Cause (as defined herein) or by Mr. Mattson without Good Reason (as defined herein), he will be entitled to receive: (i) any accrued but unpaid base salary through the termination date; (ii) reimbursement of any unreimbursed business expenses properly incurred in connection with Wheels Up’s policies prior to termination; (iii) any accrued but unpaid vacation or other leave; and (iv) any other accrued and vested employment benefits Mr. Mattson is entitled to under the employee benefit plans (collectively, the amounts described in clauses (i) through (iv) above, the “Accrued Obligations”). If Mr. Mattson’s employment is terminated by Wheels Up without Cause (as defined herein) or by Mr. Mattson for Good Reason (as defined herein), subject to Mr. Mattson’s timely execution and non-revocation of a release of claims in favor of Wheels Up and compliance with applicable restrictive covenants, Mr. Mattson will be entitled to receive, in addition to the Accrued Obligations: (i) continued payment of his base salary for a period of 12 months following the termination date; (ii) his annual incentive bonus for the year of termination based on Wheels Up’s actual performance for the full performance year and paid at the same time as other similarly situated executives; (iii) any accrued and unpaid annual incentive bonus for the fiscal year prior to the termination date that has not yet been paid; (iv) immediate vesting of a portion of his long-term incentive award as if Mr. Mattson had remained employed through the next vesting date and, if the next vesting date is less than three months after the termination date, a portion of his long-term incentive award as if Mr. Mattson had remained employed through the vesting date following the next vesting date; and (v) continuation of health benefits for Mr. Mattson and his eligible dependents pursuant to the Consolidated Budget Reconciliation Act of 1985 (“COBRA”) and reimbursement for the employer portion of the premiums paid by him for such coverage through the earlier of (A) 12 months following the termination date and (B) the date that he elects equivalent health benefit coverage with a new employer.
For purposes of Mr. Mattson’s employment agreement, the term “Cause” means the occurrence of any of the following which is not cured by Mr. Mattson (if capable of cure) within 30 days after his receipt of written notice from Wheels Up: (i) willful material dishonesty in the performance of his duties that results in material harm to the reputation or business of Wheels Up or its subsidiaries; (ii) gross negligence in the performance of his duties that results in material harm to the business of Wheels Up or its subsidiaries; (iii) gross material misconduct in the performance of his duties; (iv) his conviction of, or entering a plea of guilty or nolo contendere to, a felony (other than a vehicular-related felony); (v) willful breach by him of any material covenant contained in the restrictive covenant agreement that Mr. Mattson entered into concurrently with the Mattson Employment Agreement; (vi) his intentional, material failure to follow, or intentional conduct that violates, Wheels Up’s or its subsidiaries’ written policies that are generally applicable to all employees or all officers of Wheels Up and its subsidiaries and that results in material harm to the reputation or business of Wheels Up or its subsidiaries; (vii) willful and repeated failure or refusal by him to comply with a written directive from the Board (unless such directive represents an illegal act) other than by reason of Disability (as defined herein); or (viii) a confirmed positive illegal drug test. In addition, the term “Good Reason” means the occurrence of any of the following which is not cured by Wheels Up (if capable of cure) within 30 days after its receipt of written notice from Mr. Mattson provided within 60 days of the existence of any such event: (i) a material breach by Wheels Up of any material covenant or provision of the Mattson Employment Agreement; (ii) a change in his title, role or reporting relationship (including any requirement to report to any person other than the Board) or any material diminution in his material duties, authorities or responsibilities as Chief Executive Officer; (iii) a material reduction by Wheels Up in his annual base salary or annual incentive bonus, other than a reduction of annual base salary of not more than 15% that is substantially consistent with equivalent reductions in base salary for his direct reports; or (iv) a failure of Wheels Up to obtain the assumption in writing of all of its obligations under the Mattson Employment Agreement by any entity or person, other than a Wheels Up affiliate, if Wheels Up affects a reorganization, consolidation or merger into, any other entity or person or transfer all or substantially all of its properties, stock or assets to any other entity or person.
If Mr. Mattson’s employment with Wheels Up is terminated due to death or Disability (as defined herein), Wheels Up will pay to him or his legal representative, as applicable, the Accrued Obligations and any accrued and unpaid annual incentive bonus for the fiscal year prior to the termination date that has not yet been paid. Under Mr. Mattson’s employment agreement, the term “Disability” means any

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EXECUTIVE COMPENSATION (continued)
medically determinable physical or mental impairment resulting in Mr. Mattson’s inability to engage in any substantial gainful activity, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by a physician appointed jointly by the Board and Mr. Mattson.
In addition, Mr. Mattson is subject to certain restrictive covenants under the Mattson Employment Agreement including among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Mattson’s employment and for 24 months thereafter.
David Harvey (Chief Commercial Officer)
Pursuant to his offer letter, dated May 3, 2024 (the “Harvey Offer Letter”), Mr. Harvey is entitled to receive an annual base salary and eligible to earn an annual incentive bonus, with a target amount equal to 125% of his base salary for 2024 and later, subject to the satisfaction of certain performance metrics established by the Company’s leadership team and approved by the Compensation Committee. Mr. Harvey is also eligible to participate in the employee benefit plans available to Wheels Up employees, subject to the terms of those plans. In addition, the Compensation Committee has authorized us to allocate to Mr. Harvey flight time of 15 hours per year on King Air 350i aircraft and 20 hours per year on mid-cabin aircraft, which for 2024 prorated and resulted in deposits of 3.75 King Air 350i and five mid-cabin flight hours for each of the second, third and fourth quarters. Mr. Harvey also received the grant under the CCO Performance Plan upon starting his employment with the Company on May 20, 2024.
The Harvey Offer Letter provides that if the Company terminates his employment without cause or he resigns for good reason (as such term is commonly understood), upon separation he will be entitled to receive severance as set forth in the Company’s Executive Severance Plan, with at least 52 weeks of salary replacement and 12 months of 100% company paid COBRA subsidy. See “—Potential Payments Upon Termination or Change of Control—Potential Payments Under Executive Severance Guidelines” below for more information. In addition, Mr. Harvey has also entered an Employee Confidentiality Agreement and Restrictive Covenants with Wheels Up that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Harvey’s employment and for 12 months thereafter.
Mark Briffa (EVP, Charter & CEO of Air Partner)
Service Agreement
Pursuant to his offer letter, dated July 19, 2022, with the Company, and the related director’s service agreement, dated July 19, 2022, which was subsequently amended by Amendment No. 1 thereto, dated as of March 1, 2023, and Amendment No. 2 thereto, dated as of June 6, 2024, in each case with Air Partner (collectively, the “Briffa Service Agreement”), Mr. Briffa is entitled to receive an annual base salary of £450,000, which is subject to annual review and approval by the Compensation Committee. He is also entitled to earn an annual incentive bonus (i) up to and through January 31, 2023, with a target amount equal to 150% of his then-applicable annual base salary, and (ii) beginning on February 1, 2023, with a target amount equal to 100% of his then-applicable annual base salary, in each case on such terms and subject to such conditions as may be decided from time to time by the Board. The Compensation Committee has authorized us to allocate to Mr. Briffa flight time on Wheels Up’s aircraft in accordance with the flight hours plan established by Wheels Up, as may be amended from time to time. Additionally, the Briffa Service Agreement provided for the grant of a one-time equity award of 56,064 RSUs (taking into account the impact of the 1-for-10 reverse stock split of our shares of Common Stock completed on June 7, 2023), which were granted on September 9, 2022. Mr. Briffa is also eligible for an annual equity award, subject to approval by the Compensation Committee. Although Wheels Up does not maintain any plans or programs for pension benefits, nonqualified defined contribution and other nonqualified deferred compensation, Mr. Briffa is employed in the United Kingdom and subject to the Pensions Act of 2008. Accordingly, Air Partner agreed to contribute an amount equal to not less than 12% of Mr. Briffa’s annual base salary during each year of employment under such scheme. Mr. Briffa is also eligible to participate in the employee benefit plans, including certain insurance plans, available to Air Partner employees, subject to the terms of those plans. The Briffa Service Agreement also sets forth the holiday, vacation, sick pay and other paid leave to which Mr. Briffa is entitled, and provides that Air Partner will provide reimbursements to Mr. Briffa for certain home office equipment and a gym membership that were not utilized in 2024. The Briffa Service Agreement also covers Mr. Briffa’s service as a director of Air Partner and certain of its subsidiaries.
Mr. Briffa’s employment under the Briffa Service Agreement may be terminated by Air Partner without notice or payment in lieu of notice (except for the payment of accrued base salary and holiday pay then owed to Mr. Briffa, if any) with immediate effect if, at any time: (i) it is found that he did not materially comply with any reasonable lawful order or direction given to him by Air Partner; (ii) Air Partner reasonably believes that he has committed any serious breach or repeated, after written warning, any breach or are guilty of a continuing breach of any of the terms of the Briffa Service Agreement; (iii) Air Partner reasonably believes that he is guilty of any gross or serious misconduct or, after written warning, willful neglect in the discharge of his duties under the Briffa Service

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EXECUTIVE COMPENSATION (continued)
Agreement; (iv) Air Partner reasonably believes that he is guilty of any bribery, corruption, fraud, dishonesty or conduct tending to bring him or Air Partner or any of its subsidiaries into disrepute including for the avoidance of doubt any criminal offense (except a road traffic offense not involving a custodial sentence); (v) Air Partner reasonably believes that he has committed a breach of any legislation in force which may affect or relate to the business of Air Partner or any of its subsidiaries; (vi) he is declared bankrupt or has a receiving order made against him or he makes any general composition with his creditors or takes advantage of any statute affording relief for insolvent debtors; (vii) he becomes prohibited by law from being or acting as a statutory director of Air Partner; (viii) he refuses or fails to agree to accept employment due to certain reorganizations, reconstructions or amalgamations of Air Partner or its subsidiaries; (ix) he resigns as a director of Air Partner other than at the request of the Board; (x) the office of director of Air Partner held by Mr. Briffa is vacated pursuant to Air Partner's Articles of Association, save if the vacation shall be caused by illness (including mental disorder) or injury; (xi) he is guilty of a serious breach of any professional conduct rules applicable to him, any regulatory authorities relevant to Air Partner or its subsidiaries or any code of practice or policy issued by Air Partner; (xii) he has committed a serious breach of Air Partner’s policies; or (xiii) he is in material breach of Air Partner’s Articles of Association. Notwithstanding the foregoing, upon termination, Mr. Briffa may be entitled to payments under any executive severance package in accordance with the terms and conditions of Wheels Up’s Executive Severance Guidelines in force from time to time, which will be conditional upon, among other things, Mr. Briffa entering into a settlement agreement on terms acceptable to Air Partner and Wheels Up.
Mr. Briffa’s employment under the Briffa Service Agreement may be terminated by Air Partner in its discretion with notice and the making of a payment in lieu of notice (or the first installment thereof) within 45 days after the date of such notice. In such circumstance, Air Partner would be required to pay Mr. Briffa an amount equal to 12 weeks of his then-applicable annual base salary; however, no bonuses, commissions, share options or long-term incentive compensation, benefits or amounts for accrued holiday or leave are required to be paid to Mr. Briffa. In addition, if Air Partner terminates Mr. Briffa in its discretion other than as described in the immediately preceding paragraph or if Mr. Briffa terminates his employment for breach of contract, Air Partner may, by written notice, require Mr. Briffa not to perform any services or to perform only specified services for Air Partner or its subsidiaries for all or part of a 12-week “garden leave” period that begins on the date such notice of termination is delivered. During such 12-week “garden leave” period, Mr. Briffa: (i) would be entitled to receive continued payments of his then-applicable annual base salary and other contractual benefits under the Briffa Service Agreement in the usual way and subject to the terms from time to time in force of any benefit arrangements; (ii) would remain an employee of Air Partner and bound by his duties and obligations; (iii) would not be permitted to contact or deal with (or attempt to contact or deal with) any customer, client, supplier, agent, distributor, shareholder, employee, officer or other business contact of Air Partner or its subsidiaries without the prior written consent of the Board; and (iv) would be subject to additional requirements or restrictions on his conduct under the Briffa Service Agreement.
The Briffa Service Agreement also contains certain post-termination restrictions, including non-competition and non-solicitation provisions, for 12 months following any termination of Mr. Briffa’s employment with the Company, subject to offset for any period of “garden leave” under the Briffa Service Agreement.
Sales Incentive Award
Following approval by the Compensation Committee, WUP LLC and Mr. Briffa entered into the Sales Incentive Award on June 6, 2024. The Sales Incentive Award provides Mr. Briffa the opportunity to earn an additional cash bonus (a “Sales Bonus”) upon the achievement of certain Charter Sales Adjusted EBITDA (as defined in the Sales Incentive Award) goals specified in the Sales Incentive Award. The achievement of the Charter Sales Adjusted EBITDA goals will be determined by the Compensation Committee for each of fiscal years 2024, 2025 and 2026. If the target Charter Sales Adjusted EBITDA goal is achieved for a specific plan year, Mr. Briffa will be entitled to receive a Sales Bonus equal to 3% of such goal amount, which percentage is subject to adjustment by a range of 80-150% of the goal amount depending on the corresponding level of achievement. Any Sales Bonus attributable to a specific plan year will accrue for potential payment after December 31, 2026, subject to Mr. Briffa’s continued service through such date. If the Charter Sales Adjusted EBITDA threshold goal is not met for a specific plan year, Mr. Briffa will not be entitled to receive any Sales Bonus attributable to such year. In addition, if the cumulative Charter Sales Adjusted EBITDA threshold for 2024-2026 is not achieved, any accrued but unpaid Sales Bonus will be forfeited. If Mr. Briffa’s employment terminates other than for a reason listed in Section 24.1 of the Briffa Service Agreement, he will be entitled to receive the pro rata portion of the Sales Bonus based on the Charter Sales Adjusted EBITDA achieved through the date of termination and extrapolated through the end of the then current term year. Otherwise, any termination of Mr. Briffa’s employment with Air Partner will result in forfeiture of any amounts payable under the Sales Incentive Award. The Sales Incentive Award is in addition to the Bonus Plan and Mr. Briffa remains eligible to earn annual bonuses under the Bonus Plan.

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EXECUTIVE COMPENSATION (continued)
Contractual Arrangements with Former Named Executive Officers
Prior to his separation of employment with the Company, Mr. Smith was a party to an offer letter, dated June 17, 2022 (the “Smith Offer Letter”), with WUP LLC. Mr. Smith did not receive any compensation in connection with his separation of employment with the Company and forfeited all outstanding RSUs and PSUs under the Amended and Restated 2021 LTIP and 2022 Inducement Grant Plan (as defined below), and the Forfeited CFO Performance Plan. The compensation paid to Mr. Smith for 2024 reflected in the Summary Compensation Table was provided pursuant to the Smith Offer Letter, which is summarized below, the Forfeited CFO Performance Plan, as described above, and as otherwise approved by the Compensation Committee.
Todd Smith (Former Chief Financial Officer)—Offer Letter
Pursuant to the Smith Offer Letter, Mr. Smith was entitled to receive an annual base salary and eligible to earn an annual incentive bonus, with a target amount equal to 115% of his base salary for 2023 and later, subject to the satisfaction of certain performance metrics established by the Company’s leadership team and approved by the Compensation Committee. Commencing in 2023, the Company was required to recommend to the Compensation Committee that Mr. Smith be granted an annual equity award with a target value of $3.0 million, subject to adjustment based on individual performance and any other factors determined at the reasonable discretion of the Company. Mr. Smith was also eligible to participate in the employee benefit plans available to Wheels Up employees, subject to the terms of those plans. In addition, the Compensation Committee authorized us to allocate to Mr. Smith flight time of 15 hours per year on King Air 350i aircraft and 20 hours per year on Excel aircraft. Pursuant to the Smith Offer Letter, the Compensation Committee approved a one-time equity award to Mr. Smith of 205,128 RSUs under the 2022 Inducement Grant Plan, effective June 30, 2022, which was scheduled to vest in three equal installments on each of December 30, 2022, 2023 and 2024.
Todd Smith (Former Chief Financial Officer)—Wheels Up 2022 Inducement Grant Plan
On June 30, 2022, the Board adopted the 2022 Inducement Grant Plan to be used for a one-time employment inducement grant for Todd Smith, our Chief Financial Officer, pursuant to NYSE Rule 303A.08. The maximum number of awards that could be granted under the 2022 Inducement Grant Plan were 205,128 shares of Common Stock, which were all granted as RSUs to Mr. Smith on July 1, 2022. The RSUs granted under the 2022 Inducement Grant Plan are subject to service-based vesting. One-third of the RSUs vested on each of December 30, 2022 and 2023. The remaining unvested RSUs were forfeited on September 6, 2024 upon the departure of Mr. Smith from the Company and the 2022 Inducement Grant Plan terminated.
Pre-Business Combination Incentive Plans
WUP Management Incentive Plan
WUP adopted the WUP Equity Incentive Plan in 2015 (the “WUP Management Incentive Plan”), of which the last amended and restated version thereof (the Wheels Up Partners Holdings LLC Equity Incentive Plan VIII) was adopted in April 2020. Under the WUP Management Incentive Plan, prior to the Business Combination, WUP granted (i) membership interests in the form of “profits interests” in MIP LLC, and (ii) membership interests in the form of restricted interests in MIP RI LLC. Employees, directors and consultants of WUP were eligible to participate in the WUP Management Incentive Plan. The WUP Management Incentive Plan was administered by the WUP board of directors and its compensation committee prior to the Business Combination, which had the authority to select, from among the individuals eligible for awards, the individuals to whom awards may be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the WUP Management Incentive Plan. The Board currently has the authority to amend, suspend or terminate the WUP Management Incentive Plan to the extent such action does not materially impair the rights of a participant under an outstanding equity award without the participant’s consent. The WUP Management Incentive Plan has a term of 10 years from the date of adoption. Since the Business Combination we have not granted any awards, nor do we intend to grant any additional awards, under the WUP Management Incentive Plan. None of the named executive officers identified in the Summary Compensation Table have any outstanding awards under the WUP Management Incentive Plan.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 77

EXECUTIVE COMPENSATION (continued)
All awards granted under the WUP Management Incentive Plan are subject to the terms and conditions of the A&R LLCA, as well as the limited liability company agreements of MIP LLC or MIP RI LLC, as applicable, to which each recipient of an award became a party as a condition of receipt of a WUP profits interest or WUP restricted interest award. Each WUP profits interest award agreement and WUP restricted interest award agreement sets forth the vesting schedule of the profits interest award or restricted interest award (including both service- and performance-based vesting criteria), as applicable, and other applicable terms and conditions. Such agreements govern the treatment of awards under events such as a change of control, initial public offering (including the Business Combination), liquidation or dissolution of WUP and contain certain other terms related to distributions and other payment mechanics affecting each such award. General descriptions of the WUP profits interests and WUP restricted interests are set forth below:
•
WUP profits interest awards consist of interests in MIP LLC, which provided the participant with the right to participate in distributions to the extent such distributions were attributable to income and growth of the value of MIP LLC, and indirectly attributable to income and growth of the value of WUP, after the date of issuance. The threshold value of WUP, above which the participant had the right to participate (the “Participation Threshold”), was equal to the equity value of WUP as of the date of issuance of such profits interests, as determined by the WUP board of directors. Concurrently with the issuance of a WUP profits interest award to an eligible participant, WUP issued to MIP LLC common interests in WUP that were designated as “profits interests” in WUP (and therefore only represented the right to participate in distributions attributable to the income and growth of WUP over the Participation Threshold for such MIP LLC profits interest).

•
WUP restricted interest awards were comprised of restricted interests in MIP RI LLC, and concurrently with such issuance, WUP issued to MIP RI LLC common interests in WUP that were designated as “restricted interests.”

The terms of all awards granted under the WUP Management Incentive Plan were fixed prior to, and were assumed by the Company in connection with, the Business Combination. Any outstanding awards under such plan continue to be governed by their terms. Upon closing of the Business Combination, all outstanding WUP restricted interests were converted into shares of Common Stock and rolled over into the combined business. In addition, outstanding WUP profits interests recapitalized in connection with the Business Combination such that they can be exchanged on a value-for-value basis for Common Stock, subject to vesting. The treatment of outstanding WUP profits interests and WUP restricted interests under the WUP Management Incentive Plan in the Business Combination is described in Note 3, Business Combination of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 Form 10-K”).
WUP Option Plan
WUP adopted the Wheels Up Partners Holdings LLC Option Plan in 2016 (the “WUP Option Plan”), which was last amended in December 2020. The WUP Option Plan provided for the award of options to purchase common interests in WUP. Employees, directors and consultants of WUP were eligible to participate in the WUP Option Plan. The WUP Option Plan was administered by the WUP board of directors and its compensation committee prior to the Business Combination, which had the authority to select, from among the individuals eligible for awards, the individuals to whom awards may be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the WUP Option Plan. The Board has the authority to amend, suspend or terminate the WUP Option Plan to the extent such action does not materially impair the rights of a participant under an outstanding option award without the participant’s consent. The WUP Option Plan has a term of 10 years from the date of adoption. Since the Business Combination we have not granted any awards, nor do we intend to grant any additional awards, under the WUP Option Plan. None of the named executive officers identified in the Summary Compensation Table have any outstanding awards under the WUP Option Plan.
The exercise price for each option award under the WUP Option Plan was no less than the fair market value of a common interest of WUP as of the grant date. Each option award agreement sets forth the vesting schedule of the option and other applicable terms and conditions, including the extent to which a vested option may be exercisable following termination of the recipient’s service relationship. In the event of certain changes in corporate structure (such as a stock split, recapitalization, merger or reorganization), WUP’s board of directors could make appropriate adjustments to prevent diminution or enlargement of the benefits or potential benefits under the WUP Option Plan, including adjusting the aggregate number of common interests reserved for issuance thereunder, common interests subject to outstanding options and exercise prices of outstanding options. In the event of a transaction such as a merger or sale of all or substantially all of Wheels Up’s assets, the Board could take any number of actions, including, (i) the assumption or substitution of outstanding awards by the surviving entity, (ii) immediate exercisability of outstanding options and (iii) settlement of the intrinsic value of outstanding vested options in cash or cash equivalents or equity followed by the cancellation of all such options (whether or not then vested or exercisable).

78 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
The terms of all awards granted under the WUP Option Plan were fixed prior to, and were assumed by the Company in connection with, the Business Combination. Any outstanding awards under such plan continue to be governed by their terms. Upon closing of the Business Combination, all outstanding shares underlying WUP options were converted into shares of Common Stock and rolled over into the combined business. For more information regarding the treatment of WUP options under the WUP Option Plan in the Business Combination, see Note 3, Business Combination of the Notes to Consolidated Financial Statements included in our 2023 Form 10-K.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 79

EXECUTIVE COMPENSATION (continued)
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding the outstanding equity awards held by each of our named executive officers as of December 31, 2024:

		Stock Awards
Name(1)	Grant Date(2)	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3)
George Mattson, Chief Executive Officer
CEO Performance Plan	11/30/2023	—	—	73,000,000(4)	120,450,000(4)
David Harvey, Chief Commercial Officer
CCO Performance Plan	5/20/2024	—	—	—(4)	—(4)
Mark Briffa, EVP, Charter & CEO of Air Partner
2021 LTIP – RSUs	10/2/2024	491,397(5)	810,805	—	—
2021 LTIP – PSUs	2/26/2024	—	—	14,544(6)	23,998
2021 LTIP – PSUs	2/26/2024	—	—	58,174(7)	95,987
2021 LTIP – RSUs	2/26/2024	174,522(8)	287,961	—	—
2021 LTIP – PSUs	2/23/2023	—	—	3,515(9)	5,800
2021 LTIP – PSUs	2/23/2023	—	—	2,637(10)	4,351
2021 LTIP – RSUs	2/23/2023	21,094(11)	34,805	—	—
2021 LTIP – RSUs	9/9/2022	18,688(12)	30,835	—	—

(1)	Information for Mr. Smith, who resigned from the Company effective September 6, 2024, is omitted from this table, because no equity awards remained outstanding as of December 31, 2024.
(2)	For purposes of the “Grant Date” column, the grant date for the awards is the grant date in accordance with ASC 718.
(3)
For awards under the Amended and Restated 2021 LTIP, represents the market value of PSUs and RSUs, as applicable, using the closing price per share of our Common Stock on December 31, 2024, which was $1.65, as if such PSUs and RSUs had vested in full on December 31, 2024. The values of the CEO Performance Plan and CCO Performance Plan are as described in footnote 4 to this table.

(4)
As of December 31, 2024, the performance- and service-based vesting conditions under the CEO Performance Plan had not been satisfied. At the Company’s 2024 annual meeting of stockholders held on June 6, 2024, the Company’s stockholders authorized 73.0 million shares for potential issuance under the CEO Performance Plan upon vesting, if at all. The value of shares of Common Stock authorized for issuance under the CEO Performance Plan is based on the closing price per share of our Common Stock on December 31, 2024, which was $1.65, as if such shares of Common Stock authorized for issuance thereunder had vested in full on December 31, 2024. As of December 31, 2024, the performance- and service-based vesting conditions under the CCO Performance Plan had not been satisfied, and the CCO Performance Plan and the number of shares of Common Stock authorized for issuance thereunder had not been approved by the Company’s stockholders. As a result, it is not reasonably practicable to estimate the number of shares of Common Stock issuable under, or the approximate dollar value of, the CCO Performance Plan as of December 31, 2024. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied, or that the CEO Performance Plan or CCO Performance Plan will vest or result in the issuance of any shares of Common Stock or cash payments. For details regarding the vesting conditions of the CCO Performance Plan, see “Proposal No. 5—Approval of the CCO Performance Plan” above.

(5)
Represents the unvested portion of RSUs granted to Mr. Briffa on October 2, 2024 under the Amended and Restated 2021 LTIP, which are scheduled to vest in three equal installments on October 2, 2025, 2026 and 2027, respectively, subject to continued service through each such vesting date.

(6)
Represents unvested PSUs granted to Mr. Briffa on February 26, 2024 under the Amended and Restated 2021 LTIP, which contain separate performance conditions based on the achievement of pre-determined Adjusted EBITDA (a non-GAAP financial measure) thresholds for the following performance periods: (i) the one-year performance for 2024; (ii) the two-year cumulative performance for 2024 and 2025; and (iii) the three-year cumulative performance for 2024 through 2026. No award will vest until the end of the three-year vesting period. Pursuant to Instruction 3 to Item 402(p)(2) of Regulation S-K, the number of unvested PSUs reported in the table above that were granted on February 26, 2024 and are based on the achievement of pre-determined Adjusted EBITDA thresholds reflects the number of unvested PSUs based on the achievement of threshold performance goals (50%) for all periods, because the Compensation Committee determined in the first quarter of 2025 that performance in 2024 was less than the threshold performance goal. Please see Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2024 Form 10-K for definitions and reconciliations of non-GAAP financial measures (including Adjusted EBITDA) and key performance metrics presented by the Company.

(7)
Represents unvested PSUs granted to Mr. Briffa on February 26, 2024 under the Amended and Restated 2021 LTIP, which contain separate performance conditions based on the achievement of pre-determined Charter Mix thresholds for the following performance periods: (i) the one-year

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EXECUTIVE COMPENSATION (continued)
performance for 2024; (ii) the two-year cumulative performance for 2024 and 2025; and (iii) the three-year cumulative performance for 2024 through 2026. No award will vest until the end of the three-year vesting period. Pursuant to Instruction 3 to Item 402(p)(2) of Regulation S-K, the number of unvested PSUs reported in the table above that were granted on February 26, 2024 and are based on the achievement of pre-determined Charter Mix thresholds reflects the number of unvested PSUs based on the achievement of maximum performance goals (200%) for all periods, because the Compensation Committee determined in the first quarter of 2025 that performance in 2024 met or exceeded the maximum performance goal.
(8)
Represents the unvested portion of RSUs granted to Mr. Briffa on February 26, 2024 under the Amended and Restated 2021 LTIP, which are scheduled to vest as follows: (i) 1/4th of the RSUs will vest on February 26, 2025; and (ii) the remaining RSUs will vest in 12 equal quarterly installments commencing May 26, 2025.

(9)
Represents unvested PSUs granted to Mr. Briffa on February 23, 2023 under the Amended and Restated 2021 LTIP, which contain separate performance conditions based on the achievement of pre-determined Adjusted EBITDA (a non-GAAP financial measure) thresholds for the following performance periods: (i) the one-year performance for 2023; (ii) the two-year cumulative performance for 2023 and 2024; and (iii) the three-year cumulative performance for 2023 through 2025. No award will vest until the end of the three-year vesting period. Pursuant to Instruction 3 to Item 402(p)(2) of Regulation S-K, the number of unvested PSUs reported in the table above that were granted on February 23, 2023 and are based on the achievement of pre-determined Adjusted EBITDA thresholds reflects the number of unvested PSUs based on the achievement of: (a) the target performance goal (100%) for the one-year performance for 2023, because the Compensation Committee determined in the first quarter of 2024 that performance in 2023 exceeded the threshold performance goal but was less than the target performance goal; and (b) threshold performance goals (50%) for the two-year cumulative performance for 2023 and 2024 and the three-year cumulative performance for 2023 through 2025, in each case because the Compensation Committee determined in the first quarter of 2025 that cumulative performance in 2023 and 2024 was less than the threshold performance goal.

(10)
Represents unvested PSUs granted to Mr. Briffa on February 23, 2023 under the Amended and Restated 2021 LTIP, which contain separate performance conditions based on the achievement of pre-determined relative total stockholder return compared to our compensation peer group (“Relative TSR”) thresholds for the following performance periods: (i) the one-year performance for 2023; (ii) the two-year cumulative performance for 2023 and 2024; and (iii) the three-year cumulative performance for 2023 through 2025. No award will vest until the end of the three-year vesting period. Pursuant to Instruction 3 to Item 402(p)(2) of Regulation S-K, the number of unvested PSUs reported in the table above that were granted on February 23, 2023 and are based on the achievement of pre-determined Relative TSR thresholds reflects the number of unvested PSUs based on the achievement of threshold performance goals (50%) for all periods, because the Compensation Committee determined in the first quarters of each of 2024 and 2025 that performance in each of 2023 and the two-year cumulative performance in 2023 and 2024 was less than the applicable threshold performance goal.

(11)
Represents the unvested portion of RSUs granted to Mr. Briffa on February 23, 2023 under the Amended and Restated 2021 LTIP, of which 50% of the RSUs vested on February 23, 2025 and the remaining 50% of RSUs are scheduled to vest on February 23, 2026, subject to continued service through each such vesting date.

(12)
Represents the unvested portion of RSUs granted to Mr. Briffa on September 9, 2022 under the Amended and Restated 2021 LTIP, which RSUs are scheduled to vest on September 9, 2025, subject to continued service through such vesting date.

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EXECUTIVE COMPENSATION (continued)
Pension Benefits and Nonqualified Deferred Compensation
During the year ended December 31, 2024, we did not have, and we do not currently intend to adopt, any plans or programs for our directors or named executive officers that provide for pension benefits, nonqualified defined contribution and other nonqualified deferred compensation plans.
Potential Payments Upon Termination or Change of Control
This section describes the potential benefits our named executive officers may receive under certain termination of employment scenarios, including in connection with a change in control, assuming termination of employment effective December 31, 2024. The benefits that our named executive officers may receive under termination of employment scenarios would be payable pursuant to (a) the terms of employment agreements or offer letters with each of our named executive officers, (b) the terms of compensation plans applicable to all participating employees and award agreements thereunder and/or (c) the Severance Guidelines (as defined below).
Potential Payments Under Employment Agreements and Offer Letters
We have entered into employment agreements or offer letters with all of our current named executive officers. The employment agreements or offer letters with certain of the named executive officers provide for certain severance payments and benefits upon a termination by Wheels Up without “Cause,” by the named executive officer for “Good Reason” or due to death or “Disability” (as each such term is defined in the applicable employment agreement or offer letter). For more information regarding these severance payments and benefits, see “Narrative to the Summary Compensation Table—Employment Agreements and Offer Letters of Current Named Executive Officers” and “Narrative to the Summary Compensation Table—Contractual Arrangements with Former Named Executive Officers” above.
Potential Payments Under Equity Incentive Plans and Award Agreements
As of December 31, 2024, certain of our current named executive officers had outstanding unvested PSUs and RSUs under the Amended and Restated 2021 LTIP and unvested shares of Common Stock under the CEO Performance Plan and CCO Performance Plan. Such awards granted under our equity incentive plans may vest or be forfeited, in whole or in part, under various termination of employment scenarios, including in connection with a change of control. In addition, we may extend the period during which any vested options under the WUP Option Plan may be exercised after separation. Eligibility for vesting of unvested awards granted under our equity incentive plans are triggered by certain events. The terms “Cause,” “Change of Control,” “Disability” and “Good Reason,” as they apply to our current named executive officers under the Amended and Restated 2021 LTIP and the applicable award agreements thereunder, and CEO Performance Plan and CCO Performance Plan, may result in varying treatment of such awards in a termination of service scenario versus the treatment prescribed by a named executive officer’s employment agreement or offer letter, or the Severance Guidelines (as described below). In such cases, the Board and Compensation Committee may exercise their discretion, to the extent permitted under the applicable equity incentive plan, to direct an alternate treatment of such awards upon a termination of service.

82 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
Potential Payments Under Executive Severance Guidelines
The Compensation Committee has approved the Executive Severance Guidelines (the “Severance Guidelines”) to provide for certain treatment under certain termination of service scenarios for our executive officers. The Compensation Committee uses the Severance Guidelines to determine payments of base salary and annual incentive bonuses, as well as the acceleration of unvested equity incentive awards, when determining the separation package for a named executive officer, subject to change from time to time. To the extent they are not less favorable than the terms of a named executive officer’s employment agreement or offer letter, the Severance Guidelines provide the benefits described in the table below for our Chief Executive Officer and our other named executive officers, who are generally entitled to receive benefits if terminated by the Company without “Cause” or if the named executive officer resigns for “Good Reason” (as defined below), or in the event of a “Change in Control” (as defined below):

Principal Position	Term of Service	Base Salary	Annual Incentive Bonus	COBRA Continuation	Acceleration of Unvested Equity Incentive Awards (including options)	Extension of Exercise Period for Vested Options Post- Separation	Post- Separation Flight Hours
Chief Executive Officer	Any	52 weeks	52 weeks	12 months	12 months	5 years	Annual Allocation or Cash Payout
Other Named Executive Officers	≥ 1 year	36 weeks	Minimum of 36 weeks, prorated to 52 weeks	6 months	6 months	5 years	Annual Allocation or Cash Payout
	< 1 year	26 weeks	Minimum of 26 weeks, prorated to 52 weeks	6 months	6 months	5 years	Annual Allocation or Cash Payout

The Severance Guidelines provide that the payments, vestings and allocations described above will occur as follows: (i) a base salary payment will be paid in a lump sum upon separation; (ii) any annual incentive bonuses will be paid when the Company pays annual incentive bonuses to similarly situated senior executives of the Company and will be determined based on the satisfaction of performance metrics for management bonuses generally established by the Board each year relative to targets; (iii) if the executive officer elects to enroll in COBRA benefits, the Company will reimburse applicable premiums and administrative fees for up to the applicable continuation period indicated in the table above; (iv) equity incentive awards scheduled to vest during the period after separation indicated in the table above will vest promptly after departure; (v) the exercise period for any outstanding vested stock options, including stock options that were subject to accelerated vesting upon departure, will be extended for five years after the date of separation; and (vi) final post-separation flight hours will be granted quarterly or annually, as applicable, for the termination year in an amount equal to the number of hours for which the executive officer was eligible in the year of termination or at the option of the employee, it may convert current flight hour outstanding balance and remaining annual flight hour award to a cash payment.
The Severance Guidelines utilize the definition of “Cause” in each named executive officer’s employment agreement or offer letter. To the extent not otherwise defined in the named executive officer’s employment agreement or offer letter, under the Severance Guidelines:
•
“Good Reason” means, (i) a material breach by the Company of any material covenant or provision of the named executive officer’s employment agreement or offer letter, or there is a breach of any option agreement by WUP that materially affects named executive officer’s rights or benefits with respect to the option or any other equity award subsequently granted to the named executive officer; (ii) any involuntary change in the named executive officer’s title or reporting relationships except as permitted hereunder or any involuntary material diminution in the named executive officer’s material duties, authorities or responsibilities; or (iii) a reduction by the Company in the base salary or a reduction in the named executive officer’s target bonus as provided under the named executive officer’s employment agreement or offer letter, except in circumstances where such reduction was due to unforeseen circumstances and such reduction was applied to all individuals at the named executive officer’s level, in each case subject to the satisfaction of certain notice procedures and Company cure periods; and

•
“Change in Control” means the earliest to occur of: (i) the purchase or other acquisition of outstanding shares of the Company’s capital stock by any entity, person or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 83

EXECUTIVE COMPENSATION (continued)
(other than the Company or one of its affiliates or employee benefit plans), in one or more transactions, such that the holder, as a result of such acquisition, now owns more than 50% of the outstanding capital stock of the Company entitled to vote for the election of directors; (ii) the completion by any entity, person or group (other than the Company or one of its affiliates or employee benefit plans) of a tender offer or an exchange offer for more than 50% of the outstanding voting stock of the Company entitled to vote for the election of directors; (iii) the effective time of (a) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding voting stock of the Company entitled to vote for the election of directors immediately prior to such merger or consolidation hold less than 50% of the outstanding voting stock of the Company entitled to vote for the election of directors of the surviving or resulting corporation immediately after such merger or consolidation, or (b) a transfer of all or substantially all of the property or assets of the Company, other than to an entity of which the Company owns at least 80% of the outstanding voting stock of the Company entitled to vote for the election of directors; and (iv) the election to the Board, without the recommendation or approval of the incumbent Board, of directors constituting a majority of the number of directors of the Company then in office, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person was a member of the incumbent Board.
The Severance Guidelines will apply in the event of a Change in Control only if (i) the Change in Control is consummated and (ii) the executive officer is terminated by the successor company in the 12 months after the Change in Control. In such case, all of the executive officer’s unvested equity awards will vest upon departure and the executive officer is entitled to receive (a) one additional year of base salary and annual incentive bonus as severance payments, and (b) accelerated vesting of all unvested equity incentive awards.
The terms of our named executive officers’ employment agreements and offer letters may contain additional or different terms that apply in such scenarios. In addition to, or in lieu of, any terms applicable to a named executive officer under an employment agreement or offer letter, our equity incentive plans or the Severance Guidelines, the Compensation Committee and the Board have the discretion to provide for alternate compensation or severance arrangements with named executive officers in connection with their separation of employment. These compensation or severance arrangements may include, but are not limited to, cash compensation in lieu of salary, bonus or other compensable payments for a period of time after separation of employment, accelerated vesting of outstanding unvested equity awards, the extension of the exercise period for stock options, the allocation of flight hours on Company aircraft and/or post-separation consulting arrangements. Because any such compensation or severance arrangements are not pursuant to the terms of any outstanding contract, arrangement or plan covering such named executive officer, no named executive officer is entitled to such payments unless approved by the Compensation Committee and agreed to in writing by the Company.
Other Potential Payments or Benefits
In addition, under certain circumstances, our named executive officers may be entitled to receive, or elect to receive, certain benefits or payments that are generally available to all Wheels Up employees on a non-discriminatory basis, such as payment of retirement, disability and death benefits. We have not provided information for such applicable contracts, agreements, plans or arrangements, because they are available generally to all employees and do not discriminate in scope, terms or operation, in favor of our named executive officers.

84 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

Equity Compensation Plan Information
The following table provides information on our equity compensation plans as of December 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	84,313,292(2)	$ 100.00(3)	16,455,190(4)
Equity compensation plans not approved by security holders(5)	825,727(6)	$74.21(7)	—
Total	85,139,019(2)(5)	$76.40(3)(7)	16,455,190(4)

(1)
Consists of the Amended and Restated 2021 LTIP and CEO Performance Plan. The above table excludes shares issuable under the CCO Performance Plan and CFO Performance Plan, as no shares of Common Stock were authorized for issuance under such awards as of December 31, 2024.

(2)
Consists of (i) 11,236,560 PSUs and RSUs that may be settled into a maximum of 11,236,560 shares of Common Stock under the Amended and Restated 2021 LTIP (assuming vesting at 100% of target for outstanding PSUs), (ii) 76,732 stock options to purchase up to 76,732 shares of Common Stock granted under the Amended and Restated 2021 LTIP, and (iii) 73,000,000 shares of Common Stock under the CEO Performance Plan that have been authorized by the Company’s stockholders for issuance thereunder, subject to the satisfaction of both the performance- and service-based vesting conditions under the CEO Performance Plan, if at all.

(3)
Reflects the weighted-average exercise price of outstanding stock options under the Amended and Restated 2021 LTIP as of December 31, 2024. The calculation of the weighted-average exercise price does not include outstanding equity awards that are received or exercised for no consideration. As of December 31, 2024, the weighted average remaining contractual term of outstanding and exercisable stock options under the Amended and Restated 2021 LTIP was approximately 2.9 years.

(4)
Excludes (i) the additional 30,000,000 shares of Common Stock pursuant to the LTIP Amendment, (ii) the 15,000,000 shares of Common Stock potentially issuable upon vesting, if at all, under the CCO Performance Plan and (iii) 12,000,000 shares of Common Stock potentially issuable upon vesting, if at all, under the CFO Performance Plan, in each case that the Company’s stockholders are being requested to approve for issuance under the applicable plan at the Annual Meeting.

(5)
Consists of the WUP Option Plan. All awards made under the WUP Option Plan were made prior to the closing of, and were assumed by the Company in connection with, the Business Combination. No further awards may be made under the WUP Option Plan.

(6)	Consists of 825,727 stock options to purchase up to 825,727 shares of Common Stock under the WUP Option Plan.
(7)
Reflects the weighted-average exercise price of outstanding stock options under the WUP Option Plan as of December 31, 2024. The calculation of the weighted-average exercise price does not include outstanding equity awards that are received or exercised for no consideration. As of December 31, 2024, the weighted average remaining contractual term of outstanding and exercisable stock options under the WUP Option Plan was approximately 4.2 years, and the weighted average remaining contractual term of outstanding and exercisable stock options under both the Amended and Restated 2021 LTIP and WUP Option Plan was approximately 4.1 years.

For descriptions of the Company’s equity compensation plans, see Note 11, Stockholders’ Equity and Equity-Based Compensation of the Notes to Consolidated Financial Statements included in Part II, Item 8 “Financial Statements and Supplementary Data” in our 2024 Form 10-K.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 85

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) and the Company’s financial performance.
Required Tabular Disclosure of Compensation Actually Paid Versus Performance
The following table provides information on CAP for each person who served as our principal executive officer (“PEO”) and (on average) our non-PEO named executive officers (“non-PEO NEOs”) for the years ended December 31, 2024, 2023 and 2022, as well as total stockholder return (“TSR”) and Net income (loss) metrics.
CAP listed in each column (c) for persons who served as our PEO and column (e) for our non-PEO NEOs below is not equivalent to actual cash compensation or the value of equity compensation awards that vested during the applicable year. CAP includes, among other items, unpaid amounts of equity incentive compensation that may be realizable in future periods upon the satisfaction of certain performance- and/or service-based vesting conditions. As a result, the dollar amounts reflected do not fully represent the actual final amount of compensation earned or actually paid to persons who served as our PEO or non-PEO NEOs during the applicable years. With respect to CAP to Mr. Mattson for 2024 and 2023 and average CAP to our non-PEO NEOs for 2024, the price per share of our Common Stock is a significant driver of fluctuations in the fair value and ultimate payout under our equity incentive plans, including the CEO Performance Plan granted to Mr. Mattson, who served as our PEO for 2024 and 2023, and the CCO Performance Plan granted to Mr. Harvey and the Forfeited CFO Performance Plan granted to Mr. Smith, each of whom were non-PEO NEOs for 2024. As a result, volatility in the price per share of our Common Stock has, and is expected to significantly impact CAP so long as such equity incentive rewards remain outstanding.

Year	Summary Compensation Table Total for PEO (Kenny Dichter) ($)(1)	Summary Compensation Table Total for PEO (Todd Smith) ($)(2)	Summary Compensation Table Total for PEO (George Mattson) ($)(3)	Compensation Actually Paid to PEO (Kenny Dichter) ($)(4)	Compensation Actually Paid to PEO (Todd Smith) ($)(5)	Compensation Actually Paid to PEO (George Mattson) ($)(6)	Average Summary Compensation Table Total for non-PEO NEOs ($)(7)	Average Compensation Actually Paid to non-PEO NEOs ($)(8)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return ($)(9)	Net Income (Loss) ($ in millions)(10)
(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)
2024	$—	$—	$1,567,560	$—	$—	$(109,432,440)	$33,146,179	$9,497,264	$3.56	$(339.6)
2023	$5,612,604	$4,414,756	$148,978,853	$2,305,627	$1,851,971	$223,078,853	$1,512,416	$789,098	$3.55	$(487.4)
2022	$8,650,754	$—	$—	$(11,605,222)	$—	$—	$3,008,812	$398,569	$10.67	$(555.5)

(1)
No amount is shown for 2024, because Mr. Dichter did not serve as PEO at any point during such period. For 2023 and 2022, represents amounts for Mr. Dichter, who served as our PEO from July 13, 2021 to May 9, 2023, calculated as required for the purpose of the Summary Compensation Table.

(2)
No amounts are shown for 2024 and 2022, because Mr. Smith did not serve as PEO at any point during such periods. For 2023, represents amounts for Mr. Smith, who served as our interim PEO from May 9, 2023 to October 2, 2023, calculated as required for the purpose of the Summary Compensation Table. Amounts for 2024 and 2022 for Mr. Smith, who after his service as our PEO for a portion of 2023 continued to serve as Chief Financial Officer from October 2, 2023 to September 6, 2024 and is a non-PEO NEO for 2024, are included in the averages reported in columns titled “Average Summary Compensation Table Total for non-PEO NEOs” and “Average Compensation Actually Paid to non-PEO NEOs.”

(3)
For 2024 and 2023, represents amounts for Mr. Mattson, who has served as our PEO since October 2, 2023, calculated as required for the purpose of the Summary Compensation Table. No amounts are shown for 2022, because Mr. Mattson did not serve as PEO at any point during such period.

(4)
CAP, as calculated in accordance with SEC rules, does not fully represent the actual final amount of compensation earned or actually paid during the applicable years. No amounts are shown for 2024, because Mr. Dichter did not serve as PEO at any point during such period. The adjustments made to total compensation for 2023 and 2022 to determine CAP for Mr. Dichter, which include, among other things, unpaid amounts of equity incentive compensation that were realizable in future periods, are shown in the tables below and were calculated pursuant to applicable SEC rules.

Year	Summary Compensation Table Total ($)		Grant Date Fair Value of Awards Granted During Year ($)(a)		Fair Value of CAP Calculated Using SEC Methodology ($)(b)		CAP Total ($)
2024	$—	—	$—	+	$—	=	$—
2023	$5,612,604	—	$—	+	$(3,306,977)	=	$2,305,627
2022	$8,650,754	—	$3,595,000	+	$(16,660,976)	=	$(11,605,222)

(a)
Represents the total of the amounts reported in the “Stock awards” and “Option awards” columns of the Summary Compensation Table set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 24, 2024, for 2023 and 2022 for Mr. Dichter.

86 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

Pay Versus Performance (continued)
(b)
The fair value of equity component of the CAP calculation was determined in accordance with SEC rules. Unlike the Summary Compensation Table, which requires us to provide the grant date fair value of equity awards granted to Mr. Dichter during the applicable year, the CAP table above requires us to calculate equity fair value for Mr. Dichter as set forth in the applicable SEC rules and summarized in the table below. No amounts are shown for 2024, because Mr. Dichter did not serve as PEO at any point during such period.

Year	Year-End Fair Value of Current Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Year-End for Prior Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Vesting Date for Prior Year Awards that Vested During the Year ($))		Change in Actuarial Value of Pension Benefits During Year (Net of Service Costs) ($)		Fair Value as of Vesting Date for Current Year Awards that Vested During the Year ($)		Value as of Vesting Date for Dividend Equivalents that Vested During the Year ($)		Fair Value as of Prior Year-End for Prior Year Awards Forfeited During the Current Year ($)		Fair Value of Equity for CAP ($)
2024	$—	+	$—	+	$—	+	$ —	+	$ —	+	$ —	—	$—	=	$—
2023	$—	+	$—	+	$(840,127)	+	$ —	+	$ —	+	$ —	—	$2,466,850	=	$(3,306,977)
2022	$2,039,400	+	$(4,850,309)	+	$(13,850,067)	+	$—	+	$—	+	$—	—	$—	=	$(16,660,976)

(5)
CAP, as calculated in accordance with SEC rules, does not fully represent the actual final amount of compensation earned or actually paid during 2023. No amounts are shown for 2024 and 2022, because Mr. Smith did not serve as PEO at any point during such periods. The adjustments made to total compensation for 2023 to determine CAP for Mr. Smith, which include, among other things, unpaid amounts of equity incentive compensation that may be realizable in future periods, are shown in the tables below and were calculated pursuant to applicable SEC rules.

Year	Summary Compensation Table Total ($)		Grant Date Fair Value of Awards Granted During Year ($)(a)		Fair Value of CAP Calculated Using SEC Methodology ($)(b)		CAP Total ($)
2024	$—	—	$—	+	$—	=	$—
2023	$4,414,756	—	$2,884,410	+	$321,625	=	$1,851,971
2022	$—	—	$—	+	$—	=	$—

(a)	Represents the total of the amounts reported in the “Stock awards” and “Option awards” columns of the Summary Compensation Table for Mr. Smith.
(b)
The fair value of equity component of the CAP calculation was determined in accordance with SEC rules. Unlike the Summary Compensation Table, which requires us to provide the grant date fair value of equity awards granted to Mr. Smith during the applicable year, the CAP table above requires us to calculate equity fair value for Mr. Smith as set forth in the applicable SEC rules and summarized in the table below. The “Year-End Fair Value of Current Year Awards Outstanding and Unvested as of Year-End” column excludes certain PSUs that the Compensation Committee determined were forfeited as of December 31, 2023 as a result of the non-achievement of certain Adjusted EBITDA (a non-GAAP financial measure) and Relative TSR vesting conditions related to one-year performance for fiscal year 2023.

Year	Year-End Fair Value of Current Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Year-End for Prior Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Vesting Date for Prior Year Awards that Vested During the Year ($)		Change in Actuarial Value of Pension Benefits During Year (Net of Service Costs) ($)		Fair Value as of Vesting Date for Current Year Awards that Vested During the Year ($)		Value as of Vesting Date for Dividend Equivalents that Vested During the Year ($)		Fair Value as of Prior Year-End for Prior Year Awards Forfeited During the Current Year ($)		Fair Value of Equity for CAP ($)
2024	$—	+	$—	+	$—	+	$ —	+	$ —	+	$ —	—	$ —	=	$—
2023	$1,261,112	+	$(469,743)	+	$(469,743)	+	$ —	+	$ —	+	$ —	—	$ —	=	$321,625
2022	$—	+	$—	+	$—	+	$ —	+	$ —	+	$ —	—	$ —	=	$—

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 87

Pay Versus Performance (continued)
(6)
CAP, as calculated in accordance with SEC rules, does not fully represent the actual final amount of compensation earned or actually paid during the applicable year. The aggregate value of cash compensation and perquisites and other benefits paid to Mr. Mattson for 2024 was $1,475,000. The adjustments made to total compensation for 2024 and 2023 to determine CAP for Mr. Mattson, which include, among other things, unpaid amounts of equity incentive compensation that require the satisfaction of both performance- and service-based vesting conditions under the CEO Performance Plan, if at all, that may be realizable in future periods, are shown in the tables below and were calculated pursuant to applicable SEC rules. The Investor Multiple on Invested Capital will need to be greater than 6.5x for the CEO Performance Plan, if realized upon the satisfaction of both performance- and service-based vesting conditions in connection with the Final Determination Date, to be fully settled at a level consistent with the estimated fair value required to be included in CAP in the “Fair Value of CAP Calculated Using SEC Methodology” column below for 2023. The price per share of our Common Stock is a significant driver of fluctuations in the fair value and ultimate payout under the CEO Performance Plan granted to Mr. Mattson. As a result, volatility in the price per share of our Common Stock has, and is expected to significantly impact CAP so long as such equity incentive rewards remain outstanding. No amounts are shown for 2022, because Mr. Mattson did not serve as PEO at any point during such periods.

Year	Summary Compensation Table Total ($)		Grant Date Fair Value of Awards Granted During Year ($)(a)		Fair Value of CAP Calculated Using SEC Methodology ($)(b)		CAP Total ($)
2024	$1,567,560	—	$—	+	$(111,000,000)	=	$(109,432,440)
2023	$148,978,853	—	$148,400,000	+	$222,500,000	=	$223,078,853
2022	$—	—	$—	+	$—	=	$—

(a)	Represents the total of the amounts reported in the “Stock awards” and “Option awards” columns of the Summary Compensation Table for Mr. Mattson.
(b)
The fair value of equity component of the CAP calculation was determined in accordance with SEC rules. Unlike the Summary Compensation Table, which requires us to provide the grant date fair value of equity awards granted to Mr. Mattson during the applicable year, the CAP table above requires us to calculate equity fair value for Mr. Mattson as set forth in the applicable SEC rules and summarized in the table below. For the CEO Performance Plan, if realized, to be fully settled in connection with the Final Determination Date at a level consistent with the estimated fair value required to be included in CAP as calculated pursuant to applicable SEC rules in the “Year End Fair Value of Current Year Awards Outstanding and Unvested as of Year End” column below for 2023, the Investor Multiple on Invested Capital will need to be greater than 6.5x. The CEO Performance Plan will vest, if at all, on or before September 20, 2028, the Term Loan Maturity Date.

Year	Year-End Fair Value of Current Year Awards Outstanding and Unvested as of Year-End ($)		Change in Fair Value as of Year-End for Prior Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Vesting Date for Prior Year Awards that Vested During the Year ($)		Change in Actuarial Value of Pension Benefits During Year (Net of Service Costs) ($)		Fair Value as of Vesting Date for Current Year Awards that Vested During the Year ($)		Value as of Vesting Date for Dividend Equivalents that Vested During the Year ($)		Fair Value as of Prior Year-End for Prior Year Awards Forfeited During the Current Year ($)		Fair Value of Equity for CAP ($)
2024	$—	+	$(111,000,000)	+	$ —	+	$ —	+	$ —	+	$ —	—	$ —	=	$(111,000,000)
2023	$222,500,000	+	$—	+	$ —	+	$ —	+	$ —	+	$ —	—	$ —	=	$222,500,000
2022	$—	+	$—	+	$ —	+	$ —	+	$ —	+	$ —	—	$ —	=	$—

(7)
Represents average amounts for the following non-PEO NEOs calculated for the purpose of the Summary Compensation Table for the applicable periods: (i) for 2024, David Harvey (current Chief Commercial Officer), Mark Briffa (current EVP, Charter & CEO of Air Partner) and Todd Smith (former Chief Financial Officer); (ii) for 2023, Mark Briffa (current EVP, Charter & CEO of Air Partner) and Laura Heltebran (former Chief Legal Officer); and (iii) for 2022, Todd Smith (former Chief Financial Officer), Stevens Sainte-Rose (former Chief People Officer), Lee Applbaum (former Chief Marketing Officer), Laura Heltebran (former Chief Legal Officer), Eric Jacobs (former Chief Financial Officer), Eric Cabezas (Interim Chief Financial Officer during 2024 and 2022, and current Senior Vice President, Finance), Vinayak Hegde (former President) and Jason Horowitz (former Chief Business Officer).

(8)
CAP, as calculated in accordance with SEC rules, does not fully represent the actual final amount of compensation earned or actually paid during the applicable year. The value of average cash compensation and perquisites and other benefits paid to our non-PEO NEOs for 2024 was $862,795. The adjustments made to total compensation for each year to determine CAP for our non-PEO NEOs, which include, among other things, unpaid amounts of equity incentive compensation that may be realizable in future periods, are shown in the tables below and were calculated pursuant to applicable SEC rules. The price per share of our Common Stock is a significant driver of fluctuations in the fair value and ultimate payout under our equity incentive plans, including the CCO Performance Plan granted to Mr. Harvey, who was a non-PEO NEO for 2024. As a result, volatility in the price per share of our Common Stock has, and is expected to significantly impact CAP so long as such equity incentive rewards remain outstanding.

Year	Summary Compensation Table Total ($)		Grant Date Fair Value of Awards Granted During Year ($)(a)		Fair Value of CAP Calculated Using SEC Methodology ($)(b)		CAP Total ($)
2024	$33,146,179	—	$32,209,949	+	$8,561,034	=	$9,497,264
2023	$1,512,416	—	$528,196	+	$(195,123)	=	$789,098
2022	$3,008,812	—	$1,871,198	+	$(739,045)	=	$398,569

(a)	Represents the average total of the amounts reported in the “Stock awards” and “Option awards” columns of the Summary Compensation Table for the applicable year for our non-PEO NEOs.

88 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

Pay Versus Performance (continued)
(b)
The fair value of equity component of the CAP calculation was determined in accordance with SEC rules. Unlike the Summary Compensation Table, which requires us to provide the grant date fair value of equity awards granted to each of our non-PEO NEOs during the applicable year, the CAP table above requires us to calculate average equity fair value for our non-PEO NEOs as set forth in the applicable SEC rules and summarized in the table below. The “Year-End Fair Value of Current Year Awards Outstanding and Unvested as of Year-End” column excludes certain PSUs that the Compensation Committee determined were forfeited as of December 31, 2024 and 2023, respectively, as a result of the non-achievement of certain vesting conditions related to completed performance periods for which vesting may not occur until after the last vesting period associated with such award, in each case subject to the non-PEO NEOs continued service to the Company through the vesting date.

Year	Year-End Fair Value of Current Year Awards Outstanding and Unvested as of Year-End ($)		Change in Fair Value as of Year-End for Prior Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Vesting Date for Prior Year Awards that Vested During the Year ($)		Change in Actuarial Value of Pension Benefits During Year (Net of Service Costs) ($)		Fair Value as of Vesting Date for Current Year Awards that Vested During the Year ($)		Value as of Vesting Date for Dividend Equivalents that Vested During the Year ($)		Fair Value as of Prior Year-End for Prior Year Awards Forfeited During The Current Year ($)		Fair Value of Equity for CAP ($)
2024	$8,876,616	+	$(27,254)	+	$(15,126)	+	$ —	+	$—	+	$ —	—	$273,202	=	$8,561,034
2023	$155,318	+	$(192,700)	+	$(157,741)	+	$ —	+	$—	+	$ —	—	$—	=	$(195,123)
2022	$341,132	+	$(209,308)	+	$(747,408)	+	$ —	+	$191,383	+	$ —	—	$314,844	=	$(739,045)

(9)	Pursuant to SEC rules, the TSR amount for 2024 assumes an initial investment of $100 on December 31, 2021 through and including December 31, 2024.
(10)
Reflects Net income (loss) attributable to Wheels Up stockholders prepared in accordance with U.S. GAAP as shown in Wheels Up’s consolidated statements of operations for each of the periods reflected in the table as set forth in our Annual Reports on Form 10-K for the years ended December 31, 2024, 2023 and 2022, as applicable.

Relationship Between Compensation Actually Paid and Financial Performance Measures
We do not currently use TSR or Net income (loss) to make compensation decisions for our PEO or non-PEO NEOs. CAP to our PEO was relatively lower in 2024 compared to 2023, primarily as a result of the grant of the CEO Performance Plan in 2023 and no grants of equity incentive awards to our PEO in 2024, as well as the decrease in the price per share of our Common Stock from December 31, 2023 to December 31, 2024, which resulted in a significant decrease in the fair value of the CEO Performance Plan. Average CAP to our non-PEO NEOs was relatively higher in 2024 compared to each of 2023 and 2022, primarily due to the grant of the CCO Performance Plan in 2024, which is a multi-year, one-time performance award granted in lieu of future equity compensation grants.
Our TSR was lower in 2024 compared to 2023 and 2022. The CEO Performance Plan and CCO Performance Plan are multi-year, one-time performance awards that will vest, if at all, subject to the satisfaction of both performance- and service-based vesting conditions on or before the Term Loan Maturity Date. The price per share of our Common Stock is a significant driver of fluctuations in the fair value and ultimate payout under such plans. As a result, fluctuations in TSR attributable to volatility in the price per share of our Common Stock have, and are expected to significantly impact the value of the CEO Performance Plan and CCO Performance Plan in future periods prior to vesting or forfeiture.
Relative TSR was used as a performance-based vesting condition for certain PSUs that were granted to certain of our non-PEO NEOs in the first quarter of 2023. Thereafter, we discontinued use of that measure. Such PSUs will not vest until the end of a three-year performance period, if at all, subject to continued service of the recipient through the vesting date. The Compensation Committee has determined that PSUs that used Relative TSR for the one-year performance period for 2023 and for the two-year cumulative performance period for 2023 and 2024 will not vest due to achievement below the threshold performance goals, which reduced average CAP to certain of our non-PEO NEOs that received such awards.
Our Net income (loss) improved for the third straight year. Net income (loss) increased 30.3% year-over-year in 2024 despite approximately 37% lower Revenue in 2024 versus 2023. The improvement in Net income (loss) was primarily due to improvements in our operating margins as a result of measures we implemented to make our operations more efficient, our cost savings initiatives and our focus on more profitable flying. We did not use Net income (loss) as a metric when determining compensation decisions for our PEOs and non-NEO PEOs in 2024, 2023 or 2022.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 89

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us regarding beneficial ownership of our Common Stock as of the Record Date by:
•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;
•	each of Wheels Up’s named executive officers and directors; and
•	all executive officers and directors of Wheels Up as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 698,874,225 shares of our Common Stock issued and outstanding (excluding any treasury stock) as of the Record Date. The number of shares of our Common Stock issued and outstanding used for the following table excludes 1,252,149 shares of our Common Stock issuable upon the exercise of Public Warrants and Private Warrants as of the Record Date, none of which were held of record by the persons named in the table below. Unless otherwise indicated, Wheels Up believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. Unless otherwise noted, the business address of each of entity or individual listed in the table below is c/o Wheels Up Experience Inc., 2135 American Way, Chamblee, Georgia 30341.

Name of beneficial owner	Number of Shares of Common Stock(1)	Percentage of Outstanding Common Stock(2)
5% and Greater Stockholders:
Delta Air Lines, Inc.(3)	263,369,307	37.7%
CK Wheels LLC(4)	258,169,208	36.9%
Cox Investment Holdings LLC(5)	86,056,403	12.3%
Whitebox-Kore Group(6)	62,974,681	9.0%
Named Executive Officers and Directors:
George Mattson	—	—
David Harvey	—	—
Mark Briffa(7)	10,900	*
Todd Smith(8)	228,667	*
Timothy Armstrong(9)	300,882	*
Alain Bellemare	—	—
Adam Cantor	—	—
Andrew Davis	—	—
Dwight James	—	—
Daniel Janki	—	—
Thomas Klein	—	—
Zachary Lazar	—	—
Lee Moak(10)	108,465	*
Gregory Summe(11)	87,688	*
Adam Zirkin	—	—
All directors and executive officers as a group (21 persons)	1,050,940	*

*	Indicates less than 1% of the outstanding shares of our Common Stock.
(1)
The number of shares of Common Stock reflected in the table above for Delta, CK Wheels and Whitebox-Kore Group (as defined below) represent gross ownership of Common Stock and do not represent the number of shares of Common Stock that such parties (or any beneficial owner that may be deemed to be a member of a “group” within the meaning of Section 13(d)(3) of the Exchange Act) are entitled to vote at the Annual Meeting after applying the Voting Limitations. See “Information About Wheels Up—Investor Rights Agreement” for more information.

(2)
The beneficial ownership of shares of the Company’s Common Stock as of the Record Date is based on the shares of Common Stock outstanding as of such date plus, with respect to each beneficial owner, the number of shares of our Common Stock such person had the right to acquire within 60 days of the Record Date. For purposes of computing the percentage of outstanding shares held by each person or group named below, any

90 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

shares which that person or persons has or have the right to acquire within 60 days of the Record Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentages of outstanding Common Stock reflected in the table above for Delta, CK Wheels and Whitebox-Kore Group represent gross ownership of shares of Common Stock and do not represent the percentage of shares of Common Stock that such parties (or any beneficial owner that may be deemed to be a member of a “group” within the meaning of Section 13(d)(3) of the Exchange Act) are entitled to vote at the Annual Meeting after applying the Voting Limitations. See “Information About Wheels Up—Investor Rights Agreement” for more information.
(3)
Based on a Schedule 13D/A filed on November 14, 2024, in which Delta reported that, as of November 13, 2024, it had sole voting power and sole dispositive power over 263,369,307 shares of Common Stock, none of which were subject to shared voting or shared dispositive power. The address of Delta is Delta Air Lines, Inc., 1030 Delta Boulevard, Atlanta, Georgia 30354.

(4)
Based on a Schedule 13D/A filed on November 17, 2023, in which CK Wheels reported that, as of November 15, 2023, it had shared voting power and shared dispositive power over 258,169,208 shares of Common Stock and sole voting power and sole dispositive power over zero shares of Common Stock. CK Wheels identified certain other parties as joint filers of such Schedule 13D/A that reported having the same shared and sole powers as CK Wheels, including: CK Opportunities GP, LLC; Certares Opportunities LLC; and Knighthead Opportunities Capital Management, LLC. The address of CK Wheels is c/o Knighthead Opportunities Capital Management, LLC, 280 Park Avenue, 22nd Floor, New York, New York 10017.

(5)
Based on a Schedule 13D/A filed on November 20, 2023, in which CIH reported that, as of November 15, 2023, it had sole voting power and sole dispositive power over 86,056,403 shares of Common Stock, none of which were subject to shared voting or shared dispositive power. The address of CIH is Cox Investment Holdings, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.

(6)
Based on a Schedule 13G/A filed on September 23, 2024 (the “Whitebox 13G/A”), in which Whitebox Advisors LLC (“Whitebox Advisors”) reported that, as of September 13, 2024, it had shared voting power over 9,558,330 shares of Common Stock, shared dispositive power over 43,028,201 shares of Common Stock and sole voting power and sole dispositive power over zero shares of Common Stock. Whitebox Advisors identified Whitebox General Partner LLC (“Whitebox General Partner”) as a joint filer of such Schedule 13G/A, which reported that, as of September 13, 2024, it had shared voting power over 9,558,330 shares of Common Stock, shared dispositive power over 43,028,201 shares of Common Stock, and sole voting power and sole dispositive power over zero shares of Common Stock. The address of both Whitebox Advisors and Whitebox General Partner is 3033 Excelsior Boulevard, Suite 500, Minneapolis, Minnesota 55416.

Based on a Schedule 13G filed on September 23, 2024 (the “Kore 13G” and, together with the Whitebox 13G/A, the “Whitebox-Kore Group Filings”), in which Kore Advisors LP (“Kore Advisors”) reported that, as of September 13, 2024, it had shared voting power and shared dispositive power over 25,816,921 shares of Common stock and sole voting power and sole dispositive power over zero shares of Common Stock. Kore Advisors identified Kore Fund Ltd. (“Kore Fund” and, collectively with Whitebox Advisors, Whitebox General Partner and Kore Advisors, “Whitebox-Kore Group”) as a joint filer of such Schedule 13G, which reported that, as of September 13, 2024, it had shared voting power and shared dispositive power over 25,816,921 shares of Common stock and sole voting power and sole dispositive power over zero shares of Common Stock. The address of both Kore Advisors and Kore Fund is 1501 Corporate Drive, Suite 120, Boynton Beach, Florida 33426.
In the Whitebox-Kore Group Filings, each of Whitebox Advisors and Kore Advisors disclosed that effective September 13, 2024, such reporting person may be deemed to have formed a “group” within the meaning of Section 13(d)(3) of the Exchange Act, with, in the case of Whitebox Advisors, Kore Advisors, and in the case of Kore Advisors, each of Whitebox Advisors LLC and Whitebox General Partner LLC, and that the group formed thereby may be deemed to beneficially own, in the aggregate, 68,845,122 shares of Common Stock then representing approximately 9.87% of the shares of Common Stock outstanding. In each of the Whitebox-Kore Group Filings, each of Whitebox Advisors and Kore Advisors expressly disclaimed beneficial ownership over any shares of Common Stock that the other may be deemed to beneficially own.
Pursuant to Section 6.06(a)(iii) of the Investor Rights Agreement, within five business days after the end of each calendar month through September 2025, each of Whitebox Advisors and Kore Advisors must provide the Company a monthly transaction report reflecting the aggregate number of shares of Common Stock that they transferred to third parties during the applicable calendar month in arrears. The number of shares of Common Stock reported in the table above as being beneficially owned by the Whitebox-Kore Group reflects the aggregate 68,845,122 shares of Common Stock reported as being beneficially owned by the Whitebox-Kore Group in the Whitebox-Kore Group Filings, less the aggregate number of shares of Common Stock that Whitebox Advisors and Kore Advisors reported to the Company as having been transferred to third parties as of the Record Date.
(7)	For Mr. Briffa, represents 10,900 shares of Common Stock issuable upon the vesting and settlement of RSUs, which are scheduled to vest within 60 days of the Record Date.
(8)
Mr. Smith last reported having beneficially owned 417,043 shares of Common Stock and/or RSUs on a Form 4 filed with the SEC on February 27, 2024, of which 188,376 unvested RSUs and all other then outstanding unvested equity incentive awards granted to Mr. Smith were forfeited effective upon his departure from the Company on September 6, 2024.

(9)
For Mr. Armstrong, includes (i) 100,771 shares of Common Stock held by Polar Capital Group, LLC, an entity controlled by Mr. Armstrong, (ii) 900 shares of Common Stock held by Armstrong Family Investment, LLC, an entity controlled by Mr. Armstrong, (iii) 165,937 shares of Common Stock held directly by Mr. Armstrong, (iv) 21,766 shares of Common Stock issuable upon the vesting and settlement of RSUs, which are scheduled to vest within 60 days of the Record Date, (v) 6,905 shares of Common Stock representing shares issuable upon the exchange of WUP profits interests, which will be exchangeable within 60 days of March 31, 2025 for shares of Common Stock, and (vi) 4,603 shares of Common Stock underlying stock options under the WUP Option Plan, which may be exercised within 60 days of the Record Date for shares of Common Stock. The actual number of shares of Common Stock received upon exchange of such WUP profits interests will depend on the trading price per share of Common Stock at the time of such exchange.

(10)
For Mr. Moak, includes (i) 86,699 shares of Common Stock held directly by Mr. Moak, and (ii) 21,766 shares of Common Stock issuable upon the vesting and settlement of RSUs, which are scheduled to vest within 60 days of the Record Date.

(11)
For Mr. Summe, includes (i) 58,459 shares of Common Stock held directly by Mr. Summe, and (ii) 29,229 shares of Common Stock issuable upon the vesting and settlement of RSUs, which are scheduled to vest within 60 days of the Record Date.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 91

ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., Brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is generally more convenient for stockholders and produces cost savings for companies.
We do not “household” for any of our stockholders of record. However, Brokers with account holders who are Wheels Up stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your Broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your Broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (i) notify your Broker or (ii) direct your written request addressed to the Secretary of the Company at our headquarters located at 2135 American Way, Chamblee, Georgia 30341. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their Broker or the Company at (212) 257-5252. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our 2024 Form 10-K, this Proxy Statement, the proxy card or Notice of Internet Availability of Proxy Materials for the Annual Meeting to a stockholder at a shared address to which a single copy of the documents was delivered.
Submission of Stockholder Proposals and Director Nominations
To be considered for inclusion in the proxy materials for the 2026 annual meeting of stockholders, a stockholder proposal other than a director nomination must be submitted in writing to the Company no later than December 25, 2025. If the date of the 2026 annual meeting of stockholders is more than 30 days from June 10, 2026, the deadline will be a reasonable time before we begin to print and send our proxy materials for the 2026 annual meeting of stockholders.
Pursuant to our By-Laws, in order for a stockholder to present a proposal for the 2026 annual meeting of stockholders (other than proposals to be included in proxy materials as described above), or to nominate a director nominee for election at our 2026 annual meeting of stockholders, a notice containing the required information regarding such proposal or director nominees must be submitted in writing to the Company between February 10, 2026 and March 12, 2026. If the date of the 2026 annual meeting of stockholders is more than 30 days before or more than 60 days after June 10, 2026, a stockholder must give notice not later than the 90th day prior to next year’s annual meeting date or, if later, the 10th day following the day on which public disclosure of next year’s annual meeting date is first made. In addition to satisfying the requirements under our By-Laws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than April 11, 2026.
Any proposal or notice required to be submitted in writing as described above should be sent to the Secretary of the Company at our headquarters located at 2135 American Way, Chamblee, Georgia 30341. Our By-Laws, including Sections 2.7 and 3.4 thereof, which contain additional procedural and substantive requirements for advance notice of stockholder proposals and director nominations, respectively. Any notice of director nominations submitted to the Company must include the information required by Rule 14a-19(b) under the Exchange Act.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by our stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder. In connection with the Company’s Annual Meeting, the Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with its solicitation of proxies for that meeting.

92 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

ADDITIONAL INFORMATION (continued)
We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with the SEC on March 11, 2025. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder of Wheels Up, we will mail without charge a copy of our 2024 Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the 2024 Form 10-K. Exhibits to the 2024 Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary of the Company at our headquarters located at 2135 American Way, Chamblee, Georgia 30341.

By Order of the Board of Directors

George Mattson
Chief Executive Officer & Director

April 24, 2025

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders 93

APPENDIX A

PROPOSED TEXT OF
AMENDMENT NO. 2 TO
WHEELS UP EXPERIENCE INC.
2021 LONG-TERM INCENTIVE PLAN,
AS AMENDED AND RESTATED APRIL 1, 2023
This Amendment No. 2 (this “Amendment”) to the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan, as amended and restated April 1, 2023 (as amended by Amendment No. 1 thereto, effective as of June 6, 2024, the “Plan”), is adopted by the Board of Directors of Wheels Up Experience Inc. (the “Company”) on March 26, 2025, to be effective upon approval (the “Amendment Effective Time”) of this Amendment by the Company’s stockholders at a duly called and noticed meeting of the Company’s stockholders or by written consent of the Company’s stockholders, in each case in accordance with the Company’s Amended and Restated Certificate of Incorporation, dated November 15, 2023, Amended and Restated By-Laws, effective as of November 15, 2023, and the General Corporation Law of the State of Delaware. Capitalized terms used herein but not otherwise defined herein shall have the meaning given to such terms in the Plan.
Effective as of the Amendment Effective Time, the Plan shall be amended as follows:
1.	Paragraph A of Article III of the Plan is hereby deleted in its entirety and replaced with the following:
A.
The aggregate number of Shares as to which Awards may be granted from time to time shall be 60,149,682 Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article XIX hereof). The aggregate number of Shares as to which Incentive Options may be granted from time to time shall not exceed 60,149,682 (subject to adjustment for stock splits, stock dividends and other adjustments described in Article XIX hereof). The Share amounts listed in this Paragraph A reflect all adjustments made as a result of the 1-for-10 reverse stock split of the Shares and proportionate reduction in the number of authorized shares of Shares completed on June 7, 2023.

2.	Article XXI of the Plan is hereby deleted in its entirety and replaced with the following:
XXI.	TERMINATION OF THE PLAN
The Plan shall terminate ten (10) years from March 26, 2025. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Award Agreements executed prior to the effective date of such termination. Notwithstanding anything in this Plan to the contrary, any Options granted prior to the effective date of the Plan’s termination may be exercised until the earlier of (i) the date set forth in the Award Agreement, and (ii) in the case of an Incentive Option, ten (10) years from the date the Option is granted; and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.
3.	This Amendment shall be governed by the laws of the State of Delaware and construed in accordance therewith.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders A-1

APPENDIX B

TEXT OF THE
CCO PERFORMANCE PLAN
WHEELS UP EXPERIENCE INC.
PERFORMANCE AWARD AGREEMENT
This Performance Award Agreement (this “Agreement”) is made as of May 20, 2024 (the “Grant Date”), between Wheels Up Experience Inc., a Delaware corporation (the “Company”), and David Harvey (the “Grantee”).
WHEREAS, the Company desires to grant to the Grantee an award that is subject to both service and performance conditions (a “Performance Award”), as provided herein;
WHEREAS, the Performance Award will be granted apart from the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan (as it may be amended in accordance with the terms of the Plan from time to time, the “Plan”), but, except as set forth below and Section IIIA of the Plan, will be subject to the same terms and conditions as set forth in the Plan to the extent applicable to this Performance Award; and
WHEREAS, the Company and the Grantee understand and agree that any capitalized terms used herein, if not otherwise defined, will have the same meanings as in the Plan (the Grantee being referred to in the Plan as a Participant).
NOW, THEREFORE, in consideration of the forgoing and following mutual covenants and for other good and valuable consideration, the parties agree as follows:
1.
Grant of a Performance Award. The Company grants to the Grantee a Performance Award that provides the Grantee with the right to receive a distribution of a number of shares of Common Stock (“Shares”), subject to the prior (i) cash payment on the Term Loan (through full or partial repayment of the Term Loan Amount and/or cash payment of accrued “paid in kind” interest due under the Term Loan) in an amount equal to the Term Loan Amount (the “Repayment Event”); provided, however, that a full exchange of the Term Loan by the Investors (as defined in Exhibit A to this Agreement, attached) with the Company or with a third-party for equity, other than an exchange in connection with a dissolution, insolvency or bankruptcy, shall constitute a Repayment Event for purposes of this Section 1 and (ii) satisfaction of the applicable service-vesting conditions set forth herein, with the number of Shares to be determined at each applicable Determination Date (as defined below). The number of Shares to be delivered to the Grantee with respect to each applicable Determination Date will be determined based on the portion of the Total Investor Profits (as defined on Exhibit A to this Agreement, attached) earned by the Grantee as of each Determination Date and calculated solely in accordance with the vesting and settlement terms set forth in this Agreement and on Exhibit A hereto. The Grantee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of the Performance Award, and rights hereunder, will be retained by the Company.

2.
Vesting Conditions; Determination Dates. The Grantee acknowledges and agrees that the Repayment Event must occur prior to the distribution of any Shares and then, once the Repayment Event has occurred, the number of Shares to be distributed to Grantee will first be determined on December 31 of the year in which the Repayment Event occurs and then on December 31 of each year thereafter (each such December 31, a “Determination Date”) until December 31, 2028; provided, however, that if a Change of Control occurs prior to any Determination Date, the date of the consummation of the Change of Control will be deemed a Repayment Event and the final Determination Date, and provided further that in the event of a Change of Control within six (6) months following the termination of Grantee’s employment for any reason other than for Cause (as defined in the Plan), the Grantee will become 100% vested as of the date of the Change of Control.

3.
Vesting and Settlement. The Performance Award will vest and settle in accordance with the terms set forth on Exhibit A hereto. Notwithstanding anything set forth in this Agreement, the parties agree that the delivery of any Shares pursuant to this Performance Award is subject to the stockholders of the Company (“Stockholders”) approving this Performance Award and approving a sufficient number of Shares to be issued to the Grantee and in the event that this Performance Award is not properly approved by the Stockholders or on any Determination Date there is not a sufficient number of Shares with respect to this Performance Award approved by the Stockholders in order to deliver the number of Shares due under this Performance Award, the Company shall make a payment fully in cash to the Grantee in an amount equal to the value of the Shares as determined under Section 2(c) in Exhibit A that would have otherwise been delivered to the Grantee pursuant to the terms and conditions set forth on Exhibit A hereto had the sufficient number of Shares been approved by Stockholders at that time.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders B-1

4.	Termination of Service. Notwithstanding anything to the contrary in the Offer Letter, this Agreement or Exhibit A to this Agreement:
(a)
Voluntary Termination Other Than for Good Reason; Death or Disability. In the event of the Grantee’s voluntary termination of employment for any reason other than Good Reason or due to Grantee’s death or Disability (as defined in the Plan), the Service Vested Percentage of the Performance Award will be determined as of the last anniversary of the Vesting Commencement Date preceding the Grantee’s termination date and the total number of Shares, or payment in cash as required under Section 3 hereof, to be distributed to Grantee, or to Grantee’s estate, as applicable, will be determined as of each Determination Date through and until December 31, 2028, without any condition of continuing employment or service. For the avoidance of doubt, any percentage of the Performance Award in excess of the Service Vested Percentage will be forfeited for no consideration.

(b)
Involuntary Termination Other Than for Cause or Due to Grantee’s Resignation with Good Reason. In the event that the Grantee’s employment is terminated by the Company without Cause or the Grantee resigns with Good Reason (as defined in the Plan): (i) the Service Vested Percentage of the Performance Award will be determined as if the Grantee had remained employed though the next anniversary of the Vesting Commencement Date after the date of termination of employment; provided, however, that if the next anniversary of the Vesting Commencement Date after the date of termination of employment is less than three (3) months following the date of termination of employment pursuant to this Section 4(b), the Service Vested Percentage will be determined as if the Grantee had remained employed through the next two anniversaries of the Vesting Commencement Date after the date of termination of employment; and (ii) upon an involuntary termination other than for Cause or upon Grantee’s resignation with Good Reason, the total number of Shares or payment in cash as required under Section 3 hereof, to be distributed to Grantee will be determined as of each Determination Date through and until December 31, 2028, without any condition of continuing employment or service. For the avoidance of doubt, any percentage of the Performance Award in excess of the Service Vested Percentage after taking into account the prior sentences will be forfeited for no consideration.

(c)
For Cause. In the event of the Grantee’s termination by the Company for Cause (as defined in the Plan), the Performance Award, including any Service Vested Percentage thereof, will be forfeited for no consideration.

5.
Withholding. In addition to any rights or obligations with respect to the federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under applicable law, the Company or any Affiliate employing or otherwise engaging the Grantee will have the right to withhold from the Grantee any such required withholding obligations arising as a result of grant or vesting and settlement of the Performance Award. or any other taxable event occurring pursuant to this Agreement, including, without limitation, to the extent permitted by law, the right to deduct any such withholding obligations from any payment of any kind otherwise due to the Grantee or to take such other actions, including, without limitation, withholding any Shares deliverable pursuant to this Performance Award as may be necessary to satisfy such withholding obligations.

6.
Section 409A of the Code. Subject to and consistent with Article XVIII of the Plan, this Agreement will be interpreted in such a manner that all provisions relating to the settlement of the Performance Award are compliant with or exempt from the requirements of Section 409A of the Code. To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder will comply with Section 409A, to the extent Section 409A applies.

7.	Non-Assignability. The Performance Award will not be transferable by the Grantee.
8.	Notice. Any notices required or permitted by the terms of this Agreement will be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	Wheels Up Experience Inc.
601 West 26th Street, Suite 900
New York, New York 10001
Attn: Chief Legal Officer

And to the Grantee at the most recent address the Grantee has provided to the Company.
Any such notice will be deemed to have been given when mailed in accordance with the foregoing provisions.
9.	Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of Delaware.

B-2 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

10.
Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action WILL be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

11.
Data Privacy. In order to administer this Agreement and to implement or structure future equity grants, the Company, its Affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including, but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee: (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

12.
No Rights as Stockholder; No Voting Rights, The Grantee shall not be, nor have any of the rights or privileges of, a stockholder in respect of the Performance Award awarded pursuant to this Agreement and until the Shares attributable to such Performance Award have been actually issued to the Grantee.

13.
Restrictive Covenants. The Grantee acknowledges and recognizes the highly competitive nature of the businesses of the Company, that the Grantee will be allowed access to confidential and proprietary information (including, but not limited to, trade secrets) about those businesses, as well as access to the prospective and actual customers, suppliers, investors, clients and partners involved in those businesses, and the goodwill associated with the Company. The Grantee accordingly acknowledges and agrees that part of the consideration for being granted the Performance Award is the Grantee agreeing to be subject to the restrictive covenants set forth in the Offer Letter and that certain Restrictive Covenant Agreement executed and delivered by the Company and Grantee pursuant to the Offer Letter.

14.
Clawback. Notwithstanding any other provisions in this Agreement to the contrary, the Performance Award granted pursuant to this Agreement is subject to recovery under any law, government regulation or stock exchange listing requirement or the Wheels Up Experience Inc. Executive Compensation Recoupment Policy and will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (including, but not limited to Section 304 of the Sarbanes-Oxley Act of 2002 or any policy adopted by the Company pursuant to Section 10D of the Exchange Act or the applicable NYSE Listing Standards).

15.
Not Salary, Pensionable Earnings or Base Pay. The Grantee acknowledges that the Performance Award will not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Grantee under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay or regular pay for any purpose.

16.
Provisions of This Agreement Control. The express terms of this Agreement will prevail and control for all purposes and supersede and replace any contrary, different or inconsistent terms in the Plan to the extent they may be applicable to this Performance Award, or any policies, rules, procedures or practices of the Company or any Relevant Companies or any interpretations by the Board or Committee of the Company or any Relevant Companies in contravention of any express term of the Agreement. For the avoidance of doubt, neither Article XXVI of the Plan nor any article of the Plan that permits the Board or the Committee, as defined in the Plan, to (i) suspend vesting and/or settlement of this Performance Award, (ii) specify any additional terms, conditions and limitations for the grant of the Performance Award, (iii) cancel the Performance Award or provide for conditions or circumstances under which the Performance Award will be forfeited other than those expressly stated in this Agreement, (iv) apply performance goals or performance criteria other than those specified in this Agreement or reduce the amounts payable under this Agreement, (v) cancel any unpaid or deferred Performance Award or any portion thereof for any reason other than Grantee is not in compliance with this Agreement as so determined and decided by an appropriate court of final jurisdiction, or (vi) settle the Performance Award other than in Shares or cash, will apply to this Performance Award.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders B-3

17.
No Right to Continued Employment or Service Relationship. Nothing in this Agreement will be deemed to confer on the Grantee any right to continued employment by, or other service relationship with, the Company or any Affiliate, or to interfere with or limit in any way the right of the Company or any Affiliate to terminate such employment or other service relationship at any time.

18.	No Right to Future Awards. This Performance Award is a one-time Award that does not constitute a promise of future grants.
19.
Entire Agreement. This Agreement, the terms and conditions set forth in the Plan (as modified by Section 16 of this Agreement), and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

20.
Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Agreement under any law deemed applicable by the Committee, such provision will be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision will be stricken as to such jurisdiction, and the remainder of this Agreement will remain in full force and effect.

21.
Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Grantee shall be effective unless signed in writing by or on behalf of the Company and the Grantee. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, will be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.

22.
References. References herein to rights and obligations of the Grantee will apply, where appropriate, to the Grantee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

23.	Plan Document. This Agreement shall constitute an “employee benefit plan” for purposes of the registration of any Shares on Form S-8 Registration Statement under the Securities Act.
24.	Authority. The execution of this Agreement by the Chief Executive Officer of the Company has been duly authorized and this Agreement represents the valid, legal and binding obligation of the Company.
25.	Defined Terms. For the purposes of this Agreement, the following terms have the following meanings:
(a)	“Change of Control” means the occurrence of any one of the following events on or after the date of this Agreement and on or before the final Determination Date:
(1)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (for purposes of this Section 23(a), a “Person”) of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, provided however, that for purposes of this subsection (a)(1), neither the consummation of the acquisition of the Company described in clauses (A) or (B) above by any Investor (as defined in Exhibit A to this Agreement, attached) or any affiliate or subsidiary of an Investor nor the consummation of the acquisition of the Company described in clauses (A) or (B) above by any employee benefit plan (or related trust) sponsored or maintained by any Investor or any affiliate or subsidiary of an Investor will constitute a Change of Control;

(2)
the consummation of a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company under which a majority of the Shares of the Company would be converted into or exercised for cash or securities of any other corporation or entity, or sale or other disposition of all or substantially all of the Company’s assets or equity securities;

B-4 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

(3)
the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (other than any other than an exchange in connection with a dissolution, insolvency or bankruptcy described in Section 1 of this Agreement); or

(4)
the individuals who on the date of this Agreement constitute the Board of the Company thereafter cease to constitute at least a majority thereof; provided, however, that any person becoming a member of the Board subsequent to the date of this Agreement and whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board immediately prior to such vote will be considered a member of the Board on the date of this Agreement.

(b)
“Invested Capital” means the amount invested in or loaned to the Company by the Investors (i.e., Delta Air Lines, Inc. (“Delta’), CK Wheels LLC, Cox Investment Holdings, Inc., Kore Air LLC, and Pandora Select Partners, LP, Whitebox Multi-Strategy Partners, LP, Whitebox Relative Value Partners, LP and Whitebox GT Fund, LP (Pandora and the Whitebox related entities, collectively, the “Whitebox Entities”). It is understood that the Invested Capital on the date of this Agreement is $390 million and will include any additional amounts drawn on the Term Loan and any amounts drawn on the Revolving Credit Facility.

(c)	“Offer Letter” means that certain Offer Letter, dated as of May 5, 2024, by and between Wheels Up Partners LLC and the Grantee.
(d)	“Revolving Credit Facility” means the revolving credit facility pursuant to which as of November 15, 2023 Delta has provided commitments of an aggregate principal amount of $100 million.
(e)
“Service Vested Percentage” means the portion of the Performance Award that has service-vested, with such service vesting to occur as follows: 25% of the Performance Award will vest on each of the first four anniversaries of the Vesting Commencement Date, subject to the Grantee’s continued service through each applicable vesting date (unless otherwise provided in Section 4(a) and (b) of this Agreement), such that 100% of the Performance Award will be service-vested on the fourth anniversary of the Vesting Commencement Date. For purposes of the service-vested percentage, no absence of Grantee from work because of: (i) Grantee’s exercise of his leave rights under any federal, state or local statute; (ii) Grantee’s leave of absence, as approved in writing by the Committee, for a temporary disability, which may include any physical or mental condition other than a “Disability” as defined in the Plan; or (iii) Grantee’s leave of absence for any purpose approved in writing by the Committee, will be considered to have interrupted Grantee’s continued service to the Company. Notwithstanding anything to the contrary set forth in this Agreement, the Service Vested Percentage will be 100% upon the consummation of a Change of Control.

(f)
“Term Loan” means the term loan facility pursuant to that certain Credit Agreement, by and among the Company, as borrower, certain subsidiaries of the Company as guarantors, various lenders and U.S. Bank Trust Company, N.A., as administrative agent for the Lenders, dated as of September 20, 2023, as amended on November 15, 2023.

(g)	“Term Loan Amount” means $390 million plus any additional amounts drawn on the Term Loan following the date hereof.
(h)	“Vesting Commencement Date” means September 20, 2023.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders B-5

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date last written below or the date electronically accepted through the applicable portal, as applicable.

WHEELS UP EXPERIENCE INC.

By:	/s/ George Mattson
Name:	George Mattson
Title:	Chief Executive Officer

GRANTEE

/s/ David Harvey
Name:	David Harvey

B-6 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

EXHIBIT A

Vesting and Settlement of Performance Award
Each capitalized term used and not otherwise defined in this Exhibit A will have the meaning set forth in the Performance Award Agreement (the “Agreement”) to which this Exhibit A is attached. This Performance Award provides the Grantee with the opportunity to share in the growth of the value of the Company based on the Total Investor Profits recognized or deemed to be recognized by the Investors and his providing services to the Company.
1.
Repayment Event. No Shares will be provided or granted with respect to the Performance Award unless and until a Repayment Event has occurred. For the avoidance of doubt, a Repayment Event will be deemed to have occurred if the Investors refinance the Term Loan at the time of the Scheduled Maturity Date.

2.
Calculation and Settlement of Performance Award. Following a Repayment Event, the Grantee will be entitled to receive a number of Shares calculated by the Company on each Determination Date as follows:

(a)	The Company shall determine the Grantee Profit Percentage by calculating the Investor MOIC on each Determination Date following a Repayment Event;
(b)	The Company shall determine the Grantee Profit Amount on each Determination Date by multiplying the (i) Total Investor Profits as of the Determination Date by (ii) Grantee Profit Percentage;
(c)
The number of Shares to be granted by the Company to the Grantee in connection with the applicable Determination Date will be the amount by which (i) (A) the Grantee Profit Amount multiplied by (B) the Service Vested Percentage divided by (C) the Stock Price exceeds (ii) the number of Previously Granted Shares, all determined as of such Determination Date. Consistent with Article XIX of the Plan, this number of Shares will be adjusted to the extent (if any) necessary to preserve the intended incentive of the Performance Award and eliminate any negative or positive impact on Grantee of any stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company occurring during any period prior to the calculation and settlement of the Performance Award. The number of Shares issuable pursuant to the immediately foregoing sentence will be (i) rounded to the nearest whole share and (ii) reduced by the amounts required to be withheld for federal, state, local or foreign income taxes, withholding taxes or employment taxes divided by the Stock Price.

(d)	The Shares will be distributed to the Grantee no later than the 30th day following the Determination Date.
For the avoidance of doubt, the calculation set forth in this Section 2 will be undertaken on each Determination Date following a Repayment Event, without any condition of continuing employment or service by Grantee other than upon a termination with Cause.
3.	Definitions. Solely for the purposes of this Exhibit A, the following terms will have the following respective meanings:
(a)
“Dilutive Shares Value” means as of any Determination Date (i) the Stock Price multiplied by (ii) the product of (x) the sum of (A) the number of Shares to be granted to the Grantee pursuant to the first sentence of Section 2(c) above in connection with such Determination Date (which, for the avoidance of doubt, shall be prior to any reduction in such number of Shares to cover federal, state, local and foreign income taxes, withholding taxes or employment taxes) and (B) the number of Previously Granted Shares multiplied by (y) a fraction, the numerator of which is the number of New Investor Shares and the denominator of which is the fully diluted outstanding Shares of the Company as of the applicable Determination Date.

(b)	“Grantee Profit Amount” means the Grantee Profit Percentage multiplied by the Total Investor Profits.
(c)
“Grantee Profit Percentage” means the percentage of the Total Investor Profit that the Grantee is entitled to receive determined on each applicable Determination Date based on the Investor MOIC as set forth below. The Grantee Profit Percentage will be:

(i)	1.00% if the Investor MOIC is greater than 1.00x and less than or equal to 2.00x;
(ii)	1.50% if the Investor MOIC is greater than 2.00x and less than or equal to 3.00x; or
(iii)	2.00% if the Investor MOIC is greater than 3.00x.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders B-7

For the avoidance of doubt, the Grantee Profit Percentage will be 0% if the Investor MOIC on any Determination Date is 1.00x or less.
(d)	“Investor MOIC” means, as of any Determination Date, the Total Investor Return divided by the sum of (i) Term Loan Amount and (ii) any amounts drawn on the Revolving Credit Facility.
(e)
“Investors” means Delta Air Lines, Inc. CK Wheels LLC, Cox Investment Holdings, Inc, Kore Air LLC, and the Whitebox Entities participating in the Term Loan or in the Revolving Credit Facility, as applicable, as of November 15, 2023.

(f)
“New Investor Shares” means the total number of Shares issued to the Investors in connection with the Investment and Investor Rights Agreement, dated as of September 20, 2023, as amended on November 15, 2023, by and among the Company and the Investors, which is 671,239,941.

(g)
“Previously Granted Shares” means the number of Shares granted to the Grantee pursuant to the Performance Award prior to the then applicable Determination Date, which will be prior to any reduction in such number of Shares to cover federal, state, local and foreign income taxes, withholding taxes or employment taxes.

(h)	“Scheduled Maturity Date” means September 20, 2028.
(i)
“Stock Price” means, as of the applicable Determination Date, (i) if the Shares are listed on any national securities exchange or quoted on a U.S. automated inter-dealer quotation system and the Determination Date is not the date of the consummation of a Change of Control, the volume weighted average per Share price over the sixty trading day period that ends on the last trading day immediately prior to the Determination Date, (ii) if the Determination Date is the date of the consummation of a Change of Control, the per Share price set forth in, or determined in accordance with, the applicable document pursuant to which the Change of Control is effectuated, or, (iii) if the Shares are not traded on any such exchange or system and not in connection with a Change of Control, the most recent third party valuation of a Share prior to the applicable Determination Date.

(j)
“Total Investor Profits” means the amount by which the Total Investor Return, measured as of each applicable Determination Date, exceeds by the sum of (i) Term Loan Amount and (ii) any amounts drawn on the Revolving Credit Facility.

(k)
“Total Investor Return” means the sum of (i) the repayment of Invested Capital and payment of accrued “paid in kind” interest and (ii) (a) the product of (A) the New Investor Shares multiplied by (B) the Stock Price minus (b) the Dilutive Shares Value.

B-8 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

APPENDIX C

TEXT OF THE
CFO PERFORMANCE PLAN
WHEELS UP EXPERIENCE INC.
PERFORMANCE AWARD AGREEMENT
This Performance Award Agreement (this “Agreement”) is made as of March 31, 2025 (the “Grant Date”), between Wheels Up Experience Inc., a Delaware corporation (the “Company”), and John Verkamp (the “Grantee”).
WHEREAS, the Company desires to grant to the Grantee an award that is subject to both service and performance conditions (a “Performance Award”), as provided herein;
WHEREAS, the Performance Award will be granted apart from the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan (as it may be amended in accordance with the terms of the Plan from time to time, the “Plan”), but, except as set forth below and Section IIIA of the Plan, will be subject to the same terms and conditions as set forth in the Plan to the extent applicable to this Performance Award; and
WHEREAS, the Company and the Grantee understand and agree that any capitalized terms used herein, if not otherwise defined, will have the same meanings as in the Plan (the Grantee being referred to in the Plan as a Participant).
NOW, THEREFORE, in consideration of the forgoing and following mutual covenants and for other good and valuable consideration, the parties agree as follows:
1.
Grant of a Performance Award. The Company grants to the Grantee a Performance Award that provides the Grantee with the right to receive a distribution of a number of shares of Common Stock (“Shares”), subject to the prior (i) cash payment on the Term Loan (through full or partial repayment of the Term Loan Amount and/or cash payment of accrued “paid in kind” interest due under the Term Loan) in an amount equal to the Term Loan Amount (the “Repayment Event”); provided, however, that a full exchange of the Term Loan by the Investors (as defined in Exhibit A to this Agreement, attached) with the Company or with a third-party for equity, other than an exchange in connection with a dissolution, insolvency or bankruptcy, shall constitute a Repayment Event for purposes of this Section 1 and (ii) satisfaction of the applicable service-vesting conditions set forth herein, with the number of Shares to be determined at each applicable Determination Date (as defined below). The number of Shares to be delivered to the Grantee with respect to each applicable Determination Date will be determined based on the portion of the Total Investor Profits (as defined on Exhibit A to this Agreement, attached) earned by the Grantee as of each Determination Date and calculated solely in accordance with the vesting and settlement terms set forth in this Agreement and on Exhibit A hereto. The Grantee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of the Performance Award, and rights hereunder, will be retained by the Company.

2.
Vesting Conditions; Determination Dates. The Grantee acknowledges and agrees that the Repayment Event must occur prior to the distribution of any Shares and then, once the Repayment Event has occurred, the number of Shares to be distributed to Grantee will first be determined on December 31 of the year in which the Repayment Event occurs and then on December 31 of each year thereafter (each such December 31, a “Determination Date”) until December 31, 2028; provided, however, that if a Change of Control occurs prior to any Determination Date, the date of the consummation of the Change of Control will be deemed a Repayment Event and the final Determination Date, and provided further that in the event of a Change of Control within six (6) months following the termination of Grantee’s employment for any reason other than for Cause (as defined in the Plan), the Grantee will become 100% vested as of the date of the Change of Control.

3.
Vesting and Settlement. The Performance Award will vest and settle in accordance with the terms set forth on Exhibit A hereto. Notwithstanding anything set forth in this Agreement, the parties agree that the delivery of any Shares pursuant to this Performance Award is subject to the stockholders of the Company (“Stockholders”) approving this Performance Award and approving a sufficient number of Shares to be issued to the Grantee and in the event that this Performance Award is not properly approved by the Stockholders or on any Determination Date there is not a sufficient number of Shares with respect to this Performance Award approved by the Stockholders in order to deliver the number of Shares due under this Performance Award, the Company shall make a payment fully in cash to the Grantee in an amount equal to the value of the Shares as determined under Section 2(c) in Exhibit A that would have otherwise been delivered to the Grantee pursuant to the terms and conditions set forth on Exhibit A hereto had the sufficient number of Shares been approved by Stockholders at that time.

4.	Termination of Service. Notwithstanding anything to the contrary in the Offer Letter, this Agreement or Exhibit A to this Agreement:

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders C-1

(a)
Voluntary Termination Other Than for Good Reason; Death or Disability. In the event of the Grantee’s voluntary termination of employment for any reason other than Good Reason or due to Grantee’s death or Disability (as defined in the Plan), the Service Vested Percentage of the Performance Award will be determined as of the last anniversary of the Vesting Commencement Date preceding the Grantee’s termination date and the total number of Shares, or payment in cash as required under Section 3 hereof, to be distributed to Grantee, or to Grantee’s estate, as applicable, will be determined as of each Determination Date through and until December 31, 2028, without any condition of continuing employment or service. For the avoidance of doubt, any percentage of the Performance Award in excess of the Service Vested Percentage will be forfeited for no consideration.

(b)
Involuntary Termination Other Than for Cause or Due to Grantee’s Resignation with Good Reason. In the event that the Grantee’s employment is terminated by the Company without Cause or the Grantee resigns with Good Reason (as defined in the Plan): (i) the Service Vested Percentage of the Performance Award will be determined as if the Grantee had remained employed though the next anniversary of the Vesting Commencement Date after the date of termination of employment; provided, however, that if the next anniversary of the Vesting Commencement Date after the date of termination of employment is less than three (3) months following the date of termination of employment pursuant to this Section 4(b), the Service Vested Percentage will be determined as if the Grantee had remained employed through the next two anniversaries of the Vesting Commencement Date after the date of termination of employment; and (ii) upon an involuntary termination other than for Cause or upon Grantee’s resignation with Good Reason, the total number of Shares or payment in cash as required under Section 3 hereof, to be distributed to Grantee will be determined as of each Determination Date through and until December 31, 2028, without any condition of continuing employment or service. For the avoidance of doubt, any percentage of the Performance Award in excess of the Service Vested Percentage after taking into account the prior sentences will be forfeited for no consideration.

(c)
For Cause. In the event of the Grantee’s termination by the Company for Cause (as defined in the Plan), the Performance Award, including any Service Vested Percentage thereof, will be forfeited for no consideration.

5.
Withholding. In addition to any rights or obligations with respect to the federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under applicable law, the Company or any Affiliate employing or otherwise engaging the Grantee will have the right to withhold from the Grantee any such required withholding obligations arising as a result of grant or vesting and settlement of the Performance Award. or any other taxable event occurring pursuant to this Agreement, including, without limitation, to the extent permitted by law, the right to deduct any such withholding obligations from any payment of any kind otherwise due to the Grantee or to take such other actions, including, without limitation, withholding any Shares deliverable pursuant to this Performance Award as may be necessary to satisfy such withholding obligations.

6.
Section 409A of the Code. Subject to and consistent with Article XVIII of the Plan, this Agreement will be interpreted in such a manner that all provisions relating to the settlement of the Performance Award are compliant with or exempt from the requirements of Section 409A of the Code. To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder will comply with Section 409A, to the extent Section 409A applies.

7.	Non-Assignability. The Performance Award will not be transferable by the Grantee.
8.	Notice. Any notices required or permitted by the terms of this Agreement will be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	Wheels Up Experience Inc.
2135 American Way
Chamblee, Georgia 30341
	Attn:	Chief Legal Officer

And to the Grantee at the most recent address the Grantee has provided to the Company.
Any such notice will be deemed to have been given when mailed in accordance with the foregoing provisions.
9.	Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of Delaware.
10.	Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS

C-2 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

AGREEMENT OR THE TRANSACTIONS OR EVENTS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THE PARTIES HERETO EACH AGREE THAT ANY AND ALL SUCH CLAIMS AND CAUSES OF ACTION WILL BE TRIED BY A COURT TRIAL WITHOUT A JURY. EACH OF THE PARTIES HERETO FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LEGAL PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.
11.
Data Privacy. In order to administer this Agreement and to implement or structure future equity grants, the Company, its Affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including, but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee: (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

12.
No Rights as Stockholder; No Voting Rights. The Grantee shall not be, nor have any of the rights or privileges of, a stockholder in respect of the Performance Award awarded pursuant to this Agreement and until the Shares attributable to such Performance Award have been actually issued to the Grantee.

13.
Restrictive Covenants. The Grantee acknowledges and recognizes the highly competitive nature of the businesses of the Company, that the Grantee will be allowed access to confidential and proprietary information (including, but not limited to, trade secrets) about those businesses, as well as access to the prospective and actual customers, suppliers, investors, clients and partners involved in those businesses, and the goodwill associated with the Company. The Grantee accordingly acknowledges and agrees that part of the consideration for being granted the Performance Award is the Grantee agreeing to be subject to the restrictive covenants set forth in the Offer Letter and that certain Restrictive Covenant Agreement executed and delivered by the Company and Grantee pursuant to the Offer Letter.

14.
Clawback. Notwithstanding any other provisions in this Agreement to the contrary, the Performance Award granted pursuant to this Agreement is subject to recovery under any law, government regulation or stock exchange listing requirement or the Wheels Up Experience Inc. Executive Compensation Recoupment Policy and will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (including, but not limited to Section 304 of the Sarbanes-Oxley Act of 2002 or any policy adopted by the Company pursuant to Section 10D of the Exchange Act or the applicable NYSE Listing Standards).

15.
Not Salary, Pensionable Earnings or Base Pay. The Grantee acknowledges that the Performance Award will not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Grantee under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay or regular pay for any purpose.

16.
Provisions of This Agreement Control. The express terms of this Agreement will prevail and control for all purposes and supersede and replace any contrary, different or inconsistent terms in the Plan to the extent they may be applicable to this Performance Award, or any policies, rules, procedures or practices of the Company or any Relevant Companies or any interpretations by the Board or Committee of the Company or any Relevant Companies in contravention of any express term of the Agreement. For the avoidance of doubt, neither Article XXVI of the Plan nor any article of the Plan that permits the Board or the Committee, as defined in the Plan, to (i) suspend vesting and/or settlement of this Performance Award, (ii) specify any additional terms, conditions and limitations for the grant of the Performance Award, (iii) cancel the Performance Award or provide for conditions or circumstances under which the Performance Award will be forfeited other than those expressly stated in this Agreement, (iv) apply performance goals or performance criteria other than those specified in this Agreement or reduce the amounts payable under this Agreement, (v) cancel any unpaid or deferred Performance Award or any portion thereof for any reason other than Grantee is not in compliance with this Agreement as so determined and decided by an appropriate court of final jurisdiction, or (vi) settle the Performance Award other than in Shares or cash, will apply to this Performance Award.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders C-3

17.
No Right to Continued Employment or Service Relationship. Nothing in this Agreement will be deemed to confer on the Grantee any right to continued employment by, or other service relationship with, the Company or any Affiliate, or to interfere with or limit in any way the right of the Company or any Affiliate to terminate such employment or other service relationship at any time.

18.	No Right to Future Awards. This Performance Award is a one-time Award that does not constitute a promise of future grants.
19.
Entire Agreement. This Agreement, the terms and conditions set forth in the Plan (as modified by Section 16 of this Agreement), and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

20.
Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Agreement under any law deemed applicable by the Committee, such provision will be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision will be stricken as to such jurisdiction, and the remainder of this Agreement will remain in full force and effect.

21.
Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Grantee shall be effective unless signed in writing by or on behalf of the Company and the Grantee. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, will be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.

22.
References. References herein to rights and obligations of the Grantee will apply, where appropriate, to the Grantee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

23.	Plan Document. This Agreement shall constitute an “employee benefit plan” for purposes of the registration of any Shares on Form S-8 Registration Statement under the Securities Act.
24.	Authority. The execution of this Agreement by the Chief Executive Officer of the Company has been duly authorized and this Agreement represents the valid, legal and binding obligation of the Company.
25.	Defined Terms. For the purposes of this Agreement, the following terms have the following meanings:
(a)	“Change of Control” means the occurrence of any one of the following events on or after the date of this Agreement and on or before the final Determination Date:
(1)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (for purposes of this Section 23(a), a “Person”) of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, provided however, that for purposes of this subsection (a)(1), neither the consummation of the acquisition of the Company described in clauses (A) or (B) above by any Investor (as defined in Exhibit A to this Agreement, attached) or any affiliate or subsidiary of an Investor nor the consummation of the acquisition of the Company described in clauses (A) or (B) above by any employee benefit plan (or related trust) sponsored or maintained by any Investor or any affiliate or subsidiary of an Investor will constitute a Change of Control;

(2)
the consummation of a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company under which a majority of the Shares of the Company would be converted into or exercised for cash or securities of any other corporation or entity, or sale or other disposition of all or substantially all of the Company’s assets or equity securities;

C-4 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

(3)
the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (other than any other than an exchange in connection with a dissolution, insolvency or bankruptcy described in Section 1 of this Agreement); or

(4)
the individuals who on the date of this Agreement constitute the Board of the Company thereafter cease to constitute at least a majority thereof; provided, however, that any person becoming a member of the Board subsequent to the date of this Agreement and whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board immediately prior to such vote will be considered a member of the Board on the date of this Agreement.

(b)
“Invested Capital” means the amount invested in or loaned to the Company by the Investors (i.e., Delta Air Lines, Inc. (“Delta’), CK Wheels LLC, Cox Investment Holdings LLC (f/k/a Cox Investment Holdings, Inc.), Kore Air LLC, and Pandora Select Partners, LP, Whitebox Multi-Strategy Partners, LP, Whitebox Relative Value Partners, LP and Whitebox GT Fund, LP (Pandora and the Whitebox related entities, collectively, the “Whitebox Entities”). It is understood that the Invested Capital on the date of this Agreement is $390 million and will include any additional amounts drawn on the Term Loan and any amounts drawn on the Revolving Credit Facility.

(c)	“Offer Letter” means that certain Offer Letter, dated as of March 7, 2025, by and between Wheels Up Partners LLC and the Grantee.
(d)	“Revolving Credit Facility” means the revolving credit facility pursuant to which as of November 15, 2023 Delta has provided commitments of an aggregate principal amount of $100 million.
(e)
“Service Vested Percentage” means the portion of the Performance Award that has service-vested, with such service vesting to occur as follows: one-third (1/3) of the Performance Award will vest on each of the second, third and fourth anniversaries of the Vesting Commencement Date, subject to the Grantee’s continued service through each applicable vesting date (unless otherwise provided in Section 4(a) and (b) of this Agreement), such that 100% of the Performance Award will be service-vested on the fourth anniversary of the Vesting Commencement Date. For purposes of the service-vested percentage, no absence of Grantee from work because of: (i) Grantee’s exercise of his leave rights under any federal, state or local statute; (ii) Grantee’s leave of absence, as approved in writing by the Committee, for a temporary disability, which may include any physical or mental condition other than a “Disability” as defined in the Plan; or (iii) Grantee’s leave of absence for any purpose approved in writing by the Committee, will be considered to have interrupted Grantee’s continued service to the Company. Notwithstanding anything to the contrary set forth in this Agreement, the Service Vested Percentage will be 100% upon the consummation of a Change of Control.

(f)
“Term Loan” means the term loan facility pursuant to that certain Credit Agreement, by and among the Company, as borrower, certain subsidiaries of the Company as guarantors, various lenders and U.S. Bank Trust Company, N.A., as administrative agent for the Lenders, dated as of September 20, 2023, as amended on November 15, 2023.

(g)	“Term Loan Amount” means $390 million plus any additional amounts drawn on the Term Loan following the date hereof.
(h)	“Vesting Commencement Date” means September 20, 2023.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders C-5

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date last written below or the date electronically accepted through the applicable portal, as applicable.

WHEELS UP EXPERIENCE INC.

By:	/s/ George Mattson
Name:	George Mattson
Title:	Chief Executive Officer

GRANTEE

/s/ John Verkamp
Name:	John Verkamp

C-6 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

EXHIBIT A

Vesting and Settlement of Performance Award
Each capitalized term used and not otherwise defined in this Exhibit A will have the meaning set forth in the Performance Award Agreement (the “Agreement”) to which this Exhibit A is attached. This Performance Award provides the Grantee with the opportunity to share in the growth of the value of the Company based on the Total Investor Profits recognized or deemed to be recognized by the Investors and his providing services to the Company.
1.
Repayment Event. No Shares will be provided or granted with respect to the Performance Award unless and until a Repayment Event has occurred. For the avoidance of doubt, a Repayment Event will be deemed to have occurred if the Investors refinance the Term Loan at the time of the Scheduled Maturity Date.

2.
Calculation and Settlement of Performance Award. Following a Repayment Event, the Grantee will be entitled to receive a number of Shares calculated by the Company on each Determination Date as follows:

(a)	The Company shall determine the Grantee Profit Percentage by calculating the Investor MOIC on each Determination Date following a Repayment Event;
(b)	The Company shall determine the Grantee Profit Amount on each Determination Date by multiplying the (i) Total Investor Profits as of the Determination Date by (ii) Grantee Profit Percentage;
(c)
The number of Shares to be granted by the Company to the Grantee in connection with the applicable Determination Date will be the amount by which (i) (A) the Grantee Profit Amount multiplied by (B) the Service Vested Percentage divided by (C) the Stock Price exceeds (ii) the number of Previously Granted Shares, all determined as of such Determination Date. Consistent with Article XIX of the Plan, this number of Shares will be adjusted to the extent (if any) necessary to preserve the intended incentive of the Performance Award and eliminate any negative or positive impact on Grantee of any stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company occurring during any period prior to the calculation and settlement of the Performance Award. The number of Shares issuable pursuant to the immediately foregoing sentence will be (i) rounded to the nearest whole share and (ii) reduced by the amounts required to be withheld for federal, state, local or foreign income taxes, withholding taxes or employment taxes divided by the Stock Price.

(d)	The Shares will be distributed to the Grantee no later than the 30th day following the Determination Date.
For the avoidance of doubt, the calculation set forth in this Section 2 will be undertaken on each Determination Date following a Repayment Event, without any condition of continuing employment or service by Grantee other than upon a termination with Cause.
3.	Definitions. Solely for the purposes of this Exhibit A, the following terms will have the following respective meanings:
(a)
“Dilutive Shares Value” means as of any Determination Date (i) the Stock Price multiplied by (ii) the product of (x) the sum of (A) the number of Shares to be granted to the Grantee pursuant to the first sentence of Section 2(c) above in connection with such Determination Date (which, for the avoidance of doubt, shall be prior to any reduction in such number of Shares to cover federal, state, local and foreign income taxes, withholding taxes or employment taxes) and (B) the number of Previously Granted Shares multiplied by (y) a fraction, the numerator of which is the number of New Investor Shares and the denominator of which is the fully diluted outstanding Shares of the Company as of the applicable Determination Date.

(b)	“Grantee Profit Amount” means the Grantee Profit Percentage multiplied by the Total Investor Profits.
(c)
“Grantee Profit Percentage” means the percentage of the Total Investor Profit that the Grantee is entitled to receive determined on each applicable Determination Date based on the Investor MOIC as set forth below. The Grantee Profit Percentage will be:

(i)	0.60% if the Investor MOIC is greater than 1.00x and less than or equal to 2.00x;
(ii)	0.90% if the Investor MOIC is greater than 2.00x and less than or equal to 3.00x; or
(iii)	1.25% if the Investor MOIC is greater than 3.00x.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders C-7

For the avoidance of doubt, the Grantee Profit Percentage will be 0% if the Investor MOIC on any Determination Date is 1.00x or less.
(d)	“Investor MOIC” means, as of any Determination Date, the Total Investor Return divided by the sum of (i) Term Loan Amount and (ii) any amounts drawn on the Revolving Credit Facility.
(e)
“Investors” means Delta Air Lines, Inc. CK Wheels LLC, Cox Investment Holdings LLC (f/k/a Cox Investment Holdings, Inc.), Kore Air LLC, and the Whitebox Entities participating in the Term Loan or in the Revolving Credit Facility, as applicable, as of November 15, 2023.

(f)
“New Investor Shares” means the total number of Shares issued to the Investors in connection with the Investment and Investor Rights Agreement, dated as of September 20, 2023, as amended on November 15, 2023, by and among the Company and the Investors, which is 671,239,941.

(g)
“Previously Granted Shares” means the number of Shares granted to the Grantee pursuant to the Performance Award prior to the then applicable Determination Date, which will be prior to any reduction in such number of Shares to cover federal, state, local and foreign income taxes, withholding taxes or employment taxes.

(h)	“Scheduled Maturity Date” means September 20, 2028.
(i)
“Stock Price” means, as of the applicable Determination Date, (i) if the Shares are listed on any national securities exchange or quoted on a U.S. automated inter-dealer quotation system and the Determination Date is not the date of the consummation of a Change of Control, the volume weighted average per Share price over the sixty trading day period that ends on the last trading day immediately prior to the Determination Date, (ii) if the Determination Date is the date of the consummation of a Change of Control, the per Share price set forth in, or determined in accordance with, the applicable document pursuant to which the Change of Control is effectuated, or, (iii) if the Shares are not traded on any such exchange or system and not in connection with a Change of Control, the most recent third party valuation of a Share prior to the applicable Determination Date.

(j)
“Total Investor Profits” means the amount by which the Total Investor Return, measured as of each applicable Determination Date, exceeds by the sum of (i) Term Loan Amount and (ii) any amounts drawn on the Revolving Credit Facility.

(k)
“Total Investor Return” means the sum of (i) the repayment of Invested Capital and payment of accrued “paid in kind” interest and (ii) (a) the product of (A) the New Investor Shares multiplied by (B) the Stock Price minus (b) the Dilutive Shares Value.

C-8 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

APPENDIX D

PROPOSED TEXT OF THE
FORM OF CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
WHEELS UP EXPERIENCE INC.
(REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION)
PURSUANT TO SECTION 242 OF THE
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
[•]
Wheels Up Experience Inc., a corporation organized under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
1.	The name of the Corporation is “Wheels Up Experience Inc.”
2.	The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 15, 2023.
3.
This Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation amends the existing Amended and Restated Certificate of Incorporation of the Corporation, effective immediately after the close of trading on The New York Stock Exchange on [•] (the “Effective Time”).

4.
The amendment set forth in this Certificate of Amendment to Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5.	The text of Section 4.1 of the Amended and Restated Certificate of Incorporation is amended in its entirety and shall be replaced with the following, effective as of the Effective Time:
Section 4.1 Authorized Capital Stock.
(a)
The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue, is [•][1] shares, consisting of (i) [•][2] shares of Class A common stock (“Class A Common Stock”), and (ii) 25,000,000 shares of preferred stock (“Preferred Stock”). The number of authorized shares of Class A Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of such class or series thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of Class A Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) or any Preferred Stock Designation (as defined below) designating a series of Preferred Stock.

(b)
Immediately after the close of trading on The New York Stock Exchange (the “NYSE”) on [•] (the “Effective Time”), each [•][3] shares of Class A Common Stock issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time will be reclassified and combined into [•][4] issued, fully paid and nonassessable share of Class A Common Stock, without any action required on the part of the Corporation or the holders of such Class A Common Stock. In addition, the number of authorized shares of Class A Common Stock shall be contemporaneously reduced proportionally such that the total number of authorized shares of capital stock and Class A Common Stock shall be as set forth in Section 4.1(a) hereof. No fractional shares of Class A Common Stock will be issued in connection with the reclassification and combination of shares of Class A Common Stock pursuant to this Section 4.1(b). Stockholders who otherwise would be entitled to receive

[1]	To be equal to the sum of 25,000,000, plus the as-reduced number of authorized shares of Class A Common Stock set forth in clause (i) of this sentence.
[2]	To be reduced proportionately from 1,500,000,000 to reflect the final ratio determined by the Board of Directors within the range approved by the Company’s stockholders.
[3]	To reflect the final ratio determined by the Board of Directors within the range approved by the Corporation’s stockholders.
[4]	To reflect the final ratio determined by the Board of Directors within the range approved by the Corporation’s stockholders.

Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders D-1

fractional shares of Class A Common Stock shall be entitled to receive cash (without interest) from the Corporation’s transfer agent in lieu of such fractional shares. Any such stockholder who otherwise would be entitled to receive fractional shares that holds Class A Common Stock (i) in book-entry form shall submit a transmission letter to the Corporation’s transfer agent to receive payment in lieu of receipt of fractional shares, (ii) in certificated form, if any, shall receive payment in lieu of receipt of fractional shares upon the surrender of the stockholder’s certificates that immediately prior to the Effective Time represented shares of Class A Common Stock (“Old Certificates”) to the Corporation’s transfer agent, or (iii) in another uncertificated form either registered in such stockholder’s own name or through a broker or other nominee will receive payment from Corporation’s transfer agent in lieu of receipt of fractional shares, in each case such payment to be in an amount equal to the product obtained by multiplying (y) the closing price per share of the Class A Common Stock as reported on the NYSE as of the Effective Time, as adjusted by the applicable reverse stock split ratio described in the first sentence of this Section 4.1(b), by (z) the fraction of one share owned by such stockholder taking into account the reverse stock split. Each Old Certificate shall thereafter represent that number of shares of Class A Common Stock into which the shares of Class A Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of any fractional shares as described above.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be duly executed and acknowledged in its name and on its behalf by the undersigned as of the date first set forth above.

WHEELS UP EXPERIENCE INC.

By:
Name:
Title:

D-2 Wheels Up Experience Inc. Proxy Statement and Notice of 2025 Annual Meeting of Stockholders

WHEELS UP

WHEELS UP EXPERIENCE INC.
2135 AMERICAN WAY
CHAMBLEE, GA 30341

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 9, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/UP2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 9, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73544-P30655

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WHEELS UP EXPERIENCE INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of four Class I directors to serve a term ending at Wheels Up Experience Inc.'s (the "Company") 2028 annual meeting of stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Adam Zirkin
02) Dwight James
03) Daniel Janki
04) Thomas Klein

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve the non-binding, advisory vote to approve named executive officer compensation for the fiscal year ended December 31, 2024.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

V73545-P30655

WHEELS UP EXPERIENCE INC.
Annual Meeting of Stockholders
June 10, 2025, 8:00 AM, Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) George Mattson and Matthew Knopf, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Wheels Up Experience Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time on Tuesday, June 10, 2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side